                                                                    Exhibit 99.3

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                     SENIOR SECURED NOTE PURCHASE AGREEMENT

                                      Among

                             OGLEBAY NORTON COMPANY,
                                 as the Company,

                                       and

              THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO,
                               as the Guarantors,

                                       and

                        THE 1818 MEZZANINE FUND II, L.P.,
          AND THE OTHER PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO

                               as the Purchasers,

                          Dated as of October 25, 2002


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
                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS.....................................................  1
     1.1      Definitions...................................................  1
     1.2      Accounting Terms.............................................. 21

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF THE
     SENIOR SECURED NOTES; PAYMENTS......................................... 21
     2.1      The Senior Notes.............................................. 21
     2.2      Purchase of the Senior Notes.................................. 21
     2.3      Use of Proceeds............................................... 22
     2.4      Payments and Endorsements..................................... 22
     2.5      Redemptions and Mandatory Repurchase.......................... 23
     2.6      Default Rate of Interest...................................... 26
     2.7      Maximum Legal Rate of Interest................................ 26
     2.8      Payment on Non-Business Days.................................. 26
     2.9      Transfer and Exchange of Senior Notes......................... 27
     2.10     Replacement of Senior Notes................................... 27
     2.11     Ranking....................................................... 28
     2.12     Structuring and Financing Fees................................ 28

ARTICLE III - CONDITIONS TO PURCHASER'S OBLIGATIONS......................... 28
     3.1      Representations and Warranties................................ 28
     3.2      Documentation at Closing...................................... 28
     3.3      No Default.................................................... 30
     3.4      Use of Proceeds............................................... 30
     3.5      Compliance with this Agreement................................ 31
     3.6      No Material Judgment or Order................................. 31
     3.7      Compliance Certificate........................................ 31
     3.8      Employment Agreements......................................... 31
     3.9      Statement of Sources and Uses of Funds........................ 31
     3.10     Amendment to Syndicated Facility Documents.................... 31
     3.11     Revolving Credit Availability................................. 31
     3.12     Financial Statements.......................................... 31
     3.13     Pro Forma Balance Sheet....................................... 31
     3.14     Pro Forma Financial Projections............................... 32

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............... 32
     4.1      Representations and Warranties of the Purchasers.............. 32

ARTICLE V - REPRESENTATIONS AND WARRANTIES.................................. 33
     5.1      Senior Notes constitute Senior Indebtedness................... 33
     5.2      Corporate Authority........................................... 34

     5.3      Governmental Approvals........................................ 34
     5.4      Subsidiaries, etc............................................. 34
     5.5      Capital Stock of Subsidiaries................................. 35
     5.6      Investments in Other Persons.................................. 35
     5.7      Title to Properties; Leases................................... 35
     5.8      Franchises, Patents, Copyrights, etc.......................... 35
     5.9      Financial Statements and Projections.......................... 36
     5.10     Tax Status.................................................... 36
     5.11     Permits; Compliance with Laws................................. 37
     5.12     Compliance with Organizational Documents...................... 37
     5.13     Government Regulation......................................... 37
     5.14     Absence of Financing Statements, etc.......................... 37
     5.15     Potential Conflicts of Interest............................... 38
     5.16     Certain Transactions.......................................... 38
     5.17     Employee Benefit Plans........................................ 38
     5.18     Environmental Compliance...................................... 39
     5.19     Insurance..................................................... 41
     5.20     Securities Act................................................ 41
     5.21     Employment of Officers........................................ 42
     5.22     Labor Relations............................................... 42
     5.23     Trade Relations............................................... 43
     5.24     Books and Records............................................. 43
     5.25     Other Agreements.............................................. 43
     5.26     Representations and Warranties Incorporated from Other
               Agreements................................................... 44
     5.27     No Material Changes........................................... 44
     5.28     Litigation.................................................... 45
     5.29     No Materially Adverse Contracts, etc.......................... 45
     5.30     Chief Executive Offices....................................... 45
     5.31     No Brokers or Finders......................................... 45
     5.32     Use of Proceeds............................................... 45
     5.33     Solvency...................................................... 46
     5.34     No Event of Default........................................... 46
     5.35     Disclosure.................................................... 46

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE COMPANY........................... 47
     6.1      Punctual Payment.............................................. 47
     6.2      Maintenance of Office......................................... 47
     6.3      Records and Accounts.......................................... 47
     6.4      Financial Statements, Certificates and Information............ 47
     6.5      Notices....................................................... 49
     6.6      Corporate Existence; Maintenance of Properties................ 50
     6.7      Insurance..................................................... 51
     6.8      Taxes......................................................... 52
     6.9      Inspection of Properties and Books, etc....................... 52

     6.10     Compliance with Laws, Contracts, Licenses, and Permits........ 53
     6.11     Employee Benefit Plans........................................ 53
     6.12     Subsidiaries, Etc............................................. 53
     6.13     Intellectual Property......................................... 54
     6.14     Board Rights.................................................. 54
     6.15     ESG Acquisition............................................... 56
     6.16     Collateral Matters............................................ 56
     6.17     Further Assurances............................................ 57

ARTICLE VII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY..................... 58
     7.1      Indebtedness.................................................. 58
     7.2      Restrictions on Liens......................................... 59
     7.3      Restrictions on Investments................................... 61
     7.4      Distributions................................................. 61
     7.5      Merger, Consolidation and Disposition of Assets............... 62
     7.6      Compliance with Environmental Laws............................ 64
     7.7      Employee Benefit Plans........................................ 64
     7.8      Business Activities........................................... 65
     7.9      Transactions with Affiliates.................................. 65
     7.10     Capital Expenditures.......................................... 65
     7.11     Accounting Practices.......................................... 65
     7.12     Amendments to Charter and Agreements; Subordinated Debt....... 66

ARTICLE VIII - FINANCIAL COVENANTS OF THE COMPANY........................... 66
     8.1      Total Leverage Ratio.......................................... 66
     8.2      Syndicated Debt Ratio......................................... 67
     8.3      Interest Coverage............................................. 67
     8.4      Cash-Flow Coverage............................................ 68
     8.5      Net Worth..................................................... 68

ARTICLE IX - EVENTS OF DEFAULT; ACCELERATION; ETC........................... 69
     9.1      Events of Default and Acceleration............................ 69
     9.2      Remedies...................................................... 73
     9.3      Distribution of Proceeds...................................... 73
     9.4      Annulment of Defaults......................................... 74

ARTICLE X - GUARANTEE OF THE SENIOR NOTES................................... 74

ARTICLE XI - MISCELLANEOUS.................................................. 76
     11.1     No Waiver; Cumulative Remedies................................ 76
     11.2     Amendments, Waivers and Consents.............................. 76
     11.3     Addresses for Notices, Etc.................................... 76
     11.4     Costs, Expenses and Taxes..................................... 77
     11.5     Assignability; Binding Agreement.............................. 78

     11.6     Payments in Respect of Senior Notes........................... 78
     11.7     Indemnification............................................... 78
     11.8     Survival of Representations and Warranties.................... 79
     11.9     Prior Agreements.............................................. 79
     11.10    Severability.................................................. 79
     11.11    Governing Law................................................. 79
     11.12    Dispute Resolution............................................ 79
     11.13    Section Headings and Gender; Construction..................... 81
     11.14    Counterparts.................................................. 81
     11.15    Further Assurances............................................ 81
     11.16    Consent to Jurisdiction....................................... 82
     11.17    Effect of Judgment............................................ 82
     11.18    No Limitation................................................. 82
     11.19    Specific Performance.......................................... 82
     11.20    Actions by Noteholders........................................ 82
     11.21    Non-Disclosure................................................ 83
     11.22    Publicity..................................................... 83
     11.23    Limitation of Liability....................................... 83

SCHEDULES AND EXHIBITS

Exhibits
A       Form of Joinder Agreement
B       Form of Security Agreement
C       Form of Pledge Agreement
D       Form of Collateral Assignment and Security Agreement
2.1     Form of Senior Note
6.4(d)  Form of Financial Compliance Certificate
6.14    Form of Confidentiality Agreement

Schedules
1       Purchasers and Senior Note Amounts
3.2(j)  Properties with respect to which Title Commitments Delivered at Closing
3.8     Employment Agreements and Stock-Based Plans
5.4     Subsidiaries
5.5     Capital Stock; Other Matters
5.6     Investments in Other Persons
5.7     Title to Properties; Schedule of Real Estate
5.9     Financial Statements
5.15    Potential Conflicts of Interest
5.16    Certain Transactions
5.17.2  Non-terminable Welfare Plans
5.18(a) Environmental Notices
5.18(c) Hazardous Substances
5.18(f) Environmental Reports
5.19    Insurance
5.21    Employment of Officers
5.22    Labor Relations
5.25    Other Agreements
5.28    Litigation
5.31    Brokers
6.2     Chief Executive Offices
6.15    Terms of ESG Acquisition
7.1(a)  Existing Indebtedness
7.1(j)  Coal Act Reserves/Post-Employment Benefits Reserves
7.3     Existing Investments
7.5.2   Restricted Property

                             Oglebay Norton Company
                              1100 Superior Avenue
                              Cleveland, Ohio 44114


                          Dated as of October 25, 2002



To the Purchasers named in
Schedule 1 hereto

Ladies and Gentlemen:

     Oglebay Norton Company, an Ohio corporation (the "Company") and each of the Initial Guarantors (as defined below) hereby agree with you as follows:

                            ARTICLE I - DEFINITIONS

     1.1 Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition Limit" shall mean, with respect to any merger, consolidation, asset acquisition or stock acquisition (other than any acquisition of assets in the ordinary course of business and consistent with past practice) in any single transaction or series of related transactions and to any and all consideration paid or otherwise conveyed (and, with respect to any obligations and/or liabilities, assumed), or committed to be paid, otherwise conveyed, or assumed by the Company or any of its Subsidiaries (whether in the form of cash, Indebtedness, Property, or otherwise) (i) during the period from the Closing Date through September 30, 2004, $10,000,000 and (ii) during the period from October 1, 2004 and thereafter, $15,000,000.

          "Affiliate" shall mean any Person that would be considered to be an affiliate of the Company under Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company were issuing securities; provided that the term "Affiliate" shall not include any Noteholder.

          "Agent" shall mean KeyBank National Association, as agent under the Syndicated Facility Documents and its successors or assigns as agent for the holders of Syndicated Debt thereunder.

          "Agreement" shall mean this Senior Note Purchase Agreement as from time to time amended and in effect between the parties.

          "Applicable Law" shall mean and include statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Noteholder by any central bank or other fiscal, monetary or other authority, whether or not having the force of law.

          "Asset Sale" shall mean any sale, issuance, conveyance, transfer, lease or other disposition, including by way of merger or consolidation (to the extent otherwise permitted by Section 7.5.1) or sale and leaseback transaction (any of the foregoing, a "transfer"), directly or indirectly, in one or a series of related transactions, of any Property of the Company or any Subsidiary, other than in the ordinary course of business, to any Person other than the Company or any Guarantor (other than any Restricted Guarantor). For the purposes of such definition, the term "Asset Sale" shall not include any transfer of Property to the extent that the Proceeds from the transfer thereof do not exceed (i) $500,000 in any transaction or series of related transactions, taken as a whole, or (ii) $2,000,000 (irrespective of the size of the individual transactions) in the aggregate for all such transactions on or after the Closing Date.

          "Banks" shall mean, collectively, the "Banks" as defined under each of the Syndicated Facility Documents and Vessel Financing Documents and their successors and assigns, from time to time.

          "Business Day" shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the State of New York.

          "Called Principal" shall mean the principal of the Senior Notes that is to be prepaid pursuant to either Section 2.5.2 or 2.5.4 (in each case, any partial payment being applied in satisfaction of required payments of principal in the order of their scheduled due dates), as the context requires.

          "Capital Expenditures" shall mean, for any period, capital expenditures of the Company and its Subsidiaries, determined in accordance with GAAP and (b) without duplication, (i) Capitalized Leases of the Company and its Subsidiaries and (ii) the lease of any assets by the Company or any of its Subsidiaries under any Synthetic Lease to the extent that such assets would have been capital assets under GAAP had such Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

          "Capitalized Lease Obligation" shall mean any Indebtedness represented by the principal portion of obligations under a Capitalized Lease.

          "Capitalized Lease" shall mean any lease under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however, designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation, including, without limitation, membership interests in a limited liability company, limited partnership and general partnership interests, and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Taxes" shall mean, for any period, the consolidated income and other taxes for such period that are required to be or are paid in cash during such period, all as determined in accordance with GAAP.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Closing" shall have the meaning assigned to that term in Section 2.2.

          "Closing Date" shall have the meaning assigned to that term in Section 2.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collateral Agent" shall mean The 1818 Mezzanine Fund II, L.P., as collateral agent for the Noteholders under the Senior Notes Documents, and its successors or assigns as collateral agent for the holders of the Senior Notes Obligations thereunder.

          "Commission" shall mean the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act).

          "Company" shall have the meaning assigned to that term in the first paragraph of this Agreement.

          "Compliance Certificate" shall have the meaning assigned to that term in Section 6.4(d).

          "Consolidated" or "consolidated" shall mean with respect to any term defined herein that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period, excluding non-recurring non-cash items, plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, (b) Consolidated Interest Expense, and (c) Consolidated Depreciation and Amortization Charges.

          "Consolidated Fixed Charges" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate of (a) cash interest expense (including, without limitation, the "imputed interest" portion of capital leases), (b) actual cash expenditures for taxes,

(c) cash principal payments on long-term Funded Indebtedness maturing within 12 months of the date in question, and (d) actual cash expenditures relating to Distributions.

          "Consolidated Net Earnings" shall mean, for any period, the Net Earnings of the Company and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

          "Consolidated Net Worth" shall mean, at any date, the stockholders' equity of the Company, determined as of such date on a Consolidated basis and in accordance with GAAP.

          "Consolidated Pro forma Capital Expenditures" shall mean the sum of
(a) Consolidated Capital Expenditures, plus (b)(i) without duplication, the amount of capital expenditures of Persons acquired by the Company and its Subsidiaries during the most recently completed four fiscal quarters to the extent that such capital expenditures of Persons acquired are confirmed by audited financial or other information satisfactory to the Noteholders, minus
(ii) capital expenditures of Persons disposed of by the Company and its Subsidiaries during the most recently completed four fiscal quarters.

          "Consolidated Pro forma Cash Flow" shall mean, for any period, (a) Consolidated Pro forma EBITDA, minus (b) Consolidated Pro forma Capital Expenditures, as determined in accordance with GAAP.

          "Consolidated Pro forma EBITDA" shall mean the sum of (a) Consolidated EBITDA, plus (b)(i) without duplication, the EBITDA of Persons acquired by the Company and its Subsidiaries during the most recently completed four fiscal quarters to the extent that the EBITDA of such Persons is confirmed by audited financial or other information satisfactory to the Noteholders, minus (ii) EBITDA of Persons disposed of by the Company and its Subsidiaries during the most recently completed four fiscal quarters.

          "Consolidated Pro forma Fixed Charges" shall mean the sum of (a) Consolidated Fixed Charges, plus (b)(i) without duplication, the amount of Fixed Charges of Persons acquired by the Company and its Subsidiaries during the most recently completed four fiscal quarters to the extent that the Fixed Charges of such Persons are confirmed by audited financial or other information satisfactory to the Noteholders, minus (ii) Fixed Charges of Persons disposed of by the Company and its Subsidiaries during the most recently completed four fiscal quarters.

          "Consolidated Pro forma Interest Expense" shall mean the sum of (a) Consolidated Interest Expense, plus (b)(i) without duplication, the interest expense of Persons acquired by the Company and its Subsidiaries during the most recently completed four fiscal quarters to the extent that such interest expense is confirmed by audited financial or other information satisfactory to the Noteholders, minus (ii) interest expense of Persons disposed of by the Company and its Subsidiaries during the most recently completed four fiscal quarters.

          "Cumulative Acquisition Limit" shall mean, for any fiscal year, with respect to any merger, consolidation, asset acquisition or stock acquisition (other than any acquisition of assets in the ordinary course of business and consistent with past practice) in any single transaction or series of transactions (whether related or otherwise), and to any and all consideration paid or otherwise conveyed (and, with respect to any obligations and/or liabilities, assumed), or committed to be paid, otherwise conveyed, or assumed, by the Company or any of its Subsidiaries (whether as in the form of cash, Indebtedness, Property, or otherwise) $25,000,000 plus the amount by which $25,000,000 exceeds the aggregate amount that the Company and its Subsidiaries paid or invested (or committed to be paid or invested) in acquisitions permitted under Section 7.5.1 and consummated in the preceding fiscal year.

          "Debt Rating" means, as of any date of determination, the rating determined by either S&P or Moody's of the Company's non-credit enhanced, senior unsecured long term debt.

          "Default" shall have the meaning assigned to that term in Section 9.1.

          "Depreciation and Amortization Charges" shall mean, for any period, in accordance with GAAP, the aggregate of all such charges for fixed assets, leasehold improvements, mining reserves and general intangibles (specifically including goodwill) of a Person for such period.

          "Direct Competitor" means any Person that is engaged, directly or indirectly, in the operation of a line of business that is in direct competition with the Company and/or any of its Subsidiaries.

          "Distribution" shall mean the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Company or any Subsidiary, other than dividends, stock splits or other equity distributions payable solely in shares of Capital Stock of the Company or such Subsidiary; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of the Company, directly or indirectly through a Subsidiary of the Company or otherwise; the return of capital by the Company or any Subsidiary to its stockholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Company or any Subsidiary.

          "EBITDA" shall mean, for any fiscal period, Net Earnings for such period, excluding non-recurring non-cash items, plus, to the extent deducted in the calculation of Net Earnings and without duplication, (a) Depreciation and Amortization Charges for such period, (b) income tax expense for such period,
(c) Interest Expense for such period, all in accordance with GAAP.

          "Eligible Noteholder" means any Noteholder other than a Noteholder that the Company's Board of Directors determines in good faith, after providing such Noteholder with an opportunity to be heard, is a Direct Competitor or a significant investor in a Direct Competitor.

          "Employee Benefit Plan" shall mean (a) all employee benefit plans within the meaning of Section 3(3) of ERISA; (b) all bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (a) above, including without limitation, any arrangement intended to comply with Section 120, 125, 127, 129 or 137 of the Code; and (c) all plans or arrangements providing compensation to employee and non-employee directors, and, in the case of each of (a), (b) and (c), that are maintained or contributed to (or required to be contributed to) by the Company or any ERISA Affiliate, or that provide benefits to or otherwise covers employees (including their spouses, dependents and beneficiaries) of the Company or any ERISA Affiliate. In the case of an Employee Benefit Plan funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Employee Benefit Plan shall include a reference to such trust, organization or other vehicle.

          "Employment Agreements" shall have the meaning assigned to that term in Section 3.8.

          "Environmental Laws" shall mean any environmental, health or safety-related law, statute, regulation, rule, ordinance, order, bylaw or decree at the federal, state or local level, including without limitation, RCRA, CERCLA, SARA, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any analogous state or local requirements.

          "Environmental Reports" shall have the meaning ascribed thereto in
Section 5.18(f).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any Person which is treated as a single employer with the Company under Section 414 of the Code.

          "ERISA Reportable Event" shall mean a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, for which the notice requirement has not been waived.

          "ESG Acquisition" shall mean the Company's acquisition of 100% of the outstanding Capital Stock of Erie Navigation Company, Inc., a Pennsylvania corporation, S&J Trucking, Inc., a Pennsylvania corporation, Serv-All Concrete, Inc., a Pennsylvania corporation and Mountfort Terminal, Ltd., a Pennsylvania corporation, on substantially the terms and conditions set forth in Schedule
6.15 hereto.

          "Event of Default" shall have the meaning assigned to that term in
Section 9.1.

          "Excess Net Proceeds" shall mean, with respect to any transaction, including, without limitation, any Asset Sale or other transaction contemplated under Section 2.5.1., the net amount equal to the aggregate cash proceeds received (including cash proceeds subsequently received in respect of non-cash consideration initially received) (collectively, "Proceeds") in connection with such transaction minus the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Company or any Subsidiary, as applicable, in connection with such transaction (other than amounts payable to Affiliates of the Company or such Subsidiary), (b) federal, state and local taxes incurred in connection with such transaction, whether or not payable at such time, and (c) Proceeds of such transaction required to be paid, and actually paid as so required, to the Banks under the terms of the Syndicated Facility Documents; provided that the term "Proceeds" shall not include or be a reference to cash payments received from (i) any sale of inventory in the ordinary course, (ii) any disposition in the ordinary course of the Company's or any of its Subsidiaries' business of assets that are obsolete, worn out or no longer used or useful in the Company's or any of its Subsidiaries business, (iii) any sale of accounts or contract claims in each case reasonably deemed by the Company to be of questionable collectability, (iv) any disposition of capital assets the proceeds of which (net of taxes payable with respect to the disposition and the reasonable costs and expenses of sale) are reinvested within a reasonable period of time and in the ordinary course of business in capital assets of the Company or its Subsidiaries, (v) insurers for the payment of claims that the Company and/or any of its Subsidiaries is insured against, or
(vi) any insurer of the Company and/or its Subsidiaries in consideration of the cancellation of an insurance policy or policies of such insurer (it being understood that nothing in this definition shall permit or be deemed to constitute the waiver or consent of the Noteholders (or any of them), of any act or omission otherwise required or prohibited under the terms of this Agreement). Notwithstanding the foregoing, the term "Excess Net Proceeds" shall not include or be a reference to Proceeds up to an aggregate amount of $75,000,000, which Proceeds are used within 20 Business Days of the Company's (or any of its Subsidiaries', as applicable) receipt thereof in order to repay (or prepay, as the case may be) Loans (as defined in the Syndicated Facility Documents) then outstanding, provided that either or both of the Term Loan Commitment (as defined in the Syndicated Loan Agreement) and the Revolving Credit Commitment (as defined in the Syndicated Credit Agreement) are reduced permanently by the aggregate amount of such prepayments (and, in the case of the Revolving Credit Commitment, in accordance with Section 2.5(c) of the Syndicated Credit Agreement).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Financial Statements" shall mean, collectively, (a) audited consolidated balance sheet for each of the fiscal years ended December 31, 2000 and December 31, 2001 of the Company and its Subsidiaries and the related audited consolidated statements of income, retained earnings and cash flows for the fiscal years then ended, with a report thereon by the independent certified public accountants of the Company, and, without duplication, and (b) the audited or unaudited consolidated balance sheets of the Company and its Subsidiaries for each of the first and second fiscal quarters of the fiscal year 2002 and the month ending August 31, 2002, and related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries; provided that, following the Closing Date, such term shall also mean and be a reference to the financial information delivered by the Company pursuant to Section 6.4

          "fiscal quarter" shall mean each quarterly accounting period during any Fiscal Year; provided that for purposes hereof, all references to the fiscal quarter ending March 31, June 30, September 30 or December 31 shall mean the first, second, third or fourth fiscal quarter of the applicable Fiscal Year, respectively, irrespective of the actual date on which such fiscal quarter may end.

          "Fiscal Year" shall mean the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

          "Fixed Charges" shall mean, for any period, in accordance with GAAP, the aggregate of (a) cash interest expense (including, without limitation, the "imputed interest" portion of Capital Leases), (b) actual cash expenditures for taxes, (c) cash principal payments on long-term Funded Indebtedness maturing within 12 months of the date in question, and (d) actual cash expenditures relating to Distributions.

          "Funded Indebtedness" shall mean Indebtedness for borrowed money and Capitalized Leases, including, but not limited to, current and long-term Indebtedness and Subordinated Debt; provided, however, that the term "Funded Indebtedness" shall not include or be a reference to (a) reimbursement obligations under (i) letters of credit or banker's acceptances up to an aggregate amount of $3,000,000 from the Closing Date and (ii) standby letters of credit issued in support of industrial revenue bonds up to an aggregate amount of $2,500,000 from the Closing Date, (b) Indebtedness arising under any Hedge Agreement, or (c) Synthetic Leases.

          "GAAP" or "generally accepted accounting principles" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board applied on a basis consistent with the past accounting practices and procedures of the Company.

          "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranteed Obligations" shall have the meaning assigned to that term in Article X.

          "Guaranteed Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA that the Company or any ERISA Affiliate maintains or contributes to (or is obligated to contribute to), or that provides benefits to or otherwise covers employees (including their spouses, dependents and beneficiaries) of the Company or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          "Guarantor" shall mean, collectively, each Subsidiary of the Company existing on the Closing Date, including, without limitation, the Initial Guarantors, and each other Person that is required to be or become a guarantor from time to time pursuant to Section 6.12 hereof.

          "Hazardous Substances" shall mean any hazardous waste, hazardous substances, hazardous materials, pollutant, contaminant, toxic substance, petroleum product or oil as defined in or pursuant to any Environmental Law or other chemicals or substances regulated by any Environmental Laws.

          "Hedge Agreement" shall mean any currency swap or hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by the Company with any financial institution.

          "Indebtedness" shall mean, as to any Person, whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person, and whether or not contingent, but without duplication:

               (a)  every obligation for such Person for money borrowed;

               (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or business;

               (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

               (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

               (e)  every obligation of such Person under any Capitalized Lease;

               (f) every obligation of such Person under any lease (a "Synthetic Lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes;

               (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (together with the items described in the preceding clauses (i) and (ii), collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

               (h) every obligation of such Person (each, an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights;

               (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (each, a "derivative contract");

               (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law;

               (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the Purchasers (other than the Company or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and
(z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

          "Indebtedness for Money Borrowed" shall mean, without duplication, (i) Indebtedness arising from the lending of money by any Person to the Company or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to the Company or any of its Subsidiaries, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations (and guarantees thereof) with respect to letters of credit; and (v) Indebtedness of the Company or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by the Company or any of its Subsidiaries.

          "Initial Guarantors" shall mean ONCO Investment Company, a Delaware corporation, Oglebay Norton Management Company, an Ohio corporation, Oglebay Norton Industrial Sands, Inc. ("ON Industrial Sands"), a California corporation, Oglebay Norton Terminals, Inc. (d/b/a Cleveland Bulk Terminal), an Ohio corporation , Oglebay Norton Engineered Materials Inc., an Ohio corporation ("Oglebay Engineered Materials"), Oglebay Norton Minerals, Inc., a Delaware corporation, ("ON Minerals"), Oglebay Norton Specialty Minerals, Inc., an Ohio corporation, ON Marine Services Company, a Delaware corporation ("ON Marine Services"), Oglebay Norton Marine Services Company, L.L.C. a Delaware limited liability company, Michigan Limestone Operations, Inc., a Michigan corporation, Global Stone Corporation, an Ohio corporation, Global Stone Tenn Luttrell Company, a Delaware corporation, Global Stone Chemstone Corporation, a Delaware corporation, Global Stone St. Clair, Inc., a Delaware corporation, Global Stone Filler Products, Inc., a Delaware corporation, Global Stone James River, Inc., a Delaware corporation, GS PC, Inc., a Delaware corporation, Global Stone Penroc, LP, a Pennsylvania limited partnership, Texas Mining, LP, a Delaware limited partnership ("Texas Mining"), ON Coast Petroleum Company, a Texas corporation; Oglebay Norton Marine Management Company, L.L.C., a Delaware limited liability company, ONCO WVA, Inc., a West Virginia corporation, ONTEX, Inc., a Delaware corporation, Saginaw Mining Company, an Ohio corporation ("Saginaw"), Global Stone Management Company, a Georgia corporation, and Global Stone Portage, LLC, an Indiana limited liability company.

          "Intellectual Property" shall mean all patent, copyright, trade secret, trademark, trade name, service mark, Internet domain name, logo or other mark or logo, or other proprietary rights or valid licenses thereof.

          "Intercreditor Agreement" shall mean the intercreditor agreement dated as of the date hereof among the Agent, The 1818 Mezzanine Fund II, L.P., as Collateral Agent, and the Noteholders, as amended, supplemented and otherwise modified from time to time in accordance with its terms.

          "Interest Expense" shall mean, for any period, interest expense of the Company and its Subsidiaries during such period, determined in accordance with GAAP, plus (but without duplication) payments consisting of interest in respect of any Capitalized Lease or Synthetic Lease.

          "Interest Payment Date" shall have the meaning assigned to it in
Section 2.1.

          "Interest Rate" shall have the meaning assigned to it in Section 2.1.

          "Investments" shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, extensions of credit, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid in cash; (iii) there shall be deducted in respect of each such Investment any amount received in cash as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid in cash; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          "Knowledge of the Company" or "known to the Company" shall mean, as of any date of determination, the knowledge of or known to any of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Secretary, the Treasurer, the Chief Information Officer, the Operations Controller, the Vice President for Business Operations and Development, the Vice President for Human Resources, the Director of Finance and Accounting, the Director of Environment, Health and Safety of the Company and the General Manager Lime, the General Manager Fillers, the General Manager MLO, the General Manager Marine Services and the General Manager Performance Minerals and any officer who shall be a successor in the responsibilities of any of the foregoing officers of the Company and its Subsidiaries, in each case, on or as of such date of determination.

          "Lien" shall have the meaning assigned to that term in Section 7.2.

          "Make Whole Amount" shall mean the greater of: (a) the product of the aggregate principal amount of the Senior Notes to be repurchased and 1.18 plus all accrued and unpaid interest on the principal amount so purchased through the date of purchase; and
(b) the difference between (i) the product of the aggregate principal amount of the Senior Notes to be repurchased and 1.50, and (ii) the product of (A) the percentage of the aggregate principal amount of the Senior Notes that is to be repurchased and (B) all cash payments made by the Company to the Noteholders (and their predecessors in interest) in respect of the Senior Notes through the date of the applicable repurchase, including, without limitation, the aggregate amount of interest payments received by the Noteholders (and the their predecessors in interest) after the Closing Date but prior to the date of the applicable prepayment.

          "Mandatory Repurchase Event" shall mean the occurrence of any one of any of the following events: (a) any Person together with all affiliates and associates of such Person, shall become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors; (b) Persons who constitute the Company's Board of Directors cease for any reason other than in the ordinary course, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; (c) the Board of Directors or stockholders of the Company shall approve (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any Asset Sale of all or substantially all of the assets of the Company or any division thereof, and (iii) any plan or proposal for the liquidation or dissolution of the Company; or (d) the Senior Notes (or any of them) or any other Senior Notes Obligations shall cease to constitute, or the Company and its Subsidiaries (or any of them) shall challenge in writing or otherwise that, the Senior Notes (or any of them) or any other Senior Notes Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" in each case as such term is defined in the Subordinated Notes Indenture.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, results of operations, assets, liabilities, prospects, or condition (financial or otherwise) of the Company and its Subsidiaries, considered as a whole, (b) the ability of the Company or any Guarantor to perform its obligations under this Agreement or under any of the other Senior Notes Documents, (c) the ranking of the Senior Notes and the other Senior Notes Obligations (including, without limitation, the Guaranteed Obligations of the Guarantors) as "Senior Indebtedness" (and "Guarantor Senior Indebtedness", in the case of the Guaranteed Obligations) and "Designated Senior Indebtedness" (in each case, as defined in the Subordinated Notes Indenture), or the status of the Senior Notes and other Senior Notes Obligations as refinancing of "Obligations" under the "Senior Credit Facility" and as "Indebtedness" under the "Senior Credit Facility" (in each case, as such term is defined in the Subordinated Notes Indenture), (d) the status of the Liens granted under the Security Documents as "Permitted Liens" under the Subordinated Notes Indenture, or (e) the impairment of the ability of any Noteholder to enforce the Senior Notes Obligations, including, without limitation, the

Noteholders' rights and remedies under the Security Documents and other Senior Notes Documents.

          "Material Subsidiary" shall mean each Guarantor party hereto as of the Closing Date, each other Subsidiary organized under the laws of any jurisdiction within the United States, and any other Subsidiary organized under the laws of a jurisdiction outside the United States if such Subsidiary may become a guarantor hereunder without causing materially adverse tax consequences for the Company and its Subsidiaries.

          "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

          "Multiemployer Plan" shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to (or required to be contributed to) by the Company or any ERISA Affiliate.

          "Net Earnings" shall mean, for any period, the net income (loss) for such period, determined in accordance with GAAP.

          "Noteholders" shall mean the holder or holders from time to time of the Senior Notes.

          "Oglebay Engineered Materials" shall have the meaning assigned to such term in the definition of "Initial Guarantors".

          "ON Industrial Sands" shall have the meaning assigned to such term in the definition of "Initial Guarantors".

          "ON Marine Services" shall have the meaning assigned to such term in the definition of "Initial Guarantors".

          "Organizational Documents" shall mean, with respect to any Person that is a corporation, such Person's Certificate of Incorporation or other charter documents and by-laws, with respect to any Person that is a limited liability company, such Person's Certificate of Formation or similar certificate and limited liability company operating agreement, and with respect to any Person that is a limited partnership, limited liability partnership or general partnership, such Person's Certificate of Limited Partnership or similar certificate and partnership agreement, in each case as amended through and otherwise as in effect on any date specified with respect thereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities

          "Permitted Liens" shall mean liens, security interests and other encumbrances permitted by Section 7.2.

          "Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          "PIK Interest" shall have the meaning assigned to the term in Section 2.1.

          "Prepayment Premium" shall have the meaning ascribed thereto in
Section 2.5.2

          "Proceeds" shall have the meaning ascribed thereto in the definition of "Excess Net Proceeds".

          "Pro Forma Balance Sheet" shall have the meaning assigned to that term in Section 3.13.

          "Pro Forma Financial Projections" shall have the meaning assigned to that term in Section 3.14.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, any Capital Stock.

          "Purchase Money Indebtedness" shall mean and include (i) Indebtedness (including Capitalized Lease Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (including Capitalized Lease Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          "Purchase Money Lien" shall mean a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien including Liens securing Capitalized Lease Obligations.

          "Purchasers" shall mean the initial purchasers of the Senior Notes described on Schedule 1 hereto.

          "RCRA" shall mean the Resource Conservation and Recovery Act.

          "Real Estate" shall mean all real property at any time owned or leased, including mineral rights leases, (as lessee or sublessee) by the Company or any of its Subsidiaries.

          "Realty Mortgages" shall mean, collectively, (a) the Open-End Mortgage, Assignment of Leases and Rents and Fixture Filing (Maximum Principal Amount Not to Exceed $75,000,000) executed by Oglebay Norton Industrial Sands, Inc. as of October 25, 2002 (Perry

County, Ohio), (b) the Open-End Mortgage, Assignment of Leases and Rents and Fixture Filing (Maximum Principal Amount Not to Exceed $75,000,000) executed by Oglebay Norton Industrial Sands, Inc. as of October 25, 2002 (Knox County,
Ohio), (c) the Mortgage (Maximum Principal Amount Not to Exceed $75,000,000) executed by Michigan Limestone Operations, Inc. as of October 25, 2002 (Mackinac County, Michigan), (d) the Mortgage (Maximum Principal Amount Not to Exceed $75,000,000) executed by Michigan Limestone Operations, Inc. as of October 25, 2002 (Schoolcraft County, Michigan), (e) the Open-End Mortgage, Assignment of Leases and Rents and Fixture Filing (Maximum Principal Amount Not to Exceed $75,000,000) executed by Michigan Limestone Operations, Inc. (Chippewa County, Michigan), (f) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Oglebay Norton Industrial Sands, Inc. as of October 25, 2002 (Pulawski, Belknap, Rogers Townships, Rogers City, Presque Isle, Michigan), (g) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Texas Mining L.P. as of October 25, 2002 (McCulloch County, Texas), (h) the Mortgage, Assignment of Leases and Rents and Fixture Filing (Maximum Principal Amount Not to Exceed $5,500,000) executed by Global Stone St. Clair, Inc. as of October 25, 2002 (Sequoyah County, Oklahoma), (i) the Mortgage, Assignment of Leases and Rents and Fixture Filing (Maximum Principal Amount of $75,000,000) executed by Global Stone PenRoc, LP as of October 25, 2002 (York County, Pennsylvania), (j) the Deed to Secure Debt, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Filler Products, Inc. as of October 25, 2002 (Gilmer County, Georgia), (k) the Deed to Secure Debt, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Filler Products, Inc. as of October 25, 2002 (Murray County, Georgia), (l) the Deed to Secure Debt, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Filler Products, Inc. as of October 25, 2002 (Cisco in Murray County, Georgia) (m) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Tenn Luttrell Company as of October 25, 2002 (Union County, Tennessee), (n) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Chemstone Corporation as of October 25, 2002 (Botetourt County, Virginia), (o) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Chemstone Corporation as of October 25, 2002 (Frederick County, Virginia), (p) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Global Stone James River, Inc. as of October 25, 2002 (Buchanan in Botetourt County, Virginia), (q) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Chemstone Corporation as of October 25, 2002 (Middletown County, Virginia), (r) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Chemstone Corporation as of October 25, 2002 (Fredrick County, Virginia),
(s) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Oglebay Norton Specialty Minerals, Inc. as of October 25, 2002 (Cleveland County, North Carolina), (t) the Open-End Mortgage, Assignment of Leases and Rents and Fixture Filing executed by Oglebay Norton Specialty Minerals, Inc. as of October 25, 2002 (Rio Arriba County, New Mexico), (u) the Open-End Mortgage, Assignment of Leases and Rents and Fixture Filing (Maximum Principal Amount Not to Exceed $75,000,000) executed by Oglebay Norton Specialty Minerals, Inc. (Taos County, New Mexico), (v) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Oglebay Norton Industrial Sands, Inc. as of October 25, 2002 (Bakersfield, Kern County, California), (w) the Deed of Trust, Assignment of

Leases and Rents and Fixture Filing executed by Oglebay Norton Industrial Sands, Inc. as of October 25, 2002 (Riverside County, California), and (x) the Deed of Trust, Assignment of Leases and Rents and Fixture Filing executed by Global Stone Filler Products, Inc. as of October 25, 2002 (El Paso County, Colorado).

          "Reference Balance Sheet Date" shall mean, as of any date of determination, (a) from the Closing Date until the delivery of the financial information required to be delivered under Section 6.4 for the fiscal quarter ending September 30, 2002, December 31, 2001 and (b) thereafter, each of (i) December 31, 2001 and (ii) the last day of the fiscal quarter ended immediately prior to such date of determination.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Substance).

          "Required Company Authorizations" shall mean, with respect to any Person that is a corporation, the resolutions of the board of directors of such Person and of such Person's stockholders, with respect to any Person that is a limited liability company, the resolutions of such Person's managing member, board of directors and members, and in the case of any limited partnership, limited liability partnership or general partnership, the resolutions of such Person's general partner or partners and limited partners, in each case as applicable and as required under such Person's Organizational Documents and applicable law with respect to any action taken, to be taken or purported to be taken.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Restated Articles" shall mean the Amended and Restated Articles of Incorporation of the Company dated as of April 30, 2001.

          "Restricted Guarantor" shall mean ON Marine Services, Oglebay Engineered Materials, Saginaw, ON Minerals, ON Industrial Sands, and Texas Mining.

          "Restricted Property" shall mean the Property listed on Schedule
7.5.2.

          "Restricted Transferee" shall mean any Direct Competitor; provided that, for the avoidance of doubt, "Restricted Transferee" shall not include or be a reference to (a) any Affiliate of any Noteholder, or (b) any financial institution, institutional investor, lender or fund that invests in commercial loans, senior or subordinated indebtedness, or other indebtedness and securities of any type.

          "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies.

          "SARA" shall mean the Superfund Amendments and Reauthorization Act of 1986.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Security Documents" shall mean, collectively, (i) the security agreements dated as of the date hereof duly executed and delivered by the Company and each Guarantor in substantially the form of Exhibit B, (ii) the pledge agreements dated as of the date hereof duly executed and delivered by the Company and each Guarantor in substantially the form of Exhibit C, (iii) the collateral assignment and security agreements dated as of the date hereof duly executed and delivered by the Company and each Guarantor in substantially the form of Exhibit D, (iv) the Realty Mortgages, and (v) such other security agreements, pledges, assignments, mortgages and other instruments and agreements as the Noteholders may reasonably request, together with any supplements of any of the foregoing, each as it may be amended from time to time in accordance with the terms thereof and hereof.

          "Senior Notes" shall have the meaning assigned to that term in Section 2.1.

          "Senior Notes Documents" shall mean this Agreement, the Senior Notes, the Security Documents, the Intercreditor Agreement, and each other agreement, document and certificate delivered hereunder or thereunder by the Company or any of its Subsidiaries.

          "Senior Notes Obligations" shall mean all indebtedness, obligations and liabilities of the Company and its Subsidiaries to any of the Noteholders, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, the Senior Notes or any of the other Senior Notes Documents or in respect of any of the Senior Notes or other instruments at any time evidencing any of the foregoing.

          "Solvent" shall mean, as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts, which will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          "Stock-Based Plans" shall mean, collectively, each of the stock-based benefit plans of the Company or any ERISA Affiliate as in effect on the date hereof.

          "Subordinated Debt" means all Indebtedness of the Company and any of its Subsidiaries from any Person, including, without limitation, the Subordinated Notes, and any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to the Senior Notes Obligations on terms acceptable to the Noteholders and which is permitted by this Agreement on the date hereof or at the time it is created or incurred, as applicable.

          "Subordinated Notes" shall mean the 10% Senior Subordinated Notes due 2009 issued pursuant to the Subordinated Notes Indenture.

          "Subordinated Notes Indenture" shall mean the Indenture with an aggregate principal amount of $100,000,000 dated as of February 1, 1999, among the Company, the guarantors named therein, and Norwest Bank Minnesota National Association, as Trustee, as supplemented by the Supplemental Indenture dated as of March 5, 1999, by the Supplemental Indenture dated as of April 12, 1999 and by the Supplemental Indenture dated as of May 10, 1999, and as further supplemented, amended and/or restated, renewed, extended, refinanced or replaced from time to time.

          "Subsidiary" shall mean any Person which the Company or the designated parent shall, directly or indirectly through a Subsidiary or Subsidiaries, have the power to vote or direct the voting of sufficient securities to elect a majority of directors (or Persons performing similar functions) or with respect to which the Company or the designated parent acts as a general partner or managing member or otherwise controls the day-to-day operations of such Person. Any reference herein to a Subsidiary of the Company shall include any Subsidiary of the Company as of the Closing Date or at any time thereafter.

          "Syndicated Credit Agreement" shall mean that certain Credit Agreement, dated as of May 15, 1998, as amended and restated as of April 3, 2000 and as subsequently amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of June 30, 2001, Amendment No. 2 to Credit Agreement and Waiver, dated as of November 9, 2001, Amendment No. 3 to Credit Agreement, dated as of December 24, 2001, and Amendment No. 4 to Credit Agreement, dated as of October 23, 2002 among the Company, the Agent, the Banks and the other parties thereto, as from time to time amended and/or restated, renewed, extended, refinanced or replaced in accordance with the terms of this Agreement.

          "Syndicated Debt" shall mean all Indebtedness of the Company and its Subsidiaries under the Syndicated Facility Documents and the Vessel Financing Documents, the repayment of principal of, and interest on, which Indebtedness is secured by Liens.

          "Syndicated Facility Documents" shall mean the Syndicated Credit Agreement, the Syndicated Loan Agreement, the promissory notes issued thereunder, the security agreements executed in connection therewith, and all other documents, agreements and certificates executed or delivered in connection therewith from time to time and any refunding, refinancing or replacement thereof entered into in accordance with the terms of this Agreement.

          "Syndicated Loan Agreement" shall mean that certain Loan Agreement, dated as of April 3, 2000, as amended by Amendment No. 1 to Loan Agreement and Waiver, dated as of June 30, 2001, Amendment No. 2 to Loan Agreement and Waiver, dated as of November 9, 2001, Amendment No. 3 to Loan Agreement, dated as of December 24, 2001, and Amendment No. 4 to Loan Agreement, dated as of October __, 2002 among the Company, the Agent, the Banks and the other parties thereto, as from time to time amended and/or restated, renewed, extended, refinanced or replaced in accordance with the terms of this Agreement.

          "Synthetic Leases" shall have the meaning assigned to that term in paragraph (f) of the definition of "Indebtedness".

          "Texas Mining" shall have the meaning assigned to such term in the definition of "Initial Guarantors".

          "Total Leverage Ratio" shall mean, at any time, the ratio for the Company and its Subsidiaries of (a) all Funded Indebtedness (based upon the financial statements of the Company for the most recently completed fiscal quarter delivered pursuant to Section 6.4) to (b) Consolidated Pro forma EBITDA (based upon the financial statements of the Company and its Subsidiaries for the most recently completed four fiscal quarters delivered pursuant to Section 6.4).

          "U.S. Dollars" shall mean the lawful currency of the United States of America.

          "Vessel Financing Credit Agreement" shall mean the Credit Agreement dated as of July 14, 1997, as amended by the First Amendment to Credit Agreement dated as of January 15, 1999, the Second Amendment to Credit Agreement dated as of July 15, 1999, the Third Amendment to Credit Agreement dated as of July 12, 2000, the Fourth Amendment to Credit Agreement dated as of September 30, 2001, the Fifth Amendment to Credit Agreement dated as of December 24, 2001 and the Sixth Amendment to Credit Agreement dated as of October __, 2002 by and between ON Marine Services Company (f/k/a Oglebay Norton Company), a Delaware corporation, and Oglebay Norton Marine Services Company, L.L.C., as Borrowers thereunder, and National City Bank, a national banking association, as from time to time amended and/or restated, renewed, extended, refinanced or replaced in accordance with the terms of this Agreement.

          "Vessel Financing Documents" shall mean the Vessel Financing Credit Agreement and the First Preferred Fleet Mortgage dated as of July 14, 1997, executed by ON Marine Services Company, a Delaware corporation, in favor of National City Bank, with respect to the vessels "Wolverine" and "David Z. Norton", as from time to time amended and/or restated, renewed, extended, refinanced or replaced in accordance with the terms of this Agreement.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement, and all financial tests to be calculated in accordance with this Agreement, shall be prepared and calculated in accordance with GAAP. All financial tests relating to the Company shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in good faith in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

       ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF THE SENIOR
                            SECURED NOTES; PAYMENTS

     2.1 The Senior Notes. The Company has authorized the issuance of its Senior Secured Notes due October 25, 2008 in the aggregate original principal amount of $75,000,000 in the form set forth as Exhibit 2.1 attached hereto (referred to herein individually as a "Senior Note" and collectively as the "Senior Notes", which terms shall also include any notes delivered in exchange therefor or replacement thereof). Commencing on the date of issuance, the Senior Notes will accrue interest on the unpaid principal amount thereof at an interest rate of 18% per annum (the "Interest Rate"), consisting of 13% in cash interest and 5% either, at the Company's option, in cash interest or to be added automatically to the unpaid principal amount of the Senior Notes ("PIK Interest") on each March 31, June 30, September 30, and December 31 (each, an "Interest Payment Date"). Interest on the Senior Notes shall be computed based on a 360-day year of twelve 30-day months, and all PIK Interest on the Senior Notes will be compounded quarterly. Cash interest on the Senior Notes shall be payable quarterly in arrears on each Interest Payment Date commencing on December 31, 2002 by wire transfer of immediately available funds to one or more accounts designated by the Noteholders. On each Interest Payment Date, the Company shall deliver a copy of Schedule I to the Senior Notes to the Noteholders, which shall detail the outstanding principal balance of the Senior Notes as of such date, including all PIK Interest previously added to the principal amount thereof.

     2.2 Purchase of the Senior Notes. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each of the Purchasers agrees, severally and not jointly, to purchase Senior Notes from the Company in such amounts as are set forth opposite such Purchaser's name on
Schedule 1. The Senior Notes shall be purchased at a closing (the "Closing") to be held at the offices of Goodwin Procter LLP located in Boston, Massachusetts, or at such other location as agreed to by the Company and the Purchasers, at 10:00 a.m. Boston time, on the date on which this Agreement is executed and delivered and upon satisfaction of the conditions described in Article III (the "Closing Date"). At the Closing, the Company will issue one initial Senior Note to each Purchaser, payable to such Purchaser or its registered assigns against receipt of immediately available funds by wire transfer to an account or accounts designated by the Company prior to the Closing (or in such other manner as is set forth on Schedule 1).

     2.3 Use of Proceeds. The Company agrees to use the full proceeds of the Senior Notes to refinance a portion of the Company's existing Indebtedness under the Syndicated Credit Agreement.

     2.4  Payments and Endorsements.

               (a) Payments of principal, interest and premium, if any, on the Senior Notes shall be made without set off or counterclaim, directly by wire transfer to the accounts designated, respectively, in writing by the Purchasers, without any presentment or notation of payment, except that prior to any transfer of any Senior Note the holder thereof shall endorse on such Senior Note a record of the date to which interest has been paid and all payments made on account of principal of such Senior Note. All payments and prepayments of principal of and interest on the Senior Notes shall be applied (to the extent thereof) to all of the Senior Notes (or all of the Senior Notes the holders of which have accepted the Company's offer(s) to redeem, repurchase or repay, as applicable and as provided herein) pro rata based on the principal amount outstanding and held by each holder thereof. The Company hereby authorizes each Noteholder to endorse on the Senior Notes held thereby the PIK Interest paid thereon, and the Company shall, upon the request of any Noteholder and in lieu of endorsement of such PIK Interest, issue to such holder additional Senior Notes evidencing the PIK Interest paid on the Senior Notes held by such Noteholder, in each case, promptly upon the request of such holder, all of which shall be made, issued and otherwise effected in accordance with the terms of Section 2.9.

               (b) Anything herein to the contrary notwithstanding, if any changes in present or future Applicable Law including, without limitation, any change according to a prescribed schedule of increasing requirements, shall impose on the Company any obligation with respect to any amount payable by it hereunder or under any of the other Senior Notes Documents to withhold or deduct any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, the Company will pay to the Purchasers, on the date on which such amount is due and payable hereunder or under such other Senior Notes Document, such additional amount in U.S. Dollars as shall be necessary to enable the Noteholders to receive the same net amount which the Noteholders would have received on such due date if no such obligation had been imposed upon the Company. The Company will deliver promptly to the Noteholders certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Senior Notes Document.

                (c) The obligations of the Company under this Section 2.4 shall survive the payment in full of all amounts due hereunder or under the Senior Notes.

     2.5  Redemptions and Mandatory Repurchase.

          2.5.1 Required Redemptions.

                (a) On the stated or accelerated maturity of the Senior Notes, the Company will pay the principal amount of the Senior Notes then outstanding together with all accrued and unpaid interest thereon. No redemption of less than all of the Senior Notes shall affect the obligation of the Company to make the redemption required by the preceding sentence. The Company shall be required to redeem the Senior Notes in two equal installments in the amount of $37,500,000, which shall be paid on each of October 25, 2007 and October 25, 2008.

                (b) As soon as possible, and in any event within 30 Business Days prior to the date on which the Company or any Subsidiary first possesses Excess Net Proceeds from any issuance by the Company or any of its Subsidiaries of Capital Stock (other than (i) an issuance of Capital Stock of the Company the Proceeds of which are used exclusively to finance acquisitions permitted under Section 7.5.1, (ii) an issuance effected pursuant to any Stock-Based Plan and any other stock-based benefit plan disclosed to the Noteholders in writing and approved by the Board of Directors of the Company, or (iii) an issuance of Capital Stock of the Company effected pursuant to the terms of any Employment Agreement or other employment agreement in connection with the repurchase of Capital Stock held by officers or employees of the Company or any of its Subsidiaries in accordance with the terms of the applicable agreement, provided that the aggregate amount of such repurchases under this clause (iii) shall not exceed 10% of then the outstanding shares of Capital Stock of the Company) then, in each such case, the Company shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances relating thereto. The possession of such Excess Net Proceeds by the Company or any Subsidiary, as applicable, shall constitute an irrevocable offer by the Company to redeem such portion of the Senior Notes held by the Noteholder as may be redeemed at par with 50% of such Excess Net Proceeds, subject to the rights of all Noteholders to participate in the transaction on a pari passu basis.

                (c) As soon as possible, and in any event within 30 Business Days after the date on which the Company or any Subsidiary first possesses Excess Net Proceeds from the payment of losses, returns, or unearned premiums under insurance policies, then, in each such case, the Company shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances relating thereto, including, without limitation, the intended or proposed use of such Excess Net Proceeds. On the earlier to occur of (i) the actual reinvestment of the Excess Net Proceeds as permitted hereunder and (ii) the 180/th/ day following the Company's or any Subsidiary's first possession of the Excess Net Proceeds, the Company shall furnish to each

     Noteholder written notice, which notice either shall set forth in reasonable detail the facts and circumstances of the actual use of such Excess Net Proceeds on or prior to such date or state that such Excess Net Proceeds have not been reinvested as permitted hereunder. Unless such Excess Net Proceeds actually are used (in accordance with the terms hereof) solely for the purpose of rebuilding, replacing or restoring the Property the damage or destruction of which gave rise to the payment of such Excess Net Proceeds within 180 days of receipt of such Excess Net Proceeds, the possession of such Excess Net Proceeds by the Company or any Subsidiary, as applicable, shall constitute an irrevocable offer by the Company to redeem such portion of the Senior Notes held by such Noteholder as may be redeemed at par with 100% of such Excess Net Proceeds, subject to the rights of all Noteholders to participate in the transaction on a pari passu basis.

                (d) As soon as possible, and in any event within 30 Business Days prior to the date on which a Company or any Subsidiary first possesses Excess Net Proceeds from any Asset Sale (other than Proceeds from a sale and leaseback transaction if such Proceeds, together with the Proceeds of all other sale and leaseback transactions of the Company and/or any of its Subsidiaries consummated on or after the Closing Date, do not exceed $5,000,000) then, in each such case, the Company shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances relating to such Asset Sale, including, without limitation, the intended or proposed use of such Excess Net Proceeds. On the earlier to occur of (i) the actual reinvestment of the Excess Net Proceeds permitted hereunder and (ii) the 180/th/ day following the Company's or any Subsidiary's first possession of the Excess Net Proceeds, the Company shall furnish to each Noteholder written notice, which notice either shall set forth in reasonable detail the facts and circumstances of the actual use of such Excess Net Proceeds on or prior to such date or state that such Excess Net Proceeds have not been reinvested as permitted hereunder. Unless such Excess Net Proceeds are actually reinvested in the business of the Company and its Subsidiaries in accordance with the terms of this Agreement within 180 days of their receipt, the possession of such Excess Net Proceeds by the Company or any Subsidiary, as applicable, shall constitute an irrevocable offer by the Company to redeem such portion of the Senior Notes held by such Noteholder as may be redeemed with 100% of such Excess Net Proceeds at par, subject to the rights of all Noteholders to participate in the transaction on a pari passu basis.

                (e) Following receipt of any offer to redeem the Senior Notes (or a portion thereof) under clauses (b), (c) or (d) of this Section 2.5.1 (the date of which shall be the date of receipt of the applicable Excess Net Proceeds in the case of clause (b) above and either the date of receipt, or the 181/st/ date following receipt, as applicable, of such Excess Net Proceeds, in the case of clauses (c) and (d) above), each Noteholder shall advise the Company, by written notice, within 20 calendar days after actual receipt of written notice of such offer, as to whether it desires to sell all or any of the Senior Notes held by it (in integral multiples of $100,000), specifying the principal amount of the Senior Notes to be redeemed by the Company. If a Noteholder accepts such offer but does not specify an amount it wishes to have redeemed, such Noteholder will be deemed to have elected to have redeemed all of the Senior Notes held by it, or, if such amount is less, such Noteholder's pro rata share of the Excess Net Proceeds then available to redeem Senior Notes. If a Noteholder fails to respond to such offer by the Company within the 20-day acceptance period, such offer shall expire in accordance with its terms. The Company shall redeem Senior Notes elected to be redeemed by the holders thereof under
     Section 2.5.2 within 10 Business Days of the expiration of such acceptance period.

          2.5.2 Optional Redemptions. In addition to the redemption of the Senior Notes required under Section 2.5.1, the Company may at any time on and after the second anniversary of the Closing Date voluntarily redeem the Senior Notes in whole, or in part (in a minimum amount of at least $5,000,000 and integral multiples of $500,000), together with all accrued and unpaid interest on the amount so redeemed through the date of redemption, at a redemption price equal to the sum of the principal amount to be redeemed plus the prepayment premium indicated below corresponding to the period in which the redemption occurs (such premium, the "Prepayment Premium").

                    Period                               Prepayment Premium

     October 25, 2004 through October 25, 2005       6% of principal amount to
                                                            be redeemed

     October 25, 2005 to October 25, 2006               4% of the principal
                                                       amount to be redeemed

     October 25, 2006 to October 25, 2007               2% of the principal
                                                       amount to be redeemed

     After October 25, 2007                                     None

          2.5.3 Notice of Redemptions; Pro Rata Redemptions. Written notice of any redemption pursuant to Section 2.5.1 or Section 2.5.2 shall be given to all Noteholders at least 30 Business Days prior to the date of any such redemption. Each redemption of the Senior Notes pursuant to Sections 2.5.1 and 2.5.2 shall be made so that all outstanding Senior Notes then held by each holder (or, in the case of any redemption under Section 2.5.1(b) through (d), the Senior Notes held by each holder thereof accepting the Company's offer as provided in Section 2.5.1(e)) shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all such Senior Notes as the unpaid principal amount of the Senior Notes then held by such holder bears to the aggregate unpaid principal amount of such Senior Notes.

          2.5.4 Mandatory Repurchase of Senior Notes.

                (a) As soon as possible, and in any event within 30 Business Days prior to the occurrence of a Mandatory Repurchase Event, the Company shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event. The occurrence of any such Mandatory Repurchase Event shall constitute an irrevocable offer by the Company to purchase all of the Senior Notes held by such Noteholder, for the redemption price specified in Section 2.5.2, or, in the case of a Mandatory Repurchase Event occurring prior to October 25, 2004, for a redemption price equal to the Make Whole Amount, in each case, on the occurrence of such Mandatory Repurchase Event and together with all accrued and unpaid interest on the amount so purchased through the date of purchase.

                (b) Following receipt of any offer to purchase the Senior Notes under this Section 2.5.4, each Noteholder shall advise the Company, by written notice, within 10 Business Days after receipt of such offer, as to whether it desires to sell all or any of the Senior Notes held by it (in integral multiples of $500,000), specifying the principal amount of the Senior Notes to be sold by it. If a Noteholder accepts such offer but does not specify an amount it wishes to receive, such Noteholder will be deemed to have elected to sell all of the Senior Notes held by it. If a Noteholder fails to respond to such offer by the Company within the 10 Business Day acceptance period, such offer shall expire in accordance with its terms.

          2.5.5 No Other Acquisition of Senior Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay, tender for or otherwise acquire, directly or indirectly, any of the outstanding Senior Notes except upon the repurchase or prepayment of the Senior Notes in accordance with the other terms of this Section 2.5. The Company will promptly cancel all Senior Notes acquired by it or any of its Affiliates pursuant to any purchase, redemption, prepayment or tender for the Senior Notes pursuant to any provision of this Agreement or otherwise and no Senior Notes may be issued in substitution or exchange for any such Senior Notes.

     2.6 Default Rate of Interest. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of the Senior Notes and any unpaid interest from time to time in default shall bear interest, payable on demand, at the applicable Interest Rate plus 2% per annum, or such lower rate as then may be the maximum rate permitted by Applicable Law; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Senior Notes shall again bear interest at the applicable Interest Rate as set forth in Section 2.1.

     2.7 Maximum Legal Rate of Interest. Nothing in this Agreement or in the Senior Notes shall require the Company to pay interest at a rate in excess of the maximum rate permitted by Applicable Law.

     2.8 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding

Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

     2.9 Transfer and Exchange of Senior Notes. The Company shall keep a register in which it shall provide for the registration of the Senior Notes and the registration of transfers of Senior Notes. The holder of any Senior Note may, prior to maturity or prepayment thereof, surrender such Senior Note at the principal office of the Company for transfer or exchange. Any holder desiring to transfer or exchange any Senior Note shall first notify the Company in writing at least five days in advance of such transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Company shall issue in exchange therefor another Senior Note in the same aggregate principal amount or if requested by the holder in denominations of $100,000 and multiples thereof, except in the case of a Senior Note for the balance of the aggregate amount of the Senior Note so transferred, as of the date of such issuance, as the unpaid principal amount of the Senior Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Senior Note so surrendered (provided that no minimum shall apply to a liquidating distribution of Senior Notes to investors in a Noteholder and any Senior Notes so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof without further restriction). Each new Senior Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Senior Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company shall have no obligation hereunder or under any Senior Note to any Person other than the registered holder of each such Senior Note. Notwithstanding anything to the contrary contained herein, (a) no Noteholder shall be permitted to transfer any of its Senior Notes unless such Noteholder's transferee has agreed in writing to be bound by the terms of this Agreement and the other Senior Notes Documents to which such Noteholder is a party, including the representations and warranties set forth in Section 4.1 hereof, and (b) so long as no Default has occurred and is continuing, no Noteholder shall be permitted to transfer any of its Senior Notes to any Person that is a Restricted Transferee without the prior written consent of the Company.

     2.10 Replacement of Senior Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Senior Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Senior Note the Company will issue a new Senior Note of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Senior Note; provided, however, if any Senior Note of which a Noteholder, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Senior Note in replacement of such lost, stolen or destroyed Senior Note other than the holders written agreement to indemnify the Company.

     2.11 Ranking. The Senior Notes Obligations shall be secured obligations of the Company and each of the Guarantors. The Senior Notes Obligations and the rights and remedies of the Noteholders under the Senior Notes Documents shall rank pari passu in right of payment with the Company's and each of the Guarantors' existing and future senior indebtedness, including, without limitation, the Syndicated Debt, and senior to the Company's and each of the Guarantors' existing or hereafter arising Subordinated Debt (and any other subordinated Indebtedness), including, without limitation, the Subordinated Notes. The Liens granted by the Company and the Guarantors to the Noteholders under the Security Documents shall rank junior to the Liens granted by the Company and the Guarantors to the Agent and the Banks on the terms and conditions of, and as otherwise provided in, the Intercreditor Agreement. Without limiting the foregoing, the Senior Notes Obligations will and shall be for all purposes (a) "Senior Indebtedness", and "Guaranteed Senior Indebtedness," in the case of the Guaranteed Obligations, (each as defined in the Subordinated Notes Indenture), (b) refinancing of "Obligations" and "Indebtedness" under the "Senior Credit Facility" (each, as defined in the Subordinated Notes Indenture), (c) "Indebtedness" under the "Senior Credit Facility" (each as defined in the Subordinated Notes Indenture, and (d) "Designated Senior Indebtedness" (as defined in the Subordinated Notes Indenture).

     2.12 Structuring and Financing Fees. The Company hereby agrees to pay each Purchaser or designee such Purchaser's pro rata share (based on the proportion that the Senior Notes purchased by such Purchaser bears to the total Senior Notes, in each case, on the Closing Date) of a structuring and financing fee equal to 1.0% of the original principal amount of the Senior Notes, and such fees shall be in addition to the amounts required to be paid pursuant to Section 3.2(e). At the option of Purchaser (with respect to such Purchaser) by notice to the Company, such fee may be paid by each Purchaser (or the applicable Purchaser) deducting such Purchaser's pro rata share of such fee from the purchase price of the Senior Notes purchased by such Purchaser.

              ARTICLE III - CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligation of the Purchasers to purchase Senior Notes at the Closing is subject to the following conditions, all or any of which may be waived in writing by the Purchasers:

     3.1 Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries set forth in Article V hereof and in the other Senior Notes Documents shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Senior Notes.

     3.2 Documentation at Closing. The Purchasers shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchasers and Goodwin Procter LLP, special counsel to the Purchasers:

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               (a)  Certified copies of all Organizational Documents of the
     Company and each of the Guarantors; certified copies of the Required Company Authorizations of the Company and each of the Guarantors evidencing approval of this Agreement, the other Senior Notes Documents and all other matters contemplated hereby and thereby; certified copies of all documents evidencing any other consents and approvals, including governmental approvals, if any, with respect to this Agreement, the other Senior Notes Documents and all other matters contemplated hereby or thereby.

               (b) A certificate of the Secretary or an Assistant Secretary (or similar officer) of the Company and each of the Guarantors which certificate shall certify the names of the officers of the Company and the Guarantors, as applicable, authorized to sign this Agreement, the other Senior Notes Documents and any other documents or certificates to be delivered pursuant hereto or thereto by the Company and the Guarantors or any of their respective officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate(s) until they shall receive a further certificate of the Secretary or an Assistant Secretary (or similar officer) of the Company and the Guarantors canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

               (c) A certificate from a duly authorized officer of the Company stating that (i) the representations and warranties contained in Article V hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct, (ii) no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or any other Senior Notes Documents that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (iii) all the conditions set forth in this Article III and in the other Senior Notes Documents have been satisfied (other than those, if any, waived by Agent and the Purchasers in writing).

               (d) The Senior Notes duly executed by the Company and registered in the respective names of the Purchasers.

               (e) Payment for the costs, expenses, taxes and filing fees, if any, identified in Section 11.4 as to which the Purchasers give the Company notice prior to or at the Closing, including the reasonable fees and expenses of Goodwin Procter LLP, special counsel to the Purchasers.

               (f) A private placement number for the Senior Notes issued by Standard & Poor's CUSIP Service Bureau.

               (g) A solvency certificate from the chief financial officer of the Company addressed to the Purchasers and dated the Closing Date and supporting the conclusion, that, after giving effect to the transactions contemplated in the Senior Notes Documents, the Syndicated Facility Documents, the Vessel Financing Documents, the Subordinated Notes, and the incurrence of all financing contemplated herein and therein, the Company and each of the Guarantors (other than the Restricted Guarantors) is not and will not be rendered insolvent by the indebtedness incurred in connection herewith or therewith, will not be left with unreasonably small capital with which to engage in its businesses and will not have incurred debts beyond its ability to pay such debts in the ordinary course as they mature and become due.

               (h) A favorable opinion of Thompson Hine LLP, counsel to the Company and the Initial Guarantors, with respect to, among other things, the Security Documents (other than the Realty Mortgages), in form and substance satisfactory to the Purchasers.

               (i) Evidence reasonably satisfactory to the Purchasers of the prospective Debt Ratings by S&P and Moody's of the Senior Notes.

               (j) Each of the Security Documents duly executed and delivered by the Company and the Guarantors party thereto, together with (i) all filings to be made thereunder or in connection therewith, including, without limitation, form UCC-1 financing statements, (ii) evidence of insurance required under the Security Documents, (iii) commitments to issue title insurance from Fidelity National Title Insurance Company of New York (the "Title Company"), subject only to the payment of the title policy premium, with respect to the Real Estate specified on Schedule 3.2(j) other than the Properties identified on Schedule 3.2(j) under the heading "Escrow Delivery" (collectively, the "Remaining Owned Properties"), and (iv) a letter agreement from the Title Company in substantially the form of that circulated on October __, 2002 wherein the Title Company agrees to issue fully paid ALTA lender's title policies for the Remaining Owned Properties. With respect to items (iii) and (iv) above, all title insurance policies shall be in form and substance, with endorsements substantially similar to the corresponding policies issued to the Agent and Banks under the Syndicated Facility Documents, and in amount acceptable to the Purchasers and reasonably acceptable to the Company, insured, coinsured and reinsured by title insurers that either issued such corresponding title policies to the Agent and the Banks or is otherwise acceptable to the Noteholders and reasonably acceptable to the Company.

               (k) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement as the Purchasers or their special counsel may reasonably request.

     3.3 No Default. At the time of and immediately following the Closing there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

     3.4 Use of Proceeds. The Company shall have used, or simultaneously with the Closing shall use, funds from the Senior Notes for the purposes described in
Section 2.3, and shall have delivered reasonably satisfactory evidence thereof to the Noteholders.

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

     3.5 Compliance with this Agreement. The Company and each of the Guarantors shall have performed and complied with all of its agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by it on or before the Closing Date.

     3.6 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition under any Requirement of Law which, in the judgment of any of the Purchasers would prohibit the purchase of the Senior Notes hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Senior Notes were to be purchased hereunder.

     3.7 Compliance Certificate. The Purchasers shall have received a Compliance Certificate of the Company dated as of the Closing Date demonstrating the Company's compliance with the financial covenants set forth in Article VIII on a pro forma basis as of August 31, 2002 if such covenants were tested after giving effect to the transactions contemplated in the Senior Notes Documents (and consummated on or prior to the Closing Date).

     3.8 Employment Agreements. The Company and its Subsidiaries shall have provided to each of the Purchasers true and correct copies of (a) the employment agreements (including separation agreements and severance agreements and other employment-related agreements with respect to employees entitled to severance payments of at least $50,000) set forth on Schedule 3.8 (the "Employment Agreements") and (b) the Stock-Based Plans; it being understood that in each case, the Company shall only provide copies of documents that are not available through the Company's public filings.

     3.9 Statement of Sources and Uses of Funds. The Company shall have provided the Purchasers with a satisfactory statement of the sources and uses of funds in connection with the transactions occurring pursuant to the Senior Notes Documents on the Closing Date.

     3.10 Amendment to Syndicated Facility Documents. The Syndicated Facility Documents, including, without limitation, the financial covenants of the Company provided for therein and the maturity date thereof, and the Vessel Financing Documents shall have been amended in form and substance and on terms and conditions satisfactory to the Purchasers.

     3.11 Revolving Credit Availability. After giving effect to all transactions occurring pursuant to the Senior Notes Documents on the Closing Date, the Company shall have not less than $7,500,000 of availability under the Syndicated Credit Agreement.

     3.12 Financial Statements. The Purchasers shall have received copies of the Financial Statements at least five Business Days prior to the Closing Date.

     3.13 Pro Forma Balance Sheet. The Company shall have delivered to the Purchasers, at least five Business Days prior to the Closing Date, a pro forma consolidated balance sheet of the Company and its Subsidiaries (the "Pro Forma Balance Sheet") certified by the Chief Financial Officer of the Company that it fairly presents the financial condition of the Company and its Subsidiaries as at August 31, 2002 modified by pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement and all other Senior Notes Documents (and consummated on or prior to the Closing Date), including all material fees and expenses in connection therewith.

     3.14 Pro Forma Financial Projections. The Company shall have delivered to the Purchasers quarterly pro forma financial projections for the Company and its Subsidiaries for the 12 months ending December 31, 2002 and for the 12 months ending December 31, 2003, and annual financial projections for the Company and its Subsidiaries thereafter through December 31, 2006, in form and detail satisfactory to the Purchasers (the "Pro Forma Financial Projections").

    ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     4.1 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants, solely with respect to itself, which representations and warranties shall survive the Closing, that:

               (a) Such Purchaser has duly authorized, executed and delivered this Agreement and such of the Senior Notes Documents as require execution by it and each constitutes the valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

               (b) Such Purchaser is acquiring the Senior Notes for its own account, and not as nominee or agent.

               (c) The Senior Notes are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof in violation of the securities laws; subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of the property of such Purchaser shall at all times be within its control. Such Purchaser was not formed solely for the purpose of making an investment in the Company or its Subsidiaries. Such Purchaser is an "accredited investor" as that term is defined in Regulation D of the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Senior Notes.

               (d) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Senior Notes are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser acknowledges that, in issuing the Senior Notes, the Company is relying on the representations and warranties of such Purchaser in this
     Section 4.1.

               (e) No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or any agent of such Purchaser.

               (f) Such Purchaser hereby acknowledges that the Senior Notes (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Goodwin Procter LLP shall be satisfactory) shall bear a legend substantially in the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

The acquisition by each such Purchaser of the Senior Notes shall constitute a confirmation by such Purchaser of the foregoing representations and warranties made by such Purchaser.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Purchasers (and each of them) as of the Closing Date as follows (which representations and warranties shall survive the Closing), after giving effect to the transactions contemplated by this Agreement and the other Senior Notes Documents:

     5.1 Senior Notes constitute Senior Indebtedness. The Senior Notes (and each of them) and the other Senior Notes Obligations constitute, and shall constitute at all times until repurchase or redemption thereof in accordance with the terms of this Agreement, (a) "Senior Indebtedness" (and "Guaranteed Senior Indebtedness" in the case of the Guaranteed Obligations) and "Designated Senior Indebtedness" of the Company and the Guarantors, and (b) "Indebtedness" under the "Senior Credit Facility", in each case as such terms are defined in the Subordinated Notes Indenture. The Liens granted under the Security Documents constitute, and at all times that any Senior Note or other Senior Notes Obligation shall be outstanding, shall constitute, "Permitted Liens" under (and as defined in) the Subordinated Notes Indenture.

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

     5.2  Corporate Authority.

          5.2.1 Organization; Good Standing. Each of the Company and its Subsidiaries (a) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate power (or company or partnership power, as the case may be) to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or company or partnership) and is duly authorized to do business in each jurisdiction in which such qualification is necessary, except where a failure to be so qualified would not have a Material Adverse Effect.

          5.2.2 Authorization. The execution, delivery and performance of this Agreement and the other Senior Notes Documents to which the Company or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the authority of such Person, (b) have been duly authorized by all necessary proceedings, including, without limitation, the authorization of the issuance and delivery of the Senior Notes, (c) do not violate, conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Company or any of its Subsidiaries and (d) do not violate, conflict with, or result in the creation of any Lien on the properties or assets of the Company or any of its Subsidiaries under, any provision of the Organizational Documents of, or any material agreement or other material instrument (including, without limitation, any of the Syndicated Facility Documents, Subordinated Note Indenture or the Subordinated Notes) binding upon, the Company or any of its Subsidiaries. The purchase of the Senior Notes is not subject to preemptive or other similar statutory or contractual rights.

          5.2.3 Enforceability. The execution and delivery of this Agreement and the other Senior Notes Documents to which the Company or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.3 Governmental Approvals. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and the other Senior Notes Documents to which the Company or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby, including the issuance and delivery of the Senior Notes do not require the approval or consent of, or filing with or notification to, any governmental agency or authority.

     5.4 Subsidiaries, etc. Other than the Subsidiaries listed on Schedule 5.4 hereto, none of the Company and its Subsidiaries has any Subsidiaries. Except as set forth on Schedule 5.4

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

hereto, none of the Company and its Subsidiaries is engaged in any joint venture or partnership with any other Person.

     5.5 Capital Stock of Subsidiaries. Except as described on Schedule 5.5, the Company owns all of the outstanding Capital Stock or other equity interests of each of its Subsidiaries (except for directors' qualifying shares and shares owned by others in compliance with local law requirements), beneficially and of record, free and clear of all liens, encumbrances, restrictions (other than those under applicable securities laws) and claims of every kind. All the outstanding shares of Capital Stock or other equity interests of each of the Subsidiaries have been duly authorized, are validly issued and are fully paid and nonassessable. Except as described on Schedule 5.5, there are no proxies, irrevocable or otherwise, with respect to such Capital Stock, and no equity securities of any Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any Capital Stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional Capital Stock or securities convertible into or exchangeable for such Capital Stock.

     5.6 Investments in Other Persons. Except as set forth on Schedule 5.6 attached hereto, none of the Company and its Subsidiaries has made any loan or advance in excess of $250,000 (other than trade credit advanced in the ordinary course of business and consistent with past practices) to any Person which is outstanding on the date of this Agreement, nor is the Company or any of its Subsidiaries obligated or committed to make any such loan or advance.

     5.7 Title to Properties; Leases. Except as indicated on Schedule 5.7 attached hereto, the Company and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, Liens or other encumbrances, except for (a) Permitted Liens and (b) Liens that encumber or otherwise restrict assets with an aggregate fair market value less than $250,000. All of the real property presently owned or leased by the Company and its Subsidiaries is set forth on Schedule 5.7 hereto.

     5.8 Franchises, Patents, Copyrights, etc. Each of the Company and its Subsidiaries own or control all material trademarks, trademarks rights, trade names, trade name rights, copyrights, patents, patent rights and licenses, which are necessary for the conduct of their business, subject to the rights of the Banks pursuant to the Syndicated Facility Documents. Neither the Company nor any of its Subsidiaries is to the Knowledge of the Company, infringing upon, or otherwise acting adversely, to any of such trademarks, trademark rights, trade name rights, copyrights, patent rights or licenses owned by any other Person. There is no claim or action by any such Person pending, or, to the Knowledge of the Company, threatened, against any of the Company or any of its Subsidiaries, with respect to any of the rights or property referred to in this Section 5.8.

     5.9  Financial Statements and Projections.

          5.9.1 Fiscal Year. The Company and each of its Subsidiaries have a fiscal year that is the 12 months ending on December 31 of each calendar year.

          5.9.2 Financial Statements. Except as set forth on Schedule 5.9 hereto, the Financial Statements have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at the close of business on the date thereof and the results of operations for the periods then ended (subject, in the case of unaudited statements, to year-end and audit adjustments and the absence of footnotes). There are no contingent liabilities of the Company or any of its Subsidiaries as of such dates involving material amounts, known to the Company, which were not disclosed in such balance sheets and the notes related thereto.

          5.9.3 Projections. The projections of the annual operating budgets of the Company and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2002 to 2006 fiscal years and the Pro Forma Financial Projections, copies of which have been delivered to each Purchaser, disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the Knowledge of the Company no facts exist that (individually or in the aggregate) would result in any materially adverse change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Company of the results of operations and other information projected therein. It is recognized by the Purchasers that such projections as to future events are not to be viewed as facts, assurances or guarantees, that underlying assumptions may not materialize or may prove to be incorrect, that unanticipated events and circumstances may occur, and that actual results during the period or periods covered by any such projections likely will vary from the projected results. The assumptions underlying the projections are inherently uncertain and are subject to significant business, economic and competitive uncertainties.

          5.9.4 Pro Forma Balance Sheet. The Pro Forma Balance Sheet delivered to the Purchasers sets forth the assets and liabilities of the Company and its Subsidiaries on a pro forma basis after taking into account the consummation (through the Closing Date) of the transactions contemplated in this Agreement as of August 31, 2002. The Pro Forma Balance Sheet has been prepared by the Company in accordance with generally accepted accounting principles, consistently applied, and fairly presents in all material respects the assets and liabilities of the Company and its Subsidiaries, reflecting the consummation of all of the transactions contemplated in this Agreement and the other Senior Notes Documents and based on the assumptions set forth therein as of the Closing Date.

     5.10 Tax Status. The Company and its Subsidiaries (a) have made or filed all material federal, foreign, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the Knowledge of the Company, no basis for any such claim.

     5.11 Permits; Compliance with Laws. The Company has all franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted or proposed to be conducted, and all such Permits are valid and in full force and effect. No Permit is subject to termination as a result of the execution of this Agreement, consummation of the transactions contemplated hereby or by any other Senior Notes Document. The Company is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any U.S. federal, state, municipal, non-U.S. or other governmental authority that apply to the conduct of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company that could reasonably be expected to have a Material Adverse Effect.

     5.12 Compliance with Organizational Documents. None of the Company or any of its Subsidiaries is in violation of any provision of its Organizational Documents.

     5.13 Government Regulation. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940; nor is it subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other requirement and law which purports to regulate or restrict its ability to borrow money.

     5.14 Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

     5.15 Potential Conflicts of Interest. Except as set forth on Schedule 5.15, to the Knowledge of the Company and its Subsidiaries, no officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries, (a) owns, directly or indirectly, any interest in (excepting less than 1.0% equity holding for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor (e.g., a business engaged in the industrial minerals or marine transportation businesses), lessor, lessee, supplier, distributor, sales agent or customer of, or creditor to or borrower from the Company or any of its Subsidiaries; (b) owns, directly or indirectly in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to the Company or any of its Subsidiaries except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     5.16 Certain Transactions. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or such Subsidiary could obtain from third parties and described on Schedule 5.16, none of the officers, directors, or employees of the Company or any of its Subsidiaries (or any of their respective family members) or, to the Knowledge of the Company, stockholders of the Company (or any of their respective family members) is presently a party to any transaction with the Company or any of its Subsidiaries, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of the Company, any corporation, partnership, limited liability company, trust or other entity in which any officer, director, or any such employee or family member has a substantial interest or is an officer, director, partner, member or trustee.

     5.17 Employee Benefit Plans.

          5.17.1 In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by Section 412 of ERISA. The Company has heretofore delivered to the Purchasers the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          5.17.2 Terminability of Welfare Plans. Except as disclosed on Schedule 5.17.2, (a) other than normal severance plans, no Employee Benefit Plan that is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws and (b), the Company may terminate each such

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

Employee Benefit Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Company without liability to any Person other than for claims arising prior to termination.

          5.17.3 Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Company nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event , or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $250,000.

          5.17.4 Multiemployer Plans. None of the Company or any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Company or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          5.17.5 Stock-Based Plans. Each of the Stock-Based Plans is identified on Schedule 3.8. Each of the Stock-Based Plans has been duly authorized by all necessary corporate and stockholder action. Sufficient shares of Capital Stock have been duly reserved for issuance under the Stock-Based Plans.

     5.18 Environmental Compliance.

                 (a) None of the Company and its Subsidiaries, or any of their facilities, improvements, activities or operations is in violation, or alleged violation, of any Environmental Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                 (b) Except as specifically identified on Schedule 5.18(b), neither the Company nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local Governmental Authority in the past three years or with respect to any matter that is currently pending, in effect or remains unresolved: (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") or any state environmental agency as a potentially responsible --- party under CERCLA with respect to a site listed on the National Priorities List or any site listed on an analogous state list; (ii) that any Hazardous Substances which any of them has generated, recycled, manufactured, treated, stored, transferred, produced, processed, refined, handled, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered a site assessment, remedial investigation, monitoring, removal or other remedial action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

               (c) Except as specifically identified on Schedule 5.18(c) attached hereto: (i) no portion of the Real Estate has been used by the Company or any of its Subsidiaries, or to the Knowledge of the Company, by any other Person for the handling, processing, generation, manufacture, treatment, production, refining, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws with which the failure to comply would have a Material Adverse Effect; (ii) no underground tank, surface impoundment, lagoon or underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (iii) in the course of any activities conducted by the Company or its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws with which the failure to comply would have a Material Adverse Effect; (iv) there have been no Releases or threatened Releases of Hazardous Substances by the Company or its Subsidiaries, and to the Knowledge of the Company, there have been no Releases or threatened Releases of Hazardous Substances on, upon, at, to, into or from the properties of the Company or its Subsidiaries by any Person; and (v) to the Knowledge of the Company, there have been no Releases on, upon, at, to, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on any of the Real Estate, except where such Release is in an amount or concentration that does not require reporting to any governmental authority or any response action under applicable Environmental Law; and (vi) none of the Company, its Subsidiaries or any of their operations or the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments by the Company or such Subsidiary, or the removal or remediation of Hazardous Substances by the Company or such Subsidiary, or the giving of notice by the Company or such Subsidiary to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any mortgage or to the effectiveness of any other transactions contemplated hereby.

               (d) No lien has been imposed on any of the Real Estate by any Governmental Authority at the federal, state, or local level in connection with the presence on or off such property of any Hazardous Substance.

               (e) Except as specifically identified on Schedule 5.18(e), neither the Company nor any Subsidiary: (i) has entered into or been subject to any consent decree, compliance order, or administrative order with respect to any Real Estate or any facilities or improvements or any operations or activities thereon; nor (ii) has received any request for information, demand letter, or administrative inquiry with respect to environmental matters, and the Company and its Subsidiaries have no reason to believe that any of the above will be forthcoming, in each case, in the past three years or with respect to any matter that is currently pending, in effect or remains unresolved.

               (f) Schedule 5.18(f) lists all of the reports summarizing the findings of an environmental evaluation of sites, locations or facilities owned, occupied or operated by the Company or any of its Subsidiaries other than privileged internal environmental reports of, prepared, in each case, by personnel of, the Company and its Subsidiaries in the past three years or with respect to any matter that is currently pending, in effect or remains unresolved (collectively, the "Environmental Reports"). The Company has made available to the Purchasers true and correct copies of all Environmental Reports and all documents or information in the possession or control or available to the Company or its Subsidiaries concerning environmental matters relevant to sites, locations or facilities owned, occupied or operated by the Company and its Subsidiaries.

     5.19 Insurance. The Company and each of its Subsidiaries maintains with financially sound and reputable insurers having an A- rating or better from Best's Rating Service insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, with the details of such coverage being more fully described on Schedule
5.19 hereto. The information with respect to the insurance coverage of the past and present properties and business of the Company and its Subsidiaries that the Company has provided to the Purchasers is accurate in all respects.

     5.20 Securities Act. None of the Company nor anyone acting on its behalf has offered or will offer to sell the Senior Notes or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Senior Notes to the Purchasers under the registration provisions of the Securities Act. Assuming the accuracy of the representations and warranties of each Purchaser set forth herein, the issuance of the Senior Notes to the Purchasers pursuant to this Agreement is not required to be registered under the Securities Act or applicable state securities law.

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

     5.21 Employment of Officers. Except as set forth on Schedule 5.21 hereto, no senior officer or key employee of the Company or any of its Subsidiaries has delivered notice of his or her intention to terminate his or her employment with the Company or any of its Subsidiaries and none of the Company and its Subsidiaries has any present intention of terminating any such employment.

     5.22 Labor Relations.

               (a) Except as set forth on Schedule 5.22, (i) there is no labor strike, picketing of any nature, material labor dispute, slowdown or any other concerted interference with normal operations, stoppage or lockout pending or to the Knowledge of the Company, threatened against or affecting the Company and its Subsidiaries, (ii) there are no union claims or demands to represent the employees of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has any collective bargaining obligations with respect to any of its employees, and, to the Knowledge of the Company, there are no current union organizing activities among the employees of the Company and its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company and its Subsidiaries, and (iv) with respect to bargaining obligations disclosed in Schedule 5.22, the Company and its Subsidiaries have bargained and continue to bargain in good faith.

               (b) The Company and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. Neither the Company nor any of its Subsidiaries is delinquent in any payments to any of its employees or Contingent Workers (as that term is defined in Section 5.22(c) below) for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such employees or Contingent Workers. There are no material grievances, complaints or charges with respect to employment or labor matters (including, without limitation, charges of employment discrimination, retaliation or unfair labor practices) pending or, to the Knowledge of the Company, threatened in any judicial, regulatory or administrative forum, or under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement). None of the Company's or its Subsidiaries' employment policies or practices is currently being audited or investigated by any Governmental Authority, or to the Knowledge of the Company, is subject to imminent audit or investigation by any Governmental Authority. The Company and its Subsidiaries are not subject to any consent decree, court order or settlement in respect of any labor or employment matters. Except as set forth in Schedule 5.22, no arbitration or similar proceeding with respect to employment matters is pending or, to the Knowledge of the Company, threatened and, to the Knowledge of the

`

     Company, no claim therefor has been asserted that if adversely determined (individually or together with any other such claims) could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.22, neither the Company nor any of its Subsidiaries has any policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of the employees of the Company or any of its Subsidiaries.

               (c) Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries employs any independent contractors, temporary employees, leased employees or any other servants or agents compensated other than through reportable wages paid by the Company or the applicable Subsidiary (collectively, "Contingent Workers"). To the extent that the Company or any of its Subsidiaries employs Contingent Workers, it has properly classified and treated them in accordance with applicable laws and for purposes of all benefit plans and perquisites.

     5.23 Trade Relations. There exists no actual or, to the Knowledge of the Company, threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any of its Subsidiaries or their respective businesses with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company and its Subsidiaries taken as a whole, or with any material supplier, and to the Knowledge of the Company, there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent the Company or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted, except for a condition or state of facts or circumstance the results of which would not have a Material Adverse Effect.

     5.24 Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all material information relating to (a) the business of the Company and its Subsidiaries, (b) the nature, acquisition, maintenance, location and collection of the assets of the Company and its Subsidiaries, and (c) the nature of all transactions giving rise to the obligations or accounts receivable of the Company and its Subsidiaries.

     5.25 Other Agreements. Except for the Senior Notes Documents or as set forth on Schedule 5.25 attached hereto, none of the Company or any of its Subsidiaries is a party to or otherwise bound or affected by any written:

               (a) agreement, contract or commitment with any present or former shareholder, director or officer;

               (b) agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $1,000,000 or more, (other than purchase orders issued to, or contracts with, vendors in the ordinary course of business), or any "take or pay" or requirements contract or other commitment;

               (c) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $2,000,000 or more, other than purchase orders received from and contracts with customers in the ordinary course of business;

               (d) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money or for a line of credit or guarantee, pledge or undertaking in any manner whatsoever of the indebtedness of (A) officers, directors, any stockholder or any member of any of their immediate families, excluding travel allowances made in the ordinary course of business, or (B) any other Person in an amount in excess of $100,000, excluding the extension of trade credit in the ordinary course of business consistent with past practices);

               (e) agreement, contract or commitment for any capital expenditure in excess of $500,000; or

               (f) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any Person (nor is any officer or employee of the Company or any Subsidiary subject to any such agreement except where such limitation runs to the benefit of the Company or one of its Subsidiaries).

The Company and each of its Subsidiaries and, to the Knowledge of the Company, each other party thereto have in all respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company or any of its Subsidiaries is a party or by which the Company and its Subsidiaries or its respective property may be bound, except where the same would not have a Material Adverse Effect. None of the Company and its Subsidiaries has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and, to the Knowledge of the Company, there is no breach or anticipated breach by the other party to any contract or commitment to which the Company or any of its Subsidiaries is a party, except where the same would not have a Material Adverse Effect.

     5.26 Representations and Warranties Incorporated from Other Agreements. Except where such representation or warranty is made expressly as of a particular date, each of the representations and warranties (a) made by the Company and its Subsidiaries to the Agent and the Banks in the Syndicated Facility Documents and Vessel Financing Documents, and (b) each of the representations and warranties made by the Company in the Subordinated Notes Indenture is true and correct.

     5.27 No Material Changes. Since the Reference Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Company and its

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

Subsidiaries as shown on or reflected in the consolidated balance sheet of the Company as at the Reference Balance Sheet Date, or the consolidated statements of income and cash flows for the period then ended, other than changes in the ordinary course of business that have not had a Material Adverse Effect. Since the Reference Balance Sheet Date, the Company has not made any Distributions, except in accordance with the terms of this Agreement.

     5.28 Litigation. Except as set forth on Schedule 5.28, there are no actions, suits, proceedings, claims, disputes or investigations of any kind, including, without limitation, any product liability claims, pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, either in any individual case or in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect, (ii) that question the validity of this Agreement or any of the other Senior Notes Documents (or any provision hereof or thereof, or any action taken or to be taken pursuant hereto or thereto, or (iii) that, if adversely determined, either in any individual case or in the aggregate, could reasonably be expected to result in any liability not covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Company and its Subsidiaries.

     5.29 No Materially Adverse Contracts, etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that could reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to, in the judgment of the Company's officers, have any Material Adverse Effect.

     5.30 Chief Executive Offices. The chief executive office of the Company and its Subsidiaries as of the date hereof are set forth on Schedule 6.2, at which location their books and records are kept.

     5.31 No Brokers or Finders. Except as described on Schedule 5.31, no Person had, has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchasers, the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company, any of its Subsidiaries or any of their agents in connection with the purchase and sale of the Senior Notes.

     5.32 Use of Proceeds.

          5.32.1 General. The proceeds of the Senior Notes shall be used for the purposes described in Section 2.3.

          5.32.2 Federal Reserve Regulations. None of the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Senior Notes will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the applicable regulations of the Board of Governors of the Federal Reserve System.

     5.33 Solvency. From and after consummation of the transactions contemplated by the Senior Notes Documents: (a) the Company and its Subsidiaries, when taken as a whole, are Solvent, and (b) after adjustments are made for intercompany advances in the ordinary course of business, each of the Company and the Guarantors (other than the Restricted Guarantors) is Solvent.

     5.34 No Event of Default. No Default or Event of Default has occurred and is continuing.

     5.35 Disclosure. The representations and warranties made or contained in this Agreement, the disclosure schedules attached hereto and exhibits hereto and the certificates and statements executed or delivered in connection herewith and all other information provided in writing by the Company to the Purchasers in connection with the transactions contemplated hereby, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material fact not misleading in the light of the circumstances in which they were made or delivered. There is no material fact directly relating to the assets, liabilities, business, operations, condition (financial or other) or prospects of the Company (including any competitive developments other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same that has not been set forth in this Agreement, in the disclosure schedule attached hereto or otherwise certified in writing to the Noteholders on or prior to the Closing Date. To the Knowledge of the Company, no officer or director of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property or that of any partnership of which he or she was a general partner or any corporation or business association of which he or she was an executive officer; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) the subject of any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise imposing limits or conditions on his or her ability to engage in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (d) found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which judgment or finding has not been subsequently reversed, suspended, or vacated; or (e) has engaged in other conduct that is required to be disclosed in a prospectus under Item 401(f) of Commission Regulation S-K.

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               ARTICLE VI - AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company covenants and agrees that so long as any of the Senior Notes is outstanding:

     6.1 Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest on the Senior Notes and the Company will duly and punctually pay or cause to be paid all other amounts provided for in this Agreement and the other Senior Notes Documents to which the Company or any of its Subsidiaries is a party, all in accordance with the terms of this Agreement and the other Senior Notes Documents.

     6.2 Maintenance of Office. The Company and its Subsidiaries will maintain their chief executive offices in the location specified with respect thereto on
Schedule 6.2 or, at such other place in the United States of America as the Company shall designate upon not less than 15 days prior written notice to the Noteholders, where notices, presentations and demands to or upon the Company and its Subsidiaries in respect of the Senior Notes Documents may be given or made.

     6.3 Records and Accounts. The Company will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves. The Company will at all times engage nationally-recognized independent certified public accountants as the independent certified public accountants of the Company and its Subsidiaries and will not permit more than 90 days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Company and its Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Noteholders.

     6.4 Financial Statements, Certificates and Information. The Company will, and will cause each of its Subsidiaries to, deliver to each of the Noteholders:

               (a) within 90 days after the end of each fiscal year (or such earlier date as may be required by the Commission) commencing with the year ending December 31, 2002, a copy of the consolidated balance sheet of the Company and its Subsidiaries as the end of such year, together with consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Board of Directors, prepared in accordance with generally accepted accounting principles consistently applied, and certified without qualification by any nationally-recognized independent certified public accountants, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of the results shown therein;

               (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such earlier date as may be required by the Commission) commencing with the fiscal quarter ending March 30, 2003 a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the unaudited consolidated statements of income, retained earnings and cash flows for the Company and its Subsidiaries for such fiscal quarter and for the year to date, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of the results shown therein;

               (c) for so long as any senior lender of the Company shall require the delivery of such financial information, within 30 days after the end of each month commencing with the month ending October 31, 2002, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the unaudited consolidated statements of income and cash flows for the Company and its Subsidiaries for such month and for the year to date; and

               (d) simultaneously with the delivery of the financial statements referred to in clause (a) and (b) of this Section 6.4, a statement certified by the principal financial or accounting officer of the Company in the form of Exhibit 6.4(d) hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Article VIII and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date (a "Compliance Certificate") and, with the delivery of the financial statements referred to in clause (a) above, an annual accountant's management letter;

               (e) within 90 days after the end of each fiscal year commencing with the year ending December 31, 2002, a copy of the annual consolidated operating budget and financial projections of the Company and its Subsidiaries for the then current fiscal year, certified by the principal financial or accounting officer of the Company, together with management's written discussion and analysis of such budget and financial projections;

               (f) promptly, and in any event within five Business Days after the sending or filing thereof, copies of (i) all proxy statements, financial statements, material change reports and other material reports that the Company or any of its Subsidiaries sends to its stockholders, partners, or members (or equivalent persons thereto), copies of all regular, periodic and special reports and information forms, and all registration statements, prospectuses and information memoranda, that any of the Company or any of its Subsidiaries files with the Commission, or with any national or international securities exchange, and copies of all private placement or offering memoranda pursuant to which securities of the Company or any of its Subsidiaries that are exempt from registration under the Securities Act are proposed to be issues and sold thereby, and (ii) all financial information and reports provided to the Agent and/or the Banks under the Syndicated Facility Documents and the Vessel Financing Documents; and

               (g) such other financial and business information as holders of at least 50% of the principal amount of all Senior Notes then outstanding may reasonably request.

     6.5  Notices.

          6.5.1 Defaults. The Company will promptly notify each of the Noteholders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other material financial obligation to which or with respect to which the Company or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Company shall forthwith give written notice thereof to each of the Noteholders, describing the notice or action and the nature of the claimed default.

          6.5.2 Environmental Events. The Company will promptly give notice to each of the Noteholders (a) of any violation of any Environmental Law that the Company or any of its Subsidiaries that could result in liability to the Company or any of its Subsidiaries in excess of $50,000 and that reports in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental or mining agency, (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, claim, complaint, suit or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental or mining agency or board or any third party, and (c) of any environmental, health or safety condition that could reasonably be expected to have a Material Adverse Effect.

          6.5.3 Notice of Litigation and Judgments. The Company will, and will cause each of its Subsidiaries to, give notice to each of the Noteholders in writing (a) within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim, or any claim with respect to which insurance coverage could reasonably be expected to be disputed, against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of litigation or arbitration, mediation or other proceedings, and (b) promptly after becoming aware of any change in the status or any financial effect on the Company or any of its Subsidiaries of any such litigation or proceedings, including, without limitation, any dispute, challenge or claim, or any agreement relating to insurance

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

coverage of any actual or, to the Knowledge of the Company, threatened claim, litigation or proceeding that results, or could result in, the Company or any of its Subsidiaries making cash expenditures in excess of $500,000 for its defense or to resolve such claim (whether or not such expenditures will be reimbursed); provided, however, that notice need not be given pursuant to this Section 6.5.3 to the extent the expenditures reflect the payment of deductibles or premiums, and (c) upon the reasonable request of holders of at least 50% of the principal amount of the Senior Notes then outstanding, any other information available to the Company or any of its Subsidiaries with respect to any of the foregoing that would enable the Noteholders to more fully evaluate such litigation or proceedings.

          6.5.4 Notices under other Agreements. Within 10 Business Days of (a) Knowledge of the Company of a material breach or violation of any term of or a default or event of default under any Syndicated Facility Document, Vessel Financing Document, or the Subordinated Notes Indenture (or any instrument, agreement or document delivered thereunder or in connection therewith), (b) the giving or receiving of any notice or certificate under any Syndicated Facility Document, Vessel Financing Document, or the Subordinated Notes Indenture or any instrument, document or agreement delivered thereunder or in connection therewith, by the Company or any Subsidiary, the Company will so notify the Noteholders.

          6.5.5 Notice of Material Events. The Company will, and will cause each of its Subsidiaries to, give notice in writing to each of the Noteholders of each of the following as, specified:

               (a) promptly, but in no event later than 10 Business Days after becoming known to the Company, upon any public announcement by Moody's or S&P of any change in the Debt Rating, copies of any public announcement by Moody's or S&P of any change in the Debt Rating;

               (b) promptly, but in no event later than 10 Business Days after becoming known to the Company, upon any significant change in accounting treatment or reporting practices of the Company or any of its Subsidiaries, notice thereof setting forth in reasonable detail such changes and a brief discussion by management of the reasons therefor; and

               (c) promptly, but in no event later than 10 Business Days after becoming known to the Company, any fact, circumstance, occurrence or event that could reasonably be expected to have a Material Adverse Effect, notice of such fact, circumstance, occurrence or event described in reasonable detail, together with a discussion and analysis of the circumstances and likely consequences thereof by management.

     6.6 Corporate Existence; Maintenance of Properties. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary; provided that, so long as before and after giving effect thereto no Default shall have occurred and be continuing, the Company may

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

terminate the existence of Global Stone Oakville, Inc., a Canadian corporation, if such termination is, in the good faith judgment of the Board of Directors of Global Stone Oakville, Inc., desirable in the conduct of its business and such dissolution could not reasonably be expected to have a Material Adverse Effect. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its material rights and franchises and those of its Subsidiaries. The Company (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times, and
(iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 6.6 shall prevent the Company from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Company, desirable in the conduct of its or their business and that could not reasonably be expected to have a Material Adverse Effect.

     6.7  Insurance.

               (a) The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers having an A-rating or better from Best's Rating Service insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and customary for similar businesses; provided that the Company and its Subsidiaries may, in lieu of such insurance, self-insure by maintaining full reserves with respect to any such casualties and contingencies, which, in the aggregate are not likely to exceed $3,000,000 at any time, so long as (i) such reserves are reflected in the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, and (ii) with respect to any self-insurance that when fully reserved as required hereby, is or is likely to exceed $1,000,000, (A) are maintained in an amount at least equal to, and otherwise as recommended by an actuary or similar third-party professional of national standing and (B) the failure to maintain insurance as otherwise required under this Section 6.7(a) shall have been approved in writing by holders of at least 50% of the outstanding principal of the Senior Notes, which approval shall not be unreasonably withheld. The Company will, and will cause each of its Subsidiaries to, maintain insurance on the Real Estate in accordance with the terms of any lease or mortgage applicable to the Real Estate.

               (b) The Company will, and will cause each of its Subsidiaries to, enforce all of the Company's and its Subsidiaries' rights under all insurance policies covering its and their current and former properties and business, and pursue all material remedies available to the Company and its Subsidiaries with diligence and in good faith in connection with the enforcement of any such rights.

     6.8 Taxes. The Company will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid could reasonably be expected to by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Company and each of its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     6.9  Inspection of Properties and Books, etc.

          6.9.1 General. The Company shall permit the Noteholders and their respective designated representatives, upon reasonable notice if no Default has occurred and is continuing (and at any time without notice if a Default has occurred and is continuing) to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine the corporate, financial and operating records of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals, during normal business hours if no Default has occurred and is continuing as any Noteholder may reasonably request (and at any time and without notice if a Default has occurred and is continuing). So long as no Default has occurred and is continuing, each Noteholder agrees to use commercially reasonable efforts to coordinate any visit or inspection thereby (or by its representatives) pursuant to this Section with the chief financial officer of the Company.

          6.9.2 Communications with Accountants. The Company authorizes each Noteholder, if a Default shall have occurred and be continuing, to communicate directly with the independent certified public accountants of the Company; provided that each Noteholder shall give the Company prior notice of such communications. The Company further authorizes such accountants to disclose to the Noteholders any and all financial statements and other supporting financial documents and schedules, including copies of any management letter, with respect to the business, financial condition and other affairs of the Company or any of its Subsidiaries, at the expense of the Company. At the request of Noteholders holding at least 50% of the principal amount of the Senior Notes then outstanding, the Company shall deliver (promptly upon such request) a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.9.2.

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

     6.10 Compliance with Laws, Contracts, Licenses, and Permits. The Company will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to so comply is not otherwise expressly prohibited hereunder and such failure is not likely to have a Material Adverse Effect, (ii) the provisions of its charter documents and by-laws, (iii) all material agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any Permit from any Governmental Authority shall become necessary or required in order that the Company or any of its Subsidiaries may fulfill any of its obligations hereunder or under any of the other Senior Notes Document to which the Company or such Subsidiary is a party, the Company will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Company or such Subsidiary to obtain such Permit and furnish the Noteholders with evidence thereof.

     6.11 Employee Benefit Plans. The Company will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of a Noteholder, furnish to the Noteholders a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Noteholders any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

     6.12 Subsidiaries, Etc. The Company will not create or have (or permit any Subsidiary to create or have) any Subsidiaries other than (a) Subsidiaries in existence on the date hereof, (b) Subsidiaries acquired in accordance with
Section 7.5.1, and (c) direct Subsidiaries of any Guarantor (other than a Restricted Guarantor) created in connection with any transaction permitted under the terms of this Agreement; provided that in each case under clauses (b) and
(c), such Subsidiary is wholly-owned, directly or indirectly, by the Company and is not a Subsidiary of any of the Restricted Guarantors and, before and after giving effect to the formation or acquisition of such Subsidiary, no Default shall have occurred and be continuing. If, after the Closing Date, the Company or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, the Company or such Subsidiary (or its parent if such Subsidiary is not then a Guarantor) will immediately (and in any event not later than five Business Days following such creation or acquisition, as the case may be) (i) notify the Noteholders thereof, (ii) cause each Material Subsidiary created, acquired or otherwise then existing to become an unlimited, joint and several, guarantor of all of the Guaranteed Obligations, and (iii) cause such Material Subsidiary(ies) to execute and deliver to the Noteholders: (A) a joinder to this Agreement in the form of Exhibit A hereto; (B) documentation of the type described in Sections 3.2(a), (b), (c), (g).and (j); (C) legal opinions in form and substance satisfactory to the Noteholders opining as to the authorization, validity and enforceability of such guaranty and the attachment and perfection of the security interests and Liens granted by such Material Subsidiary to the Noteholders, and such other matters and the

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

Noteholders may request; and (D) and such other documentation as the Noteholders may reasonably request.

     6.13 Intellectual Property. The Company covenants and agrees that it will take all reasonably necessary and advisable steps to obtain ownership in and/or protection of all material Intellectual Property owned, used or developed by the Company and its Subsidiaries in the conduct of their business, and that it will not do any act, or omit to do any act, nor permit any licensee to do any act, whereby any material Intellectual Property rights of the Company or any Subsidiary may become abandoned, invalidated, dedicated to the public domain, or diminished in value; provided, however, that nothing in this Section 6.13 shall prevent the Company from taking, or refraining from taking, any action if such action (or refraining from taking action) is in the judgment of the Company in its best interest and that would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company covenants and agrees that it will diligently prosecute any applications to obtain registrations of material Intellectual Property, other than Intellectual Property of a type that is not capable of cost effective protection or is not eligible for protection through registration; preserve and maintain all material Intellectual Property rights in all jurisdictions in which the Company conducts or proposes to conduct business; display appropriate notices of material Intellectual Property rights on all tangible embodiments; take reasonable security measures to protect the secrecy and confidentiality of all valuable information of the Company and its licensors; file all such applications, renewals, certificates and affidavits as may be reasonably necessary or advisable to obtain and maintain the ownership, validity and enforceability of all material Intellectual Property rights of the Company and its Subsidiaries; appropriately document the Company's ownership of material Intellectual Property developed by or for the Company and its Subsidiaries; take all reasonable enforcement actions as may be prudent to protect the material Intellectual Property of the Company and its Subsidiaries; and conduct the business of the Company and its Subsidiaries so as not to violate or infringe the Intellectual Property rights of others.

     6.14 Board Rights.

               (a) The Company shall permit The 1818 Mezzanine Fund II, L.P. as the single representative of the Noteholders (the "Representative") to attend as an observer all meetings of its full Board of Directors (other than executive sessions of the Board of Directors), including, without limitation, that in the case of telephonic meetings conducted in accordance with the Company's by-laws and applicable law, the Representative shall be given the opportunity to participate in such telephonic meetings; provided that the Company shall not be obligated to permit any representative of any Noteholder to attend any meeting of its Board of Directors unless such Person is a representative of an Eligible Noteholder and that Eligible Noteholder shall have executed and delivered to the Company a confidentiality agreement in the form of Exhibit 6.14. The Company shall give written notice to the Noteholders of every meeting of its full Board of Directors at the same time and in the same manner as notice is given to the directors of the Company. The Purchasers agree that only one individual will serve as the

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

     Representative during the term of this Agreement, provided that if the Representative originally designated discontinues his or her association with The 1818 Mezzanine Fund II, L.P. a different individual shall be designated. The Company shall bear the reasonable travel and other out-of-pocket expenses of the Representative associated with the attendance and/or participation in the meetings of the Board of Directors. The Representative shall be entitled to receive all written materials and other information given to the directors of the Company in connection with such meetings or otherwise, in each case at the same time such materials and information are given to the directors; provided that the Representative shall not be entitled to receive privileged and confidential attorney-client communications and attorney work product provided to the Board of Directors; it being understood and agreed that all discussions thereof do and shall take place in executive sessions of the Board of Directors and nothing in this proviso clause shall restrict the Representative's rights to attend meetings of the Board of Directors as otherwise provided in this Section 6.14. All information provided at, or in connection with, such meetings is subject to Section 11.21 hereof; it being understood and agreed that the Representative may (but shall be under no obligation to do so), at his or her option, convey confidential information and other information received at any meeting of the Board of Directors (or otherwise in his or her capacity as the Representative) to the other Purchasers and each other Noteholder so long as such Person has delivered an executed confidentiality agreement in the form of Exhibit 6.14 to the Company with a copy to the Representative.

               (b) The 1818 Mezzanine Fund II, L.P. shall be permitted to designate another Eligible Noteholder as the Representative; provided, however that in the event The 1818 Mezzanine Fund II, L.P. or its Affiliates no longer own in excess of $10,000,000 in Senior Notes as a result of one or more transfers of the Senior Notes, it shall be required to first offer the position as Representative to either an Eligible Noteholder that purchased its entire investment in the Senior Notes or to one of the initial Noteholders that owns in excess of $10,000,000 in principal amount of the Senior Notes. The Company will have no obligation to recognize the newly designated Representative at the next meeting of the Board of Directors if it does not receive at least fifteen days prior to the next scheduled meeting of the Board of Directors written notice of the designation of the new Representative and an executed copy of the confidentiality agreement in the form attached to this Agreement as Exhibit 6.14.

               (c) The Company shall permit each Eligible Noteholder to attend, and each Eligible Noteholder shall be entitled to attend, as an observer, each annual meeting of the stockholders of the Company and each presentation of the strategic plan of the Company to the Board of Directors of the Company; provided that the Company shall not be obligated to permit any representative of any Noteholder to attend any meeting of its Board of Directors unless such Person is a representative of an Eligible Noteholder and that Eligible Noteholder shall have executed and delivered to the Company a confidentiality agreement in the form of Exhibit 6.14. The Company shall give written notice of each such meeting at the same time and in the same manner as notice is given to

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

     the stockholders and directors, respectively, of the Company. Each Eligible Noteholder shall be entitled to receive all written materials and other information given to the stockholders and the directors, respectively, of the Company in connection with such meetings. All information provided at each such meeting of the Board of Directors is subject to Section 11.21.

     6.15 ESG Acquisition. The Company and its Subsidiaries shall consummate the ESG Acquisition in accordance with the terms of this Agreement (including, without limitation, Schedule 6.15 hereto; it being understood that the Company shall not be obligated to consummate the ESG Acquisition if the terms deviate in any material adverse way to the Company from those set forth in Schedule 6.15).

     6.16 Collateral Matters.

          6.16.1 Real Estate.

                 (a) Within 45 days following the Closing Date, the Company will obtain, at its sole cost and expense, a loan policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84), if available, and, if not available, in an alternative ALTA form which is acceptable to Collateral Agent, in its sole discretion, issued by the Title Company for each of the properties subject to the Realty Mortgages (collectively, the "Loan Policies" and individually, a "Loan Policy"), with a face value of not less than $75,000,000 insuring each mortgage or deed of trust, as appropriate, to be a valid Lien on such Real Estate free and clear of all defects and encumbrances except for any mortgage or deed of trust pursuant to the Syndicated Facility Documents with such endorsements and affirmative insurance (to the extent available) as the Collateral Agent, in its reasonable discretion, may require.

                 (b) The Company agrees, to the extent that the Company has or intends to furnish a Lien to the Agent and the Banks under the Syndicated Facility Documents on any Real Estate for which it may hold a leasehold interest ("Leasehold Interest"): (a) to grant the Collateral Agent a mortgage, deed of trust, or other security instrument, as appropriate ("Leasehold Security Instrument"), sufficient to constitute a Lien against such Leasehold Interest in form and substance reasonably satisfactory to it, (b) to provide the Collateral Agent with fully paid Chicago Title Insurance Company Lender's leasehold title insurance policies, insuring each Leasehold Security Instrument to be a valid Lien on such Real Estate free and clear of all defects and encumbrances except for any mortgage or deed of trust pursuant to the Syndicated Facility Documents with such endorsements and affirmative insurance (to the extent available) as the Collateral Agent, in its reasonable discretion, may require, and (c) that Collateral Agent shall make appropriate fixture filings against any Real Estate for which the Agent and the Banks under the Syndicated Facility Documents has or intends to have a fixture filing with respect to any Leasehold Interest.

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

                 (c) The Company agrees to amend, at its sole cost and expense, any mortgage, deed of trust, deed to secure debt, or other security instrument, as appropriate ("Real Estate Security Instrument"), granted by the Company, or any Guarantor as the case may be, to the Collateral Agent, to the extent that such an amendment may be necessary or desirable to ensure that any Real Estate Security Instrument accurately reflects that the Company, or Guarantor as the case may be, intends to grant a mortgage or security interest in all real property owned or leased by the Company or Guarantor at the locations listed on Schedule 5.7 of this Agreement and to the extent not previously granted to the Collateral Agent for the purpose of granting a mortgage or security interest in all real property owned or leased by the Company or Guarantor which the Company or Guarantor grant to the Collateral Agent pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the obligations of the Company or any Guarantor to grant mortgages or other security interests in all or any portion of its Property to the Collateral Agent shall apply only to such Property or interests on which liens (including fixture filings and leasehold mortgages) are to be granted to secure the Syndicated Debt.

                 (d) The Company agrees to promptly inform the Collateral Agent if it acquires any additional Real Estate and, if so requested by the Collateral Agent, the Company agrees to: (a) grant the Collateral Agent a mortgage, deed to secure a debt, or other security instrument, as appropriate, sufficient to constitute a Lien against such Real Estate in form and substance reasonably satisfactory to it; and (b) to provide the Collateral Agent with fully paid Chicago Title Insurance Company Lender's title insurance policies, in form and substance satisfactory to it, in an amount acceptable to it and reasonably acceptable to the Company, insured, coinsured and reinsured by title insurers that either issued such corresponding title policies to the Agent and the Banks or is otherwise acceptable to it and reasonably acceptable to the Company, but in each case, only to the extent that the Company has or intends to furnish a corresponding Lien and title insurance to the Agent and the Banks under the Syndicated Facility Documents.

          6.16.2 Vessels. The Company agrees to provide the Collateral Agent with thirty (30) days prior written notice if any of the Liens granted pursuant to the Vessel Financing Documents are to be discharged and, if so requested by the Collateral Agent, the Company agrees to permit the Collateral Agent to file a Lien against the applicable vessel or vessels in form and substance reasonably satisfactory to it. The Company will provide and execute all documents, instruments, title policies and opinions as the Collateral Agent shall reasonably request (at the Company's expense) to grant and perfect such Liens.

     6.17 Further Assurances. The Company will, and will cause each of its Subsidiaries to, cooperate in good faith with the Noteholders and execute such further instruments and documents as the Noteholders shall reasonably request, and otherwise act, to carry out to the reasonable satisfaction of the Noteholders the transactions contemplated by this Agreement and the other Senior Notes Documents, including, without limitation, with respect to the ranking of the Senior Notes and other Senior Notes Obligations.

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

            ARTICLE VII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY

     The Company covenants and agrees that so long as any of the Senior Notes is outstanding:

     7.1 Indebtedness. None of the Company or any of its Subsidiaries will create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

               (a) Syndicated Debt consisting of (i) Senior Secured Indebtedness (as such term is defined in the Intercreditor Agreement) under the Syndicated Facility Documents, (ii) under the Vessel Financing Documents that does not exceed $16,000,000 (and a guaranty by ON Marine Management Company L.L.C. of Indebtedness under the Vessel Financing Documents on the same terms as the guarantee thereof in effect on the date hereof, so long as at the time of the issuance of such guarantee there is no Event of Default hereunder or resulting therefrom) and (iii) the Indebtedness existing on the date hereof identified on Schedule 7.1(a);

               (b) Indebtedness to the Noteholders arising hereunder and under the Senior Notes Documents;

               (c) accounts payable to trade creditors and current operating expenses (other than for Indebtedness for Money Borrowed, but including any accrued earn-out obligations) that are not aged more than 90 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and the Company and its Subsidiaries shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Company and their independent accountants;

               (d) Capitalized Lease Obligations that, together with all outstanding Purchase Money Indebtedness, do not exceed $25,000,000 in the aggregate;

               (e) Purchase Money Indebtedness to the extent the incurrence thereof does not result in a breach of Section 7.10 hereof or the preceding paragraph (d);

               (f) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

               (g) Indebtedness incurred (i) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (ii) under Hedge Agreements entered into in the ordinary course of business with respect to an aggregate amount not to exceed at any time $220,000,000 so long as such Hedge Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and

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     compensation payable thereunder, and (iii) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company and its Subsidiaries pursuant to such agreements, in any case issued in connection with the disposition or acquisition of any business or assets permitted under this Agreement;

               (h) Indebtedness issued in exchange for, or the net Proceeds of which are used to refund or refinance, any Indebtedness permitted by this
     Section 7.1 (other than Indebtedness represented by clauses (d), (j), and
     (k));

               (i) Indebtedness of the Company owed to any of the Guarantors (other than the Restricted Guarantors) and Indebtedness of the Guarantors (other than the Restricted Guarantors) owed to the Company or any of the Guarantors (other than any Restricted Guarantor), provided that such Indebtedness shall be evidenced by a promissory note or other documentation and that the Company shall not have loans to the Guarantors outstanding at any time that exceed $35,000,000 in the aggregate;

               (j) Obligations of the Company to make Contingent Payments (as defined therein) under the Purchase Agreement dated as of April 14, 2000 among Oglebay Norton Company, Johnson Mining, Inc., the Cary Mining Company, and Michigan Minerals Associates, Inc., as in effect on the date hereof;

               (k) reserves of the Company that are reflected on the consolidated balance sheet of the Company and its Subsidiaries and are identified on Schedule 7.1(k), which reserves are either (1) required by law, or (2) in respect of post-employment (retirement) benefits that are determined to be necessary by an independent actuary;

               (l) Indebtedness not included in paragraphs (a) through (k) above which does not exceed in the aggregate $25,000,000 at any one time outstanding; and

               (m) The Subordinated Notes and other unsecured Subordinated Debt that is subject to a subordination agreement in favor of the Noteholders in form and substance satisfactory to the Noteholders.

     7.2 Restrictions on Liens. The Company will not, and will not permit any of its Subsidiaries to, (a) create or incur, or suffer to be created or incurred or to exist, any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind, upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom or enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Company or any of its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest (any of the foregoing, a "Lien") other than customary anti-assignment provisions in leases and licensing agreements and other agreements entered into by the Company or such Subsidiary in the ordinary course of business and other than as provided in

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

the Syndicated Facility Documents, the Vessel Financing Documents and the Subordinated Notes Indenture; (b) except as otherwise permitted by this Agreement, transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid could reasonably be expected to by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any receivables with or without recourse; provided that the Company or such Subsidiary may create or incur or suffer to be created or incurred or to exist:

               (a)  Liens securing Syndicated Debt;

               (b) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) that are (i) not yet due, (ii) being contested in good faith in accordance with the terms of this Agreement, or (iii) that do not exceed $50,000 in the aggregate;

               (c) Liens arising in the ordinary course of business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or if such payment is being contested in good faith by appropriate proceedings diligently conducted, and such Liens do not in the aggregate, materially detract from the value of the assets of the Company and its Subsidiaries or materially impair the use thereof in the operation of the Company's or its Subsidiaries' business and the Company or such Subsidiary have set aside on its books adequate reserves with respect thereto;

               (d) Purchase Money Liens securing Purchase Money Indebtedness permitted under Section 7.1(e) hereof;

               (e) easements, rights-of-way or other minor defects or irregularities in title to Real Estate not interfering in any material respect with the use of such Real Estate in the business of the Company and its Subsidiaries;

               (f) sales of receivables, which receivables have been determined to be uncollectible and reserved in accordance with GAAP by the Company, provided that such sales are permitted under the Syndicated Facility Documents and the Vessel Financing Documents and that the original amount of all such receivables sold on or after the Closing Date shall not exceed $1,500,000 in any calendar year and not more than $3,000,000 in the aggregate from the Closing Date; and

               (g) Liens on fixed assets owned as a result of an acquisition permitted under Section 7.5.1 hereof, provided that such Liens are released within 90 days of such acquisition (unless the Company shall have obtained the prior written consent of the

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

     Noteholders holding at least 50% of the principal amount of all Senior Notes then outstanding).

     7.3 Restrictions on Investments. The Company will not, and will not permit any of its Subsidiaries to make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one year from the date of purchase;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 other than petty cash demand deposit accounts maintained by Guarantors, the aggregate amount of which does not exceed at any time $350,000 in the aggregate;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P;

               (d)  Investments existing on the date hereof and listed on
     Schedule 7.3 hereto.

               (e) Investments consisting of loans and advances to employees for travel, relocation and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding;

               (f) Investments made in an acquisition permitted under Section 7.5.1; and

               (g) Investments made in Rabbi trusts in connection with Employee Benefit Plans approved by the Company's Board of Directors, insurance policy cash surrender value and deposits made in the ordinary course of business for worker's compensation, health care plans and other employee benefit programs, in each case, in the ordinary course of business; and

               (h) Investments in intercompany loans permitted under Section 7.1(i).

     7.4 Distributions. None of the Company nor any of its Subsidiaries will declare, pay or make (or commit itself to pay or make) any Distribution or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of its Capital Stock, or of any options to purchase or acquire any Capital Stock of the Company or any of its Subsidiaries, except that any Subsidiary may pay or commit itself to pay dividends to the Company. Notwithstanding the foregoing, so long as before and after giving effect to any such Distribution (or series of related Distributions) no Default shall have occurred and be continuing, the

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Company may commit itself within 60 Business Days to pay dividends and repurchase its Capital Stock, and may so pay and repurchase, for any four-quarter period, an aggregate amount not to exceed 50% of Consolidated Net Earnings of the Company for the four-quarter period ending immediately prior to the date of the commitment to pay such dividends or to repurchase such Capital Stock.

     7.5  Merger, Consolidation and Disposition of Assets.

          7.5.1 Mergers and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except for, so long as before and after giving effect thereto no Default shall have occurred and be continuing (a) the merger or consolidation of one or more of the Guarantors (other than Restricted Guarantors) with and into the Company or another Guarantor (other than any Restricted Guarantor); provided that no material changes are made to the Organizational Documents of any Guarantor, Restricted Guarantor or the Company as part of or in connection with such transaction; (b) the ESG Acquisition, and
(c) an asset acquisition or stock acquisition the aggregate value (including the value of all consideration to be paid (or assumed in the case of any obligations or liabilities) in-kind as well as in cash) of which does not exceed the Acquisition Limit and, when aggregated with the value (including the value of all consideration to be paid (or assumed in the case of any obligations or liabilities) in-kind as well as in cash) of all other asset acquisition or stock acquisitions consummated over the previous four fiscal quarters, does not exceed the Cumulative Acquisition Limit; provided, however that no such transaction is permitted if the Total Leverage Ratio, after giving pro forma effect to such acquisition, exceeds (i) with respect to the period from the Closing Date through September 30, 2005, 5.5 to 1.00 and (ii) with respect to period from October 1, 2005 and thereafter, 5.0 to 1.00.

          7.5.2 Disposition of Assets. The Company will not sell, lease or otherwise dispose of any of, or permit any Subsidiary of the Company to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except:

                (a) sales of its inventory in the ordinary course of business and other transfers of other Property of the Company or any of its Subsidiaries expressly permitted under this Article VII (it being understood that nothing in Section 2.5 shall permit any disposition of Property of the Company or any of its Subsidiaries not otherwise expressly permitted under this Agreement);

                (b) a transfer of Property other than Restricted Property to the Company or any Guarantor other than a Restricted Guarantor other than as provided on Schedule 7.5.2(b) hereto so long as (A) before and after giving effect to such transfer, no Default shall have occurred and be continuing, (B) such transfer shall be consummated in accordance with the Syndicated Facility Documents, the Vessel Financing Documents

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

     and the Subordinated Notes Indenture, (C) the Board of Directors of the Company shall have approved in good faith such transfer, (D) such transfer shall not be, in any case, in consideration or exchange for any Property, including, without limitation, cash of any Guarantor, and (E) within five Business Days of such transfer, the Company and the applicable Guarantors shall have complied with all provisions of the Security Documents applicable in the case of such transfer;

                (c) so long as no Default exists before and after giving effect to any such disposition, dispositions of its equipment which, in the aggregate during any 12-month period, have a fair market value or book value, whichever is less, of $2,000,000 or less, provided that all Proceeds thereof are applied in accordance with Section 2.5.1;

                (d) so long as no Default exists, replacements of its equipment with equipment of like kind, function and value, provided that the replacement equipment shall be acquired prior to or within three months after any disposition of the equipment that is to be replaced, the replacement equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and, if the value of such equipment exceeds $500,000, the Noteholders shall have been given at least five days' prior written notice of such disposition;

                (e) so long as no Default exists before and after giving effect to any such disposition, sale and leaseback transactions by the Company and its Subsidiaries, provided that the aggregate Proceeds thereof do not exceed $5,000,000; and

                (f) Asset Sales of Property of the Company and its Subsidiaries (other than any such Asset Sales permitted under other subsections of this Section 7.5.2) yielding aggregate net Proceeds not to exceed $100,000,000, provided (A) before and after giving effect to such Assets Sale, no Default shall have occurred and be continuing, (B) such Asset Sales shall be consummated in accordance with the Syndicated Facility Documents, the Vessel Financing Documents and the Subordinated Notes Indenture, (C) the Board of Directors of the Company and each applicable Subsidiary of the Company shall have approved in good faith such transfer and have determined that the consideration received thereby thereunder is fair to Company or such applicable Subsidiary, as applicable, (D) the Proceeds of such Asset Sale shall be applied to permanently reduce the amount of the Term Loan Commitment (as defined in the Syndicated Loan Agreement) and/or the Revolving Credit Commitment (as defined in the Syndicated Credit Agreement) in accordance with the terms of the Syndicated Facility Documents (in the case of the Revolving Loan Commitment, in accordance with Section 2.5(c) of the Syndicated Credit Agreement (as amended by that certain Amendment No. 4 to Credit Agreement dated as of October 23, 2002), and as contemplated under clause (b) of the definition of "Applicable Margin" in the Syndicated Credit Agreement), and (E) such Asset Sales are consummated prior to October 25, 2004;

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

                (g) so long as no Default exists before and after giving effect to any such disposition, any sale, issuance, conveyance, transfer, lease or other disposition, including by way of merger or consolidation (to the extent otherwise permitted by Section 7.5.1) or sale and leaseback transaction (to the extent otherwise permitted by Section 7.5.2), directly or indirectly, in one or a series of related transactions, of any Property of the Company or any Subsidiary, other than in the ordinary course of business, to any Person other than the Company or any of its Subsidiaries in each case that are consummated on or after October 25, 2004 in which the aggregate Proceeds do not exceed $10,000,000;

                (h) so long as no Default exists before and after giving effect to any such disposition, sales of receivables, which receivables have been determined to be uncollectible and reserved in accordance with GAAP by the Company, provided that such sales are permitted under the Syndicated Facility Documents and the Vessel Financing Documents and that the original amount of all such receivables sold on or after the Closing Date shall not exceed $1,500,000 in any calendar year and not more than $3,000,000 in the aggregate from the Closing Date;

                (i) cancellation of an insurance policy or policies, provided that after giving effect to such cancellation the Company and its Subsidiaries remain in full compliance with Section 6.7 hereof;

The Noteholders agree to release their Liens in connection with the disposition of any Property by the Company that complies, in every respect, with the terms of this Section 7.5.2.

     7.6 Compliance with Environmental Laws. Except as could not be reasonably likely to have a Material Adverse Effect, the Company will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage, generation, manufacture, treatment, production, refining or disposal of Hazardous Substances, except in compliance with Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank, surface impoundment, lagoons, pits, sumps, or underground storage receptacle for Hazardous Substances in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, (c) generate any Hazardous Substances on any of the Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release or threatened Release of Hazardous Substances on, upon or into the Real Estate, or
(e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     7.7 Employee Benefit Plans. Neither the Company nor any ERISA Affiliate will

               (a) engage in any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; or

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

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan or Multiemployer Plan to an extent which, or terminate any Guaranteed Pension Plan or Multiemployer Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

               (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

               (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     7.8 Business Activities. The Company will not, and will not permit any of its Subsidiaries (including any Subsidiary acquired in accordance with Section 7.5.1) to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

     7.9 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the Knowledge of the Company, any corporation, partnership, limited liability company, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, partner, member or trustee on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

     7.10 Capital Expenditures. The Company and its Subsidiaries will not make Capital Expenditures (including, without limitation, by way of Capitalized Leases) which, in the aggregate, as to the Company and its Subsidiaries, during any fiscal year exceed $30,000,000 per fiscal year for each fiscal year ending after the Closing Date and on or prior to December 31, 2003, and $35,000,000 per fiscal year for each fiscal year ending thereafter (each such maximum amount, as applicable, the "Capital Expenditure Amount").

     7.11 Accounting Practices. The Company shall not, and shall not suffer or permit any Subsidiary to (a) make any significant change in accounting treatment or reporting practices (provided that the Company shall use its reasonable judgment in applying the standards in effect), except (i) as required by GAAP,
(ii) a change in the depreciation method employed

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

thereby to straight line depreciation and (iii) a change in a Subsidiary's accounting treatment or reporting practices to conform the accounting practices or reporting practices of newly acquired Subsidiaries to the methods used by the Company, and (iv) any other change which does not affect the calculations required to determine compliance with Section 8.1, 8.2, 8.3, 8.4 or 8.5 or (b) change the Fiscal Year of the Company or of any Subsidiary.

     7.12 Amendments to Charter and Agreements; Subordinated Debt. The Company will not, nor will it permit any Subsidiary to, (a) make any amendment or modification to any indenture, notes or other agreement evidencing or governing the Subordinated Debt, (b) make any amendment or modification (including, without limitation, any restatement thereof) to any Syndicated Facility Document or any Vessel Financing Document without providing to each of the Noteholders
(i) at least five Business Days' (and not more than 15 Business Days') prior written notice of such amendment or modification, which notice shall include the material terms and the intended effective date thereof and (ii) promptly (and in any case not later than five Business Days following such effectiveness) upon the effectiveness of such amendment and/or modification, written notice of such effectiveness, which shall be accompanied by a true and correct copy of such amendment and/or modification, (c) directly or indirectly prepay, defease or in substance defease, purchase, redeem, repurchase, retire or otherwise acquire, any Subordinated Debt, except that so long as no Default has occurred and is continuing, the Company may make regularly scheduled payments of interest with respect to any Subordinated Debt, or (d) make any amendment or modification to any terms or provisions of the Organizational Documents of the Company and its Subsidiaries that is adverse to the Noteholders (or any of them) or adopt any Organizational Documents with respect to Oglebay Norton Marine Services, L.L.C., Global Stone Penroc, L.P. or Oglebay Norton Marine Management Company, L.L.C. without, in each case, the prior written consent of the Noteholders holding at least 50% of the principal amount of all Senior Notes then outstanding.

               ARTICLE VIII - FINANCIAL COVENANTS OF THE COMPANY

     The Company covenants and agrees that, so long as any Senior Note is outstanding the Company will observe the following covenants:

     8.1 Total Leverage Ratio. The Company shall not suffer or permit at any time, based upon the financial statements most recently delivered pursuant to
Section 6.4, the Total Leverage Ratio to exceed:

          (a)  7.25 to 1.00 through September 30, 2002;
          (b)  6.90 to 1.00 on October 1, 2002 through December 31, 2002;
          (c)  7.10 to 1.00 on January 1, 2003 June 30, 2003;
          (d)  6.80 to 1.00 on July 1, 2003 through September 30, 2003;
          (e)  6.45 to 1.00 on October 1, 2003 through December 31, 2003;
          (f)  6.70 to 1.00 on January 1, 2004 through March 31, 2004;
          (g)  6.65 to 1.00 on April 1, 2004 through June 30, 2004;
          (h)  6.35 to 1.00 on July 1, 2004 through September 30, 2004;

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          (i)  5.95 to 1.00 on October 1, 2004 through December 31, 2004;
          (j)  6.25 to 1.00 on January 1, 2005 through March 31, 2005;
          (k)  6.20 to 1.00 on April 1, 2005 through June 30, 2005;
          (l)  5.85 to 1.00 on July 1, 2005 through September 30, 2005;
          (m)  5.50 to 1.00 on October 1, 2005 through December 31, 2005;
          (n)  5.75 to 1.00 on January 1, 2006 through March 31, 2006;
          (o)  5.70 to 1.00 on April 1, 2006 through June 30, 2006;
          (p)  5.35 to 1.00 on July 1, 2006 through September 30, 2006 and
          (q)  5.00 to 1.00 on October 1, 2006 and thereafter.

     8.2 Syndicated Debt Ratio. The Company shall not suffer or permit at any time the ratio of Syndicated Debt to Consolidated Pro forma EBITDA to exceed:

          (a)  4.25 to 1.00 through September 30, 2002;
          (b)  3.85 to 1.00 on October 1, 2002 through December 31, 2002;
          (c)  4.10 to 1.00 on January 1, 2003 through March 31, 2003;
          (d)  4.15 to 1.00 on April 1, 2003 through June 30, 2003;
          (e)  3.90 to 1.00 on July 1, 2003 through September 30, 2003;
          (f)  3.55 to 1.00 on October 1, 2003 through December 31, 2003;
          (g)  3.85 to 1.00 on January 1, 2004 June 30, 2004;
          (h)  3.55 to 1.00 on July 1, 2004 through September 30, 2004;
          (i)  3.15 to 1.00 on October 1, 2004 through December 31, 2004;
          (j)  3.45 to 1.00 on January 1, 2005 through March 31, 2005;
          (k)  3.40 to 1.00 on April 1, 2005 June 30, 2005;
          (l)  3.10 to 1.00 on July 1, 2005 through September 30, 2005;
          (m)  2.75 to 1.00 on October 1, 2005 through December 31, 2005;
          (n)  3.00 to 1.00 on January 1, 2006 through March 31, 2006;
          (o)  2.95 to 1.00 on April 1, 2006 through June 30, 2006;
          (p)  2.65 to 1.00 on July 1, 2006 through September 30, 2006 and
          (q)  2.50 to 1.00 on October 1, 2006 and thereafter;

in each case, based upon the most recently completed four fiscal quarters reflected in the financial statements most recently delivered pursuant to
Section 6.4.

     8.3 Interest Coverage. The Company shall not suffer or permit at any time the ratio of Consolidated Pro forma EBITDA to Consolidated Pro Forma Interest Expense (less non-cash amortized financing and FAS 133 costs to the extent included in Consolidated Pro forma Interest Expense in accordance with GAAP) to be less than:

          (a)  1.35 to 1.00 on the Closing Date through September 30, 2003;
          (b)  1.40 to 1.00 on October 1, 2003 through March 31, 2004;
          (c)  1.45 to 1.00 on April 1, 2004 through September 30, 2004;
          (d)  1.50 to 1.00 on October 1, 2004 through March 31, 2005;
          (e)  1.55 to 1.00 on April 1, 2005 through June 30, 2005;

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          (f)  1.60 to 1.00 on July 1, 2005 through March 31, 2006;
          (g)  1.65 to 1.00 on April 1, 2006 through June 30, 2006; and
          (h)  1.70 to 1.00 on July 1, 2006 and thereafter;

in each case, based upon the most recently completed four fiscal quarters reflected in the financial statements most recently delivered pursuant to
Section 6.4.

     8.4 Cash-Flow Coverage. The Company shall not suffer or permit at any time the ratio of Consolidated Pro forma Cash Flow to Consolidated Pro forma Fixed Charges (excluding from Pro Forma Fixed Charges for purposes of calculating compliance with this covenant, amounts scheduled to be paid in the current period with respect to the Revolving Loans and the Term Loans (each as defined in the Syndicated Credit Agreement)) to be less than:

          (a)  0.90 to 1.00 through September 30, 2002;
          (b)  0.85 to 1.00 on October 1, 2002 through September 30, 2003;
          (c)  0.90 to 1.00 on October 1, 2003 through December 31, 2003;
          (d)  0.90 to 1.00 on January 1, 2004 through June 30, 2004;
          (e)  1.00 to 1.00 on July 1, 2004 through September 30, 2004;
          (f)  1.10 to 1.00 on October 1, 2004 through March 31, 2005;
          (g)  1.15 to 1.00 on April 1, 2005 through June 30, 2005;
          (h)  1.20 to 1.00 on July 1, 2005 through December 31, 2005;
          (i)  1.25 to 1.00 on January 1, 2006 through June 30, 2006;
          (j)  1.10 to 1.00 on July 1, 2006 through June 30, 2007; and
          (k)  1.25 to 1.00 on July 1, 2007 and thereafter.

in each case, based upon the most recently completed four fiscal quarters reflected in the financial statements most recently delivered pursuant to
Section 6.4.

     8.5 Net Worth. The Company shall not suffer or permit Consolidated Net Worth at any time, based upon the most recently completed fiscal quarter reflected in the financial statements most recently delivered pursuant to
Section 6.4, to fall below the current minimum amount required, which current minimum amount required shall be:

          (a)  $99,760,000 through September 30, 2002;
          (b)  $96,480,000 on October 1, 2002 through December 31, 2002;
          (c)  $90,960,000 on January 1, 2003 through March 31, 2003;
          (d)  $93,680,000 on April 1, 2003 through June 30, 2003;
          (e)  $96,560,000 on July 1, 2003 through September 30, 2003;
          (f)  $94,480,000 on October 1, 2003 through December 31, 2003;
          (g)  $88,639,000 on January 1, 2004 through March 31, 2004;
          (h)  $91,645,000 on April 1, 2004 through June 30, 2004;
          (i)  $94,480,000 on July 1, 2004 through September 30, 2004;
          (j)  $95,280,000 on October 1, 2004 through December 31, 2004;
          (k)  $88,860,000 on January 1, 2005 through March 31, 2005;

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          (l)  $92,649,000 on April 2005 through June 30, 2005;
          (m)  $96,890,000 on July 1, 2005 through September 30, 2005;
          (n)  $98,960,000 on October 1, 2005 through December 31, 2005;
          (o)  $92,731,000 on January 1, 2006 through March 31, 2006;
          (p)  $97,501,000 on April 1, 2006 through June 30, 2006;
          (q)  $102,723,000 on July 1, 2006 through September 30, 2006;
          (r)  $106,240,000 on October 1, 2006 through December 31, 2006;
          (s)  $102,240,000 on January 1, 2007 through March 31, 2007; and
          (t)  $106,240,000 on April 1, 2007 and thereafter.

; provided, however, in each case, that (i) any non-cash impact to Consolidated Net Worth related to FAS 142 shall be excluded in calculating the Company's compliance with this covenant and (ii) any potential non-cash impact associated with the extinguishment of Indebtedness (as a result of the issuance of the Senior Notes and the required repayment of a portion of the Senior Debt) as indicated pursuant to EITF 96.19/SFAS 140 shall likewise be excluded in calculating the Company's compliance with this covenant.

               ARTICLE IX - EVENTS OF DEFAULT; ACCELERATION; ETC.

     9.1 Events of Default and Acceleration. If any of the following events (each, an "Event of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Default") shall occur:

               (a) The Company or any of its Subsidiaries shall fail to pay any principal or any premium on the Senior Notes or any mandatory repayment or repurchase thereof, or any fees due hereunder when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) The Company or any of its Subsidiaries shall fail to pay any interest on the Senior Notes or other sums due hereunder or under any of the other Senior Notes Documents, in each case within five Business Days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) The Company or any of its Subsidiaries shall fail to comply with any of its covenants contained in Sections 2.1, 2.2, 2.3, 2.5, 2.11, 6.1, 6.3, 6.4, 6.5.1, 6.5.3, 6.5.4, 6.5.5, 6.6, 6.7, 6.8, 6.9, 6.14 or
     6.16, in Article VII or Article VIII hereof, or in any Security Document, or the representations and warranties made by the Company in Section 5.1 or
     5.9 (or in any document or certificate delivered with respect to Section 5.9, but only as of the date made) shall prove to have been false in any material respect upon the date made, deemed to have been made or repeated;

               (d) The Company or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained herein (other than those set forth in clauses

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     (a), (b) or (c) above) or in any of the other Senior Notes Documents (other than those specified elsewhere in this Section 9.1) for 15 days after written notice of such failure has been given to the Company by a Noteholder;

               (e) Any other representation or warranty of the Company or any of its Subsidiaries in this Agreement or any of the other Senior Notes Documents or in any other material document, instrument or certificate delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) The Company or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, (A) any obligation for borrowed money or credit received or in respect of any Indebtedness, other than Indebtedness in the ordinary course of business and owed to trade creditors, in excess of $100,000 or (B) Indebtedness incurred in the ordinary course of business and owed to trade creditors in excess of $3,000,000, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of (A) any Indebtedness, other than Indebtedness in the ordinary course of business and owed to trade creditors, in excess of $100,000 or (B) Indebtedness incurred in the ordinary course of business and owed to trade creditors in excess of $3,000,000, and, in any case, such failure shall permit the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (g) Any "Event of Default" (as defined therein) under the Syndicated Facility Documents or the Vessel Financing Documents;

               (h) Any "Event of Default" (as defined therein) under the Subordinated Note Indenture;

               (i) The Company or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or any of its Subsidiaries or of any substantial part of the assets of the Company or any of its Subsidiaries or shall commence any case or other proceeding relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company or any of its Subsidiaries and the Company or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within 45 days following the filing thereof;

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               (j)  A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (k) There shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days any final judgment against the Company or any of its Subsidiaries which is not covered in full by insurance that, with other such outstanding final judgments remaining, undischarged against the Company or any of its Subsidiaries, exceeds in the aggregate $500,000;

               (l) Any Subordinated Debt or any preferred stock shall be (or shall be required at such time to be) prepaid, redeemed or repurchased in whole or in part or the Company shall be or become required under the Senior Notes Documents to prepay, redeem or repurchase (or shall be or become required thereunder to offer to prepay, redeem or repurchase) all or any part of the Subordinated Debt except to the extent permitted by the applicable subordination agreement to which the Noteholders are a party;

               (m) Any of the Senior Notes Documents (or any provision thereof) shall be canceled, terminated, revoked or rescinded in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Noteholders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Senior Notes Documents shall be commenced by or on behalf of the Company, any of its Subsidiaries or any of the Company's stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Senior Notes Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

               (n) The Company or any ERISA Affiliate incurs any liability to the PBGC (other than for premium payments), or incurs any liability with respect to a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000 or the Company or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $100,000 or any of the following occurs with respect to a Guaranteed Pension Plan:
     (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Noteholders determine in their reasonable discretion that such event (A) could be expected to result in liability of the Company or any of its Subsidiaries to the PBGC in any amount or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District

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     Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

               (o) The Company or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business;

               (p) There shall occur any material damage to, or loss, theft or destruction of, any material assets of the Company or its Subsidiaries, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and could reasonably be expected to have a Material Adverse Effect;

               (q) There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company or any of its Subsidiaries if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

               (r) The Company or any of its Subsidiaries or any of their directors or senior officers in their capacities as such (i) shall be convicted or found liable and all appeals in connection therewith exhausted for a state or federal crime, or any criminal action shall otherwise have been brought against the Company or any of its Subsidiaries or any of their directors or senior officers in their capacities as such, or (ii) any civil action shall otherwise have been brought against the Company or any of its Subsidiaries or any of their directors or senior officers that could lead to the forfeiture of any assets of the Company or such Subsidiary the value of which, individually or in the aggregate, exceeds $500,000; or

               (s) There shall remain in force any Lien that ranks prior to the Lien granted to the Collateral Agent on any Real Estate for a period in excess of 15 days, other than Permitted Liens;

then, and in any such event, (1) Noteholders holding greater than 50%, voting together as a single class, in principal amount of the Senior Notes may, by notice to the Company, declare the entire unpaid principal amount of the Senior Notes, plus the applicable Prepayment Premium under Section 2.5.2 if such declaration shall occur on or after October 25, 2004 and otherwise in a principal amount equal to 118% of the principal amount of the Senior Notes, plus, in any case, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Senior Notes, such premium, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have

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occurred an Event of Default under Sections 9.1(i) or (j), in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and (2) in the case of Events of Default under clauses
(a) or (b) above, each Noteholder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in aid of the exercise of any power granted in this Agreement. Notwithstanding the foregoing, but only so long as the Noteholders shall not have exercised their rights under clauses (1) and
(2) above, with respect to any Event of Default under clause (g) above, such Event of Default shall be, and shall be deemed to be, for all purposes hereunder, cured if the "Event of Default" (as defined in the Syndicated Facility Documents and the Vessel Financing Documents) giving rise to such Event of Default shall have been cured or waived in accordance with the terms of the Syndicated Facility Documents and the Vessel Financing Documents and the Noteholders shall have received written notice thereof (which notice shall summarize the pertinent facts of such cure and include a true and correct copy of such waiver); provided that no such cure shall affect (whether to cure, postpone or otherwise) whether an Event of Default has existed, currently exists or will exist under or with respect to any other clause of this Section 9.1 notwithstanding that any other such Event of Default arises or may arise under or on account of the same acts, omissions or circumstances that give rise (or gave rise) to an Event of Default under clause (g).

     9.2 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Noteholders shall have accelerated the maturity of the Senior Notes pursuant to Section 9.1, each Noteholder, if owed any amount with respect to the Senior Notes, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, subject to the limitations on acceleration in Section
9.1 above, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Senior Notes Documents or any instrument pursuant to which the Senior Notes Obligations to such Noteholder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver (but only to the extent that Noteholders holding greater than 50%, voting together as a single class, in principal amount of the Senior Notes have consented to such appointment), and, if such amount shall have become due by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Noteholder. No remedy herein conferred upon any Noteholder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     9.3 Distribution of Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, any Noteholder receives any monies with respect to the amounts due hereunder, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Noteholders for or in respect of all reasonable costs, expenses, disbursements and

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     losses which shall have been incurred or sustained by the Noteholders in connection with the collection of such monies by the Noteholders, for the exercise, protection or enforcement by the Noteholders of all or any of the rights, remedies, powers and privileges of the Noteholders under this Agreement or any of the other Senior Notes Documents pro rata based on the relative amount so incurred or sustained;

               (b) Second, to all other Senior Notes Obligations in such order or preference as the Noteholders may determine; provided, however, that distributions shall be made among the Noteholders pro rata; and

               (c) Third, the excess, if any, shall be returned to the Company or to such other Persons as are entitled thereto.

     9.4 Annulment of Defaults. Section 9.1 is subject to the condition that, if at any time after the principal of any of the Senior Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any portion thereof, shall have been entered, then and in every such case the holders of greater than 51%, voting together as a single class, in principal amount of all Senior Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                   ARTICLE X - GUARANTEE OF THE SENIOR NOTES

     Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of, and interest on, each of the Senior Notes when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise and the due and punctual payment and performance of all other Senior Notes Obligations with respect to the Senior Notes (the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

     Each Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Noteholder to assert any claim or demand or to enforce any right or remedy against the Company, as the case may be, or any other Guarantor under the provisions of this Agreement, the Senior Notes or any of the other Senior Notes Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Senior Notes any guarantee or any other agreement, (c) the failure of any Noteholder to exercise any right or remedy against any other Guarantor of any obligations hereunder; or (d) the failure of any Noteholder to take, register, perfect or preserve any security for any of the obligations hereunder.

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     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Noteholder to assert any claim or demand or to enforce any remedy under this Agreement, the Senior Notes, or under any other guarantee or agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any Guaranteed Obligations, or by any other act or omission which may or might otherwise in any manner or to any extent vary the risk or reduce or extinguish the liability of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its guarantee shall be a continuing guarantee and shall stand as a guarantee of full and final payment and performance of all Guaranteed Obligations hereunder from time to time and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or interest on any obligation hereunder is rescinded or must otherwise be returned by the Noteholders upon the bankruptcy or reorganization of the Company or otherwise.

     Each Guarantor hereby waives and releases in favor of the Noteholders all rights of subrogation against or in respect of the Company and its property and all rights of indemnification, contribution and reimbursement from the Company and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise until such time as the obligations hereunder have been fully and finally performed and paid.

     If, in any action to enforce this guaranty or any proceeding to allow or adjudicate a claim under this guaranty, a court of competent jurisdiction determined that enforcement of this guaranty against any Guarantor for the full amount of the obligations hereunder is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

     The Company and its Subsidiaries agree that in the event a payment shall be made by the Company or its Subsidiaries (the "Claiming Note Party") under this Agreement or any other Senior Notes Documents or assets of such Claiming Note Party shall be sold pursuant to any mortgage, security agreement or similar instrument or agreement to satisfy a claim of any of the Noteholders, each other party to this Agreement (a "Contributing Note Party") shall indemnify the Claiming Note Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be multiplied by a fraction of which the numerator shall be the net worth of the Contributing Note Party on the date hereof

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and the denominator shall be the aggregate net worth of all the parties to this
Agreement on the date hereof.

                           ARTICLE XI - MISCELLANEOUS

     11.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any Noteholder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     11.2 Amendments, Waivers and Consents. Any provision in this Agreement, the Senior Notes or the other Senior Notes Documents to the contrary notwithstanding, this Agreement may be amended, supplemented or otherwise modified and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall, as long as any Senior Notes are outstanding, obtain consent thereto in writing from the holder or holders of at least 50%, voting together as a single class, in principal amount of all Senior Notes then outstanding, and shall, in any case, deliver copies of such amendment, supplement, modification or consent, as the case may be, in writing to all other holders of Senior Notes; provided that no such consent shall be effective (a) to reduce or to postpone the date fixed for the payment of or the amount of, or rate of, the principal (including any required redemption or repurchase of any Senior Note) or interest payable on any Senior Note, (b) or to modify in any way the ranking of the Senior Notes Obligations evidenced by such Senior Note, (c) to alter or amend any provisions relating to prepayments, mandatory purchase or redemption of such Senior Notes, (d) or to alter or amend the consent mechanism provided for under Section 9.4 or this Section 11.2, in the case of clauses (a) through (c) of such Senior Note and, in the case of clause (d), all holders of Senior Notes outstanding. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this Section shall promptly be delivered by the Company to any Noteholders who did not execute the same.

     11.3 Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

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     If to the Company:

               prior to January 1, 2003:

               Oglebay Norton Company
               1100 Superior Avenue
               Cleveland, Ohio 44114
               Attention: Julie Boland,
                          Chief Financial Officer
                          and
                          Rochelle F. Walk, Esq.,
                          General Counsel
               Telecopy No.: (216) 861-2399

               From January 1, 2003:

               Oglebay Norton Company
               1001 Lakeside Avenue, 15/th/ Floor
               Cleveland, Ohio 44115
               Attention: Julie Boland,
                          Chief Financial Officer
                          and
                          Rochelle F. Walk, Esq.,
                          General Counsel
               Telecopy No.: (216) 861-2399

     If to any of the Purchasers, as set forth on Schedule 1 with respect to such Purchaser; and

     If to any other holder of the Senior Notes, at such holder's address for notice as set forth in the transfer records of the Company

Or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three days after being deposited in the mails or (ii) one Business Day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

     11.4 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Agreement, the Senior Notes, the other Senior Notes Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all reasonable costs and expenses

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of the Noteholders in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Senior Notes, the other Senior Notes Documents, and other instruments and documents to be delivered hereunder and thereunder, including without limitation the expenses of the Noteholders under Section 6.9.1 hereof at any time after a Default has occurred and is continuing. Notwithstanding the preceding sentence, and in addition to the provisions of such sentence, the Company agrees to pay on demand all reasonable fees and out of pocket expenses of Goodwin Procter LLP, special counsel to the Purchasers in connection with the transactions contemplated by this Agreement, including any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Senior Notes, the Senior Notes Documents, and other instruments and documents to be delivered hereunder and thereunder. In addition, the Company agrees to pay (a) the travel and other reasonable expenses of the Purchasers incurred in connection with the transactions contemplated by this Agreement, (b) any and all stamp and other similar taxes (expressly excluding income and capital gain taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Senior Notes, the other Senior Notes Documents, and the other instruments and documents to be delivered hereunder or thereunder and (c) the reasonable expenses of preparing Senior
Notes from time to time in connection with exchanges and transfers of notes, the expenses of delivering copies of Senior Notes Documents to Noteholders, and the Company agrees to save each Noteholder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

     11.5 Assignability; Binding Agreement. This Agreement may not be assigned by the Company or any Guarantor without the prior written consent of each other party hereto. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

     11.6 Payments in Respect of Senior Notes. Each Noteholder and any successor holder of the Senior Notes by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest on the Senior Notes equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the Noteholders whether received by voluntary payment, by realization upon security, by the exercise of the right of set off, by counterclaim or cross-action or by the enforcement of any or all of the Senior Notes. If any holder of the Senior Notes receives any payment on its Senior Notes in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Senior Notes in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Senior Notes then outstanding. The Company shall not have any obligation to any Person under this Section 11.6.

     11.7 Indemnification. In addition to the payment of expenses pursuant to
Section 11.4, whether or not the transactions contemplated hereby shall be consummated, the Company and

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each Guarantor agrees, jointly and severally, to indemnify, pay and hold each
Noteholder and the partners, members, officers, directors, employees and agents of each Noteholder (collectively, the "Indemnitees") harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the Senior Notes and the other Senior Notes Documents and all other matters related thereto or in connection therewith, (ii) the Noteholders' agreement to purchase the Senior Notes, or the use or intended use of the proceeds of the Senior Notes hereunder, (iii) the violation of any securities law by the Company, or any of its Subsidiaries, (iv) the failure of any of the parties (other than the Purchasers) to the Senior Notes Documents to comply with any law, rule or regulation applicable to the transactions contemplated thereby or (v) any Environmental Law, or any Hazardous Substances
(A) present on or under the Real Estate (B) released from or onto the Real Estate, or (C) generated by the Company or any of its Subsidiaries (the "Indemnified Liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities which are determined by a final court decision or arbitral award to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     11.8 Survival of Representations and Warranties. All representations and warranties made to the Noteholders in this Agreement, the Senior Notes, the other Senior Notes Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, acceptance of the Senior Notes, payment of the Senior Notes or upon redemption, prepayment or otherwise, termination of this Agreement, regardless of any investigation made by the Noteholders or on behalf of the Noteholders.

     11.9 Prior Agreements. This Agreement and the other Senior Notes Documents constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof or thereof.

     11.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     11.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     11.12 Dispute Resolution.

          11.12.1 All disputes, claims, or controversies arising out of or relating to (i) this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, breach, termination, validity or performance hereof or the transactions contemplated hereby or (ii) the Noteholders' loan to the Company, that are not resolved by mutual agreement shall be resolved by litigation, or if the Company and each Noteholder agree to resolve any particular dispute by arbitration, then such arbitration shall be conducted in accordance with the procedures set forth in Section 11.12.2 below.

          11.12.2 In the event the parties hereto agree to resolve a particular dispute by arbitration, the following procedures will apply:

               (a) The dispute will be submitted solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor.

               (b) The arbitration shall be held in New York, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

               (c) The parties covenant and agree that the arbitration hearing shall commence within 120 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than 14 business days before the date of the arbitration, the identity of all Persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert, and a summary of the expert's opinions and the basis for said opinions. The arbitrator's decision and award shall be made and delivered within 60 days of the conclusion of the arbitration. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

               (d) The parties covenant and agree that they will participate in the arbitration in good faith and, except as set forth below, shall (i) bear their own attorneys' fees costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 11.12 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 11.12 shall be enforceable in any court of competent jurisdiction.

               (e) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, breach, termination, validity or performance hereof and or the transactions contemplated hereby and further consents to the jurisdiction of the courts of the State of New York for the purposes of enforcing the arbitration provisions of Section 11.12 of this Agreement. Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or improper venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.

     11.13 Section Headings and Gender; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

     11.14 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     11.15 Further Assurances. From and after the date of this Agreement, upon the reasonable request of the Noteholders, the Company and its Subsidiaries shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Senior Notes Documents.

     11.16 Consent to Jurisdiction. Except as provided in Section 11.12 above, the Company and its Subsidiaries irrevocably submit to the non-exclusive jurisdiction of arbitration in New York, New York to resolve all disputes, claims or controversies arising out of or relating to (i) this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, or (ii) the Noteholders' loan to the Company, and further consents to the sole and exclusive jurisdiction of the courts of the State of New York for the purposes of enforcing the arbitration provisions of
Section 11.12 of this Agreement. Each party further irrevocably waives any objection to proceeding before the arbitrator in New York, New York based upon lack of personal jurisdiction or improper venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the arbitrator in New York, New York has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.

     11.17 Effect of Judgment. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 11.16 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available to the Company, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

     11.18 No Limitation. Nothing in Section 11.16 or 11.17, shall affect the right of any Noteholder to serve process in any manner permitted by law, or limit any right that any Noteholder may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     11.19 Specific Performance. Upon breach or default by the Company with respect to any obligation hereunder or under the Senior Notes, each Noteholder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     11.20 Actions by Noteholders. Except as provided in Section 11.2, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Noteholders, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, the holders of greater than

50%, voting together as a single class, of the principal amount of all Senior Notes then outstanding.

     11.21 Non-Disclosure. Each of the Noteholders agrees that it and any of its representatives shall hold in strict confidence (except as otherwise required by law) any confidential or proprietary information obtained from the Company and its Subsidiaries that has been conspicuously marked "confidential". Information disclosed to or generally known in the industry or obtained or developed by any Noteholder based on information received from Persons who had a right to disclose the same to the Noteholders shall not be (and shall not be deemed to be) confidential or proprietary information. Each Noteholder shall hold all confidential information obtained by such Noteholder pursuant to the requirements of this Agreement in accordance with such Noteholder's customary procedures for handling confidential information of this nature; provided, however, each Noteholder may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any Noteholder, or (c) to any prospective holder of Senior Notes, provided that such prospective holder shall have executed and delivered, and otherwise be bound by, a confidentiality agreement in form and substance substantially similar to Exhibit 6.14, and (d) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, each Noteholder shall use commercially reasonable efforts to give the Company prompt notice of the applicable request for disclosure of such non-public information so that the Company may seek an appropriate protective court order (A) by a governmental authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Noteholder by such governmental authority) or (B) pursuant to legal process, (ii) if, in the absence of a protective order any Noteholder is compelled to disclose any such non-public information, such Noteholder shall use commercially reasonable efforts to provide notice to the Company of the information so disclosed prior to the disclosure thereof, and (iii) in no event shall any Noteholder be obligated to return any materials furnished by the Company or any of its Subsidiaries other than those instruments in possession of any Noteholder evidencing the Senior Notes Obligations once the Senior Notes Obligations (including the Guaranteed Obligations) have been paid in full in cash and this Agreement has been terminated in accordance with its terms.

     11.22 Publicity. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

     11.23 Limitation of Liability. No Noteholder shall have any liability to the Company or any of its Subsidiaries (whether sounding in tort, contract, or otherwise) for consequential damages suffered by the Company or any such Subsidiaries in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Senior Notes

Documents, or any act, omission or event occurring in connection therewith, or for any special exemplary or punitive damages, and the Company and its Subsidiaries hereby waive, to the maximum extent not prohibited by law, any right they may have to claim or recover any of the foregoing.

         [The remainder of this page has been left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have executed this Senior Note Purchase Agreement as of the date first above written.

COMPANY:                    OGLEBAY NORTON COMPANY
-------

                            By: /s/ Julie A. Boland
                               ----------------------------------------
                               Name:  Julie A. Boland
                               Title: Chief Financial Officer

GUARANTORS:                        ONCO INVESTMENT COMPANY
                                   OGLEBAY NORTON MANAGEMENT COMPANY
                                   OGLEBAY NORTON INDUSTRIAL SANDS, INC.
                                   OGLEBAY NORTON TERMINALS, INC.
                                   OGLEBAY NORTON ENGINEERED MATERIALS, INC.
                                   OGLEBAY NORTON MINERALS, INC.
                                   OGLEBAY NORTON SPECIALTY MINERALS, INC.
                                   ON MARINE SERVICES COMPANY
                                   MICHIGAN LIMESTONE OPERATIONS, INC.
                                   GLOBAL STONE CORPORATION
                                   GLOBAL STONE TENN LUTTRELL COMPANY
                                   GLOBAL STONE CHEMSTONE CORPORATION
                                   GLOBAL STONE ST. CLAIR, INC.
                                   GLOBAL STONE FILLER PRODUCTS, INC.
                                   GLOBAL STONE JAMES RIVER, INC.
                                   GS PC, INC.
                                   ON COAST PETROLEUM COMPANY
                                   ONCO WVA, INC.
                                   ONTEX, INC.
                                   SAGINAW MINING COMPANY
                                   GLOBAL STONE MANAGEMENT COMPANY


                                   By: /s/ Rochelle F. Walk
                                      -------------------------------------
                                      Name:  Rochelle F. Walk
                                      Title: Vice President and Secretary

                                   OGLEBAY NORTON MARINE SERVICES
                                   COMPANY, L.L.C.

                                   By:  ON MARINE SERVICES COMPANY,
                                        its Member

                                   By:  /s/ Rochelle F. Walk
                                       ------------------------------------
                                       Name:  Rochelle F. Walk
                                       Title: Vice President and Secretary

                                   GLOBAL STONE PENROC, LP

                                   By:  GS PC, Inc.,
                                        its General Partner

                                   By:  /s/ Rochelle F. Walk
                                       -------------------------------------
                                       Name:  Rochelle F. Walk
                                       Title: Vice President and Secretary

                                   TEXAS MINING, LP

                                   By: ONTEX, Inc.,
                                       its General Partner

                                   By: /s/ Rochelle F. Walk
                                       --------------------------------------
                                       Name:  Rochelle F. Walk
                                       Title: Vice President and Secretary

                                   OGLEBAY NORTON MARINE MANAGEMENT
                                   COMPANY, L.L.C.

                                   By: OGLEBAY NORTON MARINE SERVICES
                                       COMPANY, L.L.C., its Member

                                   By: /s/ Rochelle F. Walk
                                       --------------------------------------
                                       Name:  Rochelle F. Walk
                                       Title: Vice President and Secretary

                                   GLOBAL STONE PORTAGE, LLC

                                   By: GLOBAL STONE CORPORATION,
                                       its Member

                                   By: /s/ Rochelle F. Walk
                                       --------------------------------------
                                       Name:  Rochelle F. Walk
                                       Title: Vice President and Secretary

PURCHASERS:                        THE 1818 MEZZANINE FUND II, L.P.
----------
                                   By:  Brown Brothers Harriman & Co.,
                                        General Partner


                                   By: /s/ Robert R. Gould
                                      ----------------------------------
                                      Name:  Robert R. Gould
                                      Title: Partner

                                   BILL AND MELINDA GATES FOUNDATION

                                   By: GRANDVIEW CAPITAL MANAGEMENT, LLC,
                                       its investment adviser

                                   By: /s/ Kevin S. Buckle
                                      ------------------------------------
                                      Name:  Kevin S. Buckle
                                      Title: Senior Vice President


                                   ARROW INVESTMENT PARTNERS


                                   By: /s/ Kevin S. Buckle
                                      ------------------------------------
                                      Name:  Kevin S. Buckle
                                      Title: Senior Vice President

                              SANKATY HIGH YIELD PARTNERS II, L.P.


                              By: /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President


                              SANKATY HIGH YIELD PARTNERS III, L.P.


                              By: /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President


                              BRANT POINT CBO 1999-1, LTD.

                              By: SANKATY ADVISORS, LLC, as Collateral Manager

                              By: /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President


                              BRANT POINT II CBO 2000-1 LTD.

                              By: SANKATY ADVISORS, LLC, as Collateral Manager

                              By: /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President


                              GREAT POINT CBO 1998-1 LTD.

                              By: SANKATY ADVISORS, LLC, as Collateral Manager

                              By: /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President

                              GREAT POINT CLO 1999-1 LTD.

                              By: SANKATY ADVISORS, LLC, as Collateral Manager

                              By: /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President


                              RACE POINT CLO, LIMITED

                              By: SANKATY ADVISORS, LLC, as Collateral Manager

                              By: /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President


                              SANKATY CREDIT OPPORTUNITIES, L.P.


                              By:  /s/ Stuart Davies
                                 --------------------------------------
                                 Name:  Stuart Davies
                                 Title: Vice President

                              TEACHERS INSURANCE AND ANNUITY
                              ASSOCIATION OF AMERICA


                              By:  /s/ Estelle Simsolo
                                 --------------------------------------
                                 Name:  Estelle Simsolo
                                 Title: Director-Private Placements

                              SAFETY NATIONAL CASUALTY CORPORATION

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              RELIANCE STANDARD LIFE INSURANCE COMPANY

                              By:  GOLDENTREE ASSET MANAGEMENT, L.P.,
                                   Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              GKW UNIFIED HOLDINGS, LLC

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              GOLDENTREE HIGH YIELD VALUE MASTER FUND II, LTD.

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner

                              B&W MASTER TOBACCO RETIREMENT TRUST

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              ELI BROAD

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              BROAD FOUNDATION

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              THE UNIVERSITY OF CHICAGO

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner

                              GOLDENTREE HIGH YIELD MASTER FUND, LTD

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              DB STRUCTURED PRODUCTS, INC.

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              ALPHA U.S. SUBFUND II, LLC

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner


                              STEPHEN ADAMS LIVING TRUST

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner

                              WINNICK FAMILY FOUNDATION

                              By: GOLDENTREE ASSET MANAGEMENT, L.P.,
                                  Registered Investment Advisor


                              By:  /s/ Thomas Shandell
                                 ------------------------------------
                                 Name:  Thomas Shandell
                                 Title: Partner

                                                                       EXHIBIT A

                            Form of Joinder Agreement

         The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Senior Secured Note Purchase Agreement (the "Agreement") dated as of October __, 2002 by and among Oglebay Norton Company, The 1818 Mezzanine Fund II, L.P., and the parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term "Guarantor" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

         [Name]
         [Address]
         Facsimile No.:______________________________
         Attention:    ______________________________


                                                  ______________________________
                                                  [NAME OF UNDERSIGNED]

                                                                       EXHIBIT B

                           Form of Security Agreement

     SECURITY AGREEMENT dated as of October __, 2002 by ((Company)) ("Pledgor"), and THE 1818 MEZZANINE FUND II, L.P. ("1818 Mezzanine"), as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent") for itself and the other Noteholders (as hereinafter defined).

1.   RECITALS.

     Pledgor is a party to that certain Senior Secured Note Purchase Agreement dated as of October __, 2002 (as amended and in effect from time to time, the "Note Purchase Agreement"), among Oglebay Norton Company, an Ohio corporation ("Oglebay"), the Guarantors listed on the signature pages thereto, 1818 Mezzanine and the other Purchasers party thereto. Pursuant to the Note Purchase Agreement, the Purchasers have agreed to purchase the Senior Notes (as defined in the Note Purchase Agreement). It is a condition precedent to the Purchasers purchasing the Senior Notes that Pledgor execute and deliver to the Collateral Agent this Security Agreement for the benefit of the Noteholders and the Collateral Agent.

     Terms defined in the Note Purchase Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Note Purchase Agreement. Terms that are defined in Articles 8 and 9 of the UCC (as defined below) and not otherwise defined herein are used herein as therein defined.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Accounts" means and includes "accounts" as defined in the UCC.

     "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

     "Approved Securities Intermediary" means a Securities Intermediary or Commodity Intermediary selected or approved by the Collateral Agent and with respect to which Pledgor has delivered to the Collateral Agent an executed Control Account Letter; provided that for so long as the Intercreditor Agreement shall be in effect, the Collateral Agent shall be deemed to have approved any Securities Intermediary or Commodity Intermediary that serves as a securities intermediary or commodity intermediary (each such term, as defined in the UCC) for the Banks' Agent with respect to Pledgor and any of its Investment Property.

     "Banks' Agent" means KeyBank National Association as Agent for the Banks under the Intercreditor Agreement.

     "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Pledgor with the Collateral Agent (or such financial institution as the Collateral Agent may designate), without liability by the Collateral Agent or the Noteholders to pay interest thereon, from which account the Collateral Agent shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

     "Cash Security" shall mean all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Pledgor presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Collateral Agent or any Noteholder.

     "Chattel Paper" means and includes "chattel paper" as defined in the UCC.

     "Collateral" means all assets of Pledgor in which a security interest or Lien is granted to the Collateral Agent for its benefit and the benefit of the Noteholders pursuant to Section 3 hereof to secure repayment of the Debt and all other property of Pledgor in which a Lien is granted to the Collateral Agent for it benefit and the benefit of the Noteholders to secure repayment of the Debt.

     "Commodity Account" means and includes a "commodity account" as defined in the UCC.

     "Commodity Intermediary" means and includes a "commodity intermediary" as defined in the UCC.

     "Control Account" means a Securities Account or Commodity Account maintained by Pledgor with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, together with all Financial Assets held in such account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

     "Control Account Letter" means a letter agreement, in a form acceptable to by the Collateral Agent, executed by Pledgor and the Collateral Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary; provided that, for so long as the Intercreditor Agreement shall be in effect, the form of any such letter agreement shall be deemed to be acceptable to the Collateral Agent if such form is the form of the Control Account Letter to which the Banks' Agent is party.

     "Debt" means, collectively, (a) the Senior Notes Obligations (including, without limitation, the Guaranteed Obligations), (b) each renewal, exchange, extension, consolidation or refinancing of the foregoing, in whole or in part,
(c) all interest from time to time accruing on any of the foregoing, and all structuring and financing and other fees pursuant to the Note

Purchase Agreement, (d) all other amounts payable by Oglebay or any Guarantor to the Collateral Agent or any Noteholder pursuant to the Note Purchase Agreement or any other Senior Notes Documents, and (e) all Related Expenses.

     "Deposit Account" means and includes a "deposit account" as defined in the UCC.

     "Document" means and includes a "document" as defined in the UCC.

     "Equipment" means and includes "equipment" as defined in the UCC.

     "Event of Default" shall mean an event or condition that constitutes an Event of Default, as defined in Section 15.1 of this Agreement.

     "Financial Asset" means and includes a "financial asset" as defined in the UCC.

     "Fixture" means and includes a "fixture" as defined in the UCC.

     "General Intangibles" means and includes "general intangibles" as defined in the UCC.

     "Goods" means and includes "goods" as defined in the UCC.

     "Guaranteed Obligations" shall have the meaning ascribed to such term in the Note Purchase Agreement.

     "Hedge Agreement" means any derivative contract (as such term is defined in the definition of Indebtedness in the Note Purchase Agreement).

     "Instruments" means and includes "instruments" as defined by the UCC.

     "Intellectual Property" means all Software and all inventions, all designs, all patents, all applications therefor, all trademarks, service marks, and trade names, all registrations and applications therefor, all copyrights, all registrations therefor, and any licenses thereof, in each case, whether now existing or hereafter arising or acquired.

     "Intercreditor Agreement" means the Subordination and Intercreditor Agreement, dated as of October ___, 2002, among Oglebay, KeyBank National Association, as Agent, The 1818 Mezzanine Fund II, L.P., as collateral agent, and the Noteholders, as amended, supplemented and otherwise modified from time to time in accordance with its terms.

     "Inventory" means and includes "inventory" as defined in the UCC.

     "Investment Property" means and includes "investment property" as defined in the UCC.

     "Letter-of-credit right" means and includes a "letter-of-credit right" as defined in the UCC.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Mineral Interest" means (a) any right of Pledgor to extract minerals from the ground, (b) any minerals which have been extracted from the ground, and (c) any proceeds or payments owing to Pledgor by virtue of the lease or sublease of mineral rights or the sale of minerals.

     "Noteholders" shall have the meaning assigned to such term in the Note Purchase Agreement

     "Organizational Documents" shall have the meaning assigned to such term in the Note Purchase Agreement.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     "Proceeds" means (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the Note Purchase Agreement, the right of the Collateral Agent and the Noteholders to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Collateral Agent or any Noteholder to Pledgor's sale, exchange, collection, or other disposition of any or all of the Collateral.

     "Products" means property directly or indirectly resulting from any assembling or commingling of any Collateral.

     "Related Expenses" means any and all reasonable costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, the Collateral Agent or any Noteholder in any attempt by the Collateral Agent or any
Noteholder: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement, or any other Security Document; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral or any other collateral securing the Debt, including, without limitation, costs and expenses for appraisals, assessments, and audits of Pledgor or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid in accordance with the terms of the Note Purchase Agreement.

     "Securities Account" means a "securities account" as defined in the UCC.

     "Securities Intermediary" means a "securities intermediary" as defined in the UCC.

     "Senior Notes" shall have the meaning assigned to such term in the Note Purchase Agreement.

     "Senior Notes Obligations" shall have the meaning assigned to such term in the Note Purchase Agreement.

     "Supporting Obligation" means and includes a "supporting obligation" as defined in the UCC.

     "Software" means and includes "software" as defined in the UCC.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" means the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions; provided, further, that, if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement to the extent such amendment would limit or eliminate any property or asset of a debtor from being Collateral.

3.   SECURITY INTEREST.

     (a) Grant of Security Interest. To secure the prompt payment and performance of the Debt, and in addition to any other collateral or Lien securing the Debt, Pledgor hereby grants to the Collateral Agent, for itself in its capacity as the Collateral Agent hereunder and for the ratable benefit of the Noteholders (including 1818 Mezzanine in its capacity as a Noteholder), a continuing security interest in and to, and a pledge of all of, the tangible and intangible personal property and assets of Pledgor, whether now owned or existing or hereafter acquired or arising and wheresoever located, including, without limitation: (i) all Accounts and Chattel Paper; (ii) all Inventory and Goods; (iii) all Mineral Interests; (iv) all Equipment and Fixtures; (v) all General Intangibles and Intellectual Property; (vi) all Investment Property and all Letter-of-credit rights; (vii) all Deposit Accounts and any and all deposits or other sums or property at any time credited by or due from any financial institution to Pledgor, whether in the Cash Collateral Account, another depository account, or other account; (viii) all Instruments, Documents, documents of title, policies and certificates of insurance, securities, choses in action, cash or other property, to the extent owned by Pledgor or in which Pledgor has an interest; (ix) all Supporting Obligations; (x) all "commercial tort claims" (as defined in the UCC) in respect of which notice has been received as required by the UCC; (xi) all property of Pledgor which now or hereafter is at any time in the possession or control of any of the Noteholders or in transit by mail or carrier to or from any of the Noteholders or in the possession of any Person acting on a Noteholder's behalf, without regard to whether such Noteholder received the same in pledge, for safekeeping, as the Collateral Agent for collection or transmission or otherwise or whether such Noteholder had conditionally released the same, and any and all balances, sums, proceeds and credits of Pledgor with such Noteholder; (xii) all accessions to, all substitutions and replacements for, and all Products and Proceeds of the herein above-referenced property of Pledgor, including, but not limited to, proceeds of any insurance, indemnity, warranty or guaranty payable to Pledgor; and (xiii) all books, records, and other property (including, but not limited to, credit files, programs, printouts, computer software, and disks, magnetic tape and other magnetic media, and other materials and records) of Pledgor pertaining to any such above-referenced property of Pledgor.

     (b)  Perfection.

          (i)  Authorization by Pledgor.

               (A) Perfection by Filing. Pledgor (A) hereby authorizes the Collateral Agent, at any time and from time to time, to file initial financing statements, financing statements, continuation statements, and amendments thereto, including, without limitation, any such financing statements that describe the Collateral as "all assets" of Pledgor, or words of similar effect, and (B) otherwise agrees to take such other action and execute such assignments or other instruments or documents, in each case as the Collateral Agent may request, to evidence, perfect, or record the Collateral Agent's security interest in the Collateral or to enable the Collateral Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Pledgor agrees to furnish any such information to the Collateral Agent promptly upon request. Any such initial financing statement, financing statement, continuation statement, or amendment may be filed by the Collateral Agent on behalf of Pledgor.

               (B) Other Perfection Methods. Pledgor shall, at any time and from time to time take such steps as the Collateral Agent may reasonably request in order for the Collateral Agent (1) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Collateral Agent as secured party, (2) to obtain "control" (as such term is defined in the UCC with respect to each of the following types of Collateral) of any Investment Property, Deposit Accounts, Letter-of-credit rights, or "electronic chattel paper" (as such term is defined in the UCC), with any agreements establishing such control to be in form and substance reasonably satisfactory to the Collateral Agent, and (3) otherwise to insure the continued perfection and priority of the Collateral Agent's security interest in any of the Collateral and of the preservation of its rights therein. If Pledgor shall at any time acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $100,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Collateral Agent, such Pledgor shall be deemed to grant thereby to the Collateral Agent, and such Pledgor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of the Noteholders, a security interest and Lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of, and governed by, this Agreement.

               (C) Savings Clause. Nothing contained in this Section 3(b) shall be construed to narrow the scope of the Collateral Agent's security interests or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of the Agent under any of the Senior Notes Documents.

          (ii) Control Accounts. Pledgor shall not maintain any Securities Account or Commodity Account that is not a Control Account.

          (iii) Control of Investment Property. Pledgor shall not grant "control" (as defined in the UCC with respect to any such Investment Property) over any Investment Property to any Person other than the Collateral Agent and as contemplated under the Intercreditor Agreement.

     (c) Additional Collateral; Additional Pledgors. Pledgor hereby covenants and agrees with the Collateral Agent, on its own behalf and on behalf of the other Noteholders, that at or prior to the consummation of any transaction involving Pledgor permitted under Section 7.5.1 of the Note Purchase Agreement, Pledgor shall (a) deliver to the Collateral Agent with sufficient copies for all the Noteholders supplements of Schedules A, B and C in substantially the form attached hereto as Exhibit A (each a "Security Agreement Supplement"), which shall be in form and substance reasonably acceptable to the Collateral Agent, together with such additional information as the Collateral Agent may request in connection therewith and with the security interest and Liens granted hereunder, and (b) shall cause each new Subsidiary of Pledgor to execute and deliver a security agreement in the form of this Agreement to the Collateral Agent and to take all actions required to be taken by a Pledgor hereunder.

4. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Collateral Agent and each Noteholder as follows:

     4.1 Pledgor is a ((Entity_Type)) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Pledgor.

     4.2 Pledgor has, and with respect to Collateral acquired after the date hereof will have, with full power, authority and legal right to pledge the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The ((Officials)) acting on Pledgor's behalf have been duly authorized to execute and deliver this Agreement and to authorize the filing of appropriate financing statements in respect hereof. This Agreement is valid and binding upon Pledgor in accordance with the terms hereof.

     4.3 Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract, including, without limitation, Pledgor's Organizational Documents or of any other writing binding upon Pledgor in any manner.

     4.4 Pledgor's principal place of business and the location where Pledgor keeps records in respect of the Accounts are set forth on Schedule A hereto and Pledgor has places of business or maintains Collateral at the locations set forth on Schedule B hereto. Pledgor does not operate under, or in the preceding five years has not operated under, any trade names, assumed names, fictitious names or other names except its legal name and those shown on Schedule C hereto. Pledgor has no Deposit Account, Securities Account, Commodities Account or similar account, or "commercial tort claims" (as defined in the UCC) in excess of $100,000, except, in each case, as listed on Schedule D hereto.

     4.5 At the execution and delivery hereof except as permitted pursuant to the Intercreditor Agreement and the Note Purchase Agreement, (a) there is no financing statement outstanding covering the Collateral or any part thereof other than a financing statement in favor of the Collateral Agent, for the benefit of the Noteholders; (b) none of the Collateral is subject to any security interest or lien of any kind other than the security interest herein granted to the Collateral Agent, for the benefit of the Noteholders; (c) except to the extent contested by Pledgor in good faith and by appropriate to proceedings and in respect of which Pledgor has set aside on its books adequate reserves, the Internal Revenue Service has not alleged the nonpayment or underpayment of any Tax by Pledgor or threatened to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the financing statements authorized in connection herewith, the Collateral Agent will have, for its benefit and the benefit of the Noteholders, a valid and enforceable security interest in the Collateral, and no Lien is senior to such security interest other than as provided in the Note Purchase Agreement and the Intercreditor Agreement; and (e) Pledgor has not entered into any contract or agreement that would prohibit the Collateral Agent and the Noteholders from acquiring a security interest, mortgage or other lien on, or a collateral assignment of, any of the property or assets of Pledgor.

     4.6  ((Restricted_Guarantors))

     4.7 At the execution and delivery hereof, an Event of Default will not exist.

5. INSURANCE. Pledgor shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property in accordance with
Section 6.7 of the Note Purchase Agreement.

6. TAXES AND OTHER PLEDGOR OBLIGATIONS. Pledgor shall pay, in each case in accordance with the terms of the Note Purchase Agreement, in full (a) all taxes, assessments and governmental charges and levies; (b) all of its wage obligations to its employees; (c) all obligations under the Employee Retirement Income Security Act of 1974, as amended; and (d) all of Pledgor's other obligations calling for the payment of money.

7. CORPORATE NAMES AND LOCATION OF COLLATERAL. Pledgor shall not change its name or its state of incorporation, unless, in each case, Pledgor shall provide the Collateral Agent with at least 30 days' prior written notice thereof. Pledgor shall not use trade names, assumed names or fictitious names without giving the Collateral Agent at least 30 days' prior written notice thereof. Pledgor shall also provide the Collateral Agent with at least 30 days' prior written notification of: (a) any change in any location where any of Pledgor's Inventory or Equipment is maintained, and any new locations where any of Pledgor's Inventory or Equipment is to be maintained; (b) any change in the location of the office where Pledgor's records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in Pledgor's chief executive office. In the event of any of the foregoing, Pledgor shall promptly authorize and deliver to the Collateral Agent (and Pledgor agrees that the Collateral Agent may authorize and deliver the same as Pledgor's irrevocable attorney-in-fact) new financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Collateral Agent's sole discretion, to perfect or continue perfected the security interest of the Collateral Agent, for the benefit of the Noteholders, in the Collateral, clearly describing such new places of business or names and providing such other information in connection therewith as the Collateral Agent may reasonably request, and Pledgor shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse the Collateral Agent therefor if the Collateral Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

8. NOTICE. Pledgor shall give the Collateral Agent prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by Pledgor or threaten to make any assessment in respect thereof to the extent that such nonpayment, underpayment or assessment would have a material adverse effect on Pledgor or on the Collateral Agent's rights hereunder.

9. FINANCIAL RECORDS AND INSPECTION. Pledgor (a) shall maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied, and, (b) shall permit the Collateral Agent and its employees and agents the right to visit and inspect Pledgor's properties and records and to otherwise exercise all rights and privileges of the Noteholders set forth and as provided in Section 6.9 of the Note Purchase Agreement.

10. TRANSFERS, LIENS AND MODIFICATIONS REGARDING COLLATERAL. Except as specifically permitted pursuant to the Note Purchase Agreement, including, without limitation, as permitted under Section 7.5.2 thereof, Pledgor shall not, without the Collateral Agent's prior written consent: (a) sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist or grant any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except (i) the Lien and security interest granted by Pledgor under this Agreement and or any other Security Documents to which Pledgor is party and (ii) as expressly permitted in the Note Purchase Agreement and the Intercreditor Agreement; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of its Accounts.

11.  COLLATERAL.  Pledgor shall:

     (a) at all reasonable times allow the Collateral Agent by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Pledgor's books and other records, including, without limitation, the tax returns of Pledgor, (ii) after the occurrence of an Event of Default, arrange for verification of Pledgor's Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and
(iii) examine and inspect Pledgor's Inventory and Equipment, wherever located, all in accordance with the provisions of Section 6.9 of the Note Purchase Agreement;

     (b) promptly furnish to the Collateral Agent (in sufficient copies for all of the Noteholders) upon the Collateral Agent's reasonable request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Pledgor's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as the Collateral Agent may request;

     (c) immediately notify the Collateral Agent and the Noteholders in writing of any information that Pledgor has or may receive with respect to the Collateral which information might in any manner materially and adversely affect the value thereof or the rights of the Collateral Agent or any Noteholder with respect thereto;

     (d) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform the Collateral Agent of any additions to or deletions from the Equipment; and

     (e) upon request of the Collateral Agent, promptly take such action and promptly make, execute, authorize and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Collateral Agent or the Noteholders may from time to time deem necessary or appropriate, including, without limitation, financing statements and chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to the Collateral Agent and the Noteholders their rights hereunder and in or to the Collateral.

If certificates of title or applications for title are issued or outstanding with respect to any of Pledgor's Inventory or Equipment, Pledgor shall, upon request of the Collateral Agent, (i) execute and deliver to the Collateral Agent a short form security agreement, in form and substance satisfactory to the Collateral Agent, and (ii) deliver such certificate or application to the Collateral Agent and cause the interests of the Collateral Agent and the Noteholders to be properly noted thereon. Pledgor hereby authorizes the Collateral Agent or the Collateral Agent's designated agent (but without obligation by the Collateral Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default hereunder), and Pledgor shall promptly repay, reimburse, and indemnify the Collateral Agent for any and all Related Expenses. If Pledgor fails to keep and maintain the Equipment in good operating condition, the Collateral Agent may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. Pledgor shall pay all Related Expenses to the Collateral Agent upon demand therefor.

12. COLLECTIONS AND RECEIPT OF PROCEEDS BY PLEDGOR. Prior to exercise by the Collateral Agent, on its own behalf and on behalf of the Noteholders, of their rights under this Agreement, both (a) the lawful collection and enforcement of all of Pledgor's Accounts, and (b) the lawful receipt and retention by Pledgor of all Proceeds of all of Pledgor's Accounts and Inventory shall be as the agent of the Collateral Agent and the Noteholders. Upon written notice to Pledgor from the Collateral Agent upon the occurrence or during the continuance of a Default, a Cash Collateral Account shall be established by Pledgor at the direction of the Collateral Agent and all such lawful collections of Pledgor's Accounts and such Proceeds of Pledgor's Accounts and Inventory shall be remitted daily by Pledgor to the Collateral Agent in the form in which they are received by Pledgor, either by mailing or by delivering such collections and Proceeds to the Collateral Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Pledgor from the Collateral Agent, Pledgor shall not commingle such collections or Proceeds with any of Pledgor's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Collateral Agent. In such case, the Collateral Agent may, in its sole discretion, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Collateral Agent on its warranties of collection, the Collateral Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Pledgor with the Collateral Agent, and, in any event, retain the same and Pledgor's interest therein as additional security for the Debt. The Collateral Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Pledgor for use in Pledgor's business. The balance in the Cash Collateral Account may be withdrawn by Pledgor upon termination of this Agreement and payment in full of all of the Debt. At the Collateral Agent's request after the occurrence of an Event of Default, Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Cleveland, Ohio, to which the Collateral Agent shall have access for the processing of such items in accordance with the provisions, terms, and conditions of lock box agreement customary to the Banks' Agent or such other financial institution as may then be the institution maintaining such lock box account.

13.  COLLECTIONS AND RECEIPT OF PROCEEDS BY COLLATERAL AGENT.

     (a) Upon the occurrence and during the continuance of a Default, the Collateral Agent shall at all times have the right, but not the duty, to collect and enforce any or all of the Accounts as the Collateral Agent may deem advisable and, if the Collateral Agent shall at any time or times elect to do so in whole or in part, the Collateral Agent shall not be liable to Pledgor except for willful misconduct, if any.

     (b) Pledgor hereby constitutes and appoints the Collateral Agent, or the Collateral Agent's designated agent, as Pledgor's attorney-in-fact to exercise, after the occurrence of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Debt:

          (i) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the Collateral Agent's name or Pledgor's name, any and all of Pledgor's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither the Collateral Agent nor the Noteholders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

          (ii) to transmit to Account Debtors, on any or all of Pledgor's Accounts, notice of assignment to the Collateral Agent, for the benefit of the Noteholders, thereof and the security interest of the Collateral Agent, for the benefit of the Noteholders, and to request from such Account Debtors at any time, in the Collateral Agent's name or in Pledgor's name, information concerning Pledgor's Accounts and the amounts owing thereon;

          (iii) to transmit to purchasers of any or all of Pledgor's Inventory, notice of the security interest of the Collateral Agent for the benefit of the Noteholders, and to request from such purchasers at any time, in the Collateral Agent's name or in Pledgor's name, information concerning Pledgor's Inventory and the amounts owing thereon by such purchasers;

          (iv) to notify and require Account Debtors on Pledgor's Accounts and purchasers of Pledgor's Inventory to make payment of their indebtedness directly to the Collateral Agent, for the benefit of the Noteholders;

          (v) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts or any thereof as the Collateral Agent, in its reasonable discretion, may deem to be advisable;

          (vi) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the Collateral Agent's own name or in Pledgor's name, and to withdraw any such suit or other proceeding. Pledgor agrees to lend every assistance requested by the Collateral Agent in respect of the foregoing, all at no cost or expense to the Collateral Agent or the Noteholders and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Collateral Agent may require in connection with making legal proof of any Account. Without limiting any other provision hereof, Pledgor agrees to reimburse the Collateral Agent and the Noteholders in full for all court costs and reasonable attorneys' fees and every other cost, expense or liability, if any, incurred or paid by the Collateral Agent or the Noteholders in connection with the foregoing, which obligation of Pledgor shall constitute Debt, shall be secured by the Collateral and shall bear interest, until paid, at the default rate of interest set forth in Section 2.6 of the Note Purchase Agreement; and

          (vii) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into Pledgor's Cash Collateral Account or, at the option of the Collateral Agent (subject to the terms of the Intercreditor Agreement) to apply them as a payment on the Debt.

14. USE OF INVENTORY AND EQUIPMENT. Until an Event of Default shall occur, Pledgor may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of any indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of Pledgor's business; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on Pledgor's business.

15.  DEFAULT AND REMEDIES.

     15.1 Any of the following shall constitute an Event of Default under this
Agreement: (a) an Event of Default, as defined in the Note Purchase Agreement, shall occur under the Note Purchase Agreement; (b) any representation, warranty or statement made by Pledgor in or pursuant to this Agreement or in any other writing received by the Collateral Agent or the Noteholders in connection with the Debt shall be false or erroneous in any material respect; or (c) Pledgor shall fail or omit to perform or observe any agreement made by Pledgor in or pursuant to this Agreement or in any other writing received by the Collateral Agent or any Noteholder pursuant hereto.

     15.2 Upon the occurrence of an Event of Default hereunder, and at all times thereafter, the Collateral Agent, on its own behalf and on behalf of the Noteholders, shall have the rights and remedies of a secured party under the UCC, in addition to the rights and remedies provided elsewhere within this Agreement or in any other writing executed by Pledgor. The Collateral Agent may require Pledgor to assemble the Collateral, which Pledgor agrees to do, and make it available to the Collateral Agent at a reasonably convenient place to be designated by the Collateral Agent. The Collateral Agent may, with or without notice to or demand upon Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Pledgor. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all of which Pledgor hereby waives, and upon such terms and in such manner as the Collateral Agent may deem advisable, the Collateral Agent, in its discretion, may sell, assign, transfer, deliver or otherwise liquidate and dispose of any of the Collateral at any time or, from time to time. Any sale or disposition, subject to the provisions of applicable law, may be made at private or public proceedings. No prior notice need be given to Pledgor or to any other Person in the case of any sale or disposition of Collateral that the Collateral Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but, in any other case, the Collateral Agent shall give Pledgor no fewer than ten (10) days' prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, the Collateral Agent or any Noteholder may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over the Liens granted under this Agreement, the Collateral Agent shall apply such net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, as provided in the Note Purchase Agreement. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Debt shall remain liable for any deficiency. In addition, the Collateral Agent shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

16.  MAXIMUM LIABILITY OF PLEDGOR.

     16.1 Limitation of Liability. If, in any action to enforce this Agreement or any proceeding to allow or adjudicate a claim under this Agreement, a court of competent jurisdiction determines that enforcement of this Agreement against Pledgor for the full amount of the Debt is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of Pledgor under this Agreement shall be limited to the maximum amount lawful and not subject to avoidance under such law.

     16.2 Debt May Exceed Pledgor's Maximum Liability. Pledgor agrees that the Debt may at any time and from time to time exceed the maximum amount of the Debt secured by this Agreement without impairing this Agreement or affecting the rights and remedies of the Collateral Agent or the Noteholders hereunder.

     16.3 Pledgor's Liability Not Reduced by Payments by Others. No payment or payments made by Oglebay, Pledgor or any other Person or received or collected by the Collateral Agent or the Noteholders from Oglebay, Pledgor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debt shall be deemed to modify, reduce, release or otherwise affect the amount of the Debt secured by this Agreement and this Agreement shall, notwithstanding any such payment or payments (other than payments made to the Collateral Agent or the Noteholders by Pledgor or payments received or collected by the Collateral Agent or the Noteholders from Pledgor), secure the Debt up to the maximum amount of the Debt secured by this Agreement as set forth above until the Debt is indefeasibly paid in full in cash.

17. LIMITATION ON DUTY OF THE COLLATERAL AGENT WITH RESPECT TO THE COLLATERAL. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty with respect to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but the Collateral Agent may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

18. INTERPRETATION. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that the Collateral Agent and the Noteholders (or any of them) may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by the Collateral Agent or the Noteholders in respect of, nor any omission or delay by the Collateral Agent or the

Noteholders in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as the Collateral Agent or the Noteholders may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as the Collateral Agent and the Noteholders may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by the Collateral Agent (on its own behalf or on behalf of the Noteholders) or be binding upon the Collateral Agent (or on the Noteholders) in any case unless specifically granted by the Collateral Agent in writing, and each such writing shall be strictly construed. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Pledgor hereby authorizes the Collateral Agent to file financing statements with respect to the Collateral. A carbon, photographic, or other reproduction of this Agreement may be used as a financing statement. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

19. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to the Collateral Agent, mailed or delivered to it, addressed to the address of the Collateral Agent specified on the signature page to this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

20. GOVERNING LAW; SUBMISSION TO JURISDICTION. The provisions of this Agreement and the respective rights and duties of Pledgor, the Collateral Agent and the Noteholders hereunder shall be governed by and construed in accordance with New York law, without regard to principles of conflict of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York, New York, over any action or proceeding arising out of or relating to this Agreement or any Senior Notes Document, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Pledgor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Pledgor and Pledgor's successors and assigns and shall inure to the benefit of, be enforceable and exercisable by, and be binding upon the Collateral Agent, on its own behalf and on behalf of the Noteholders and its successors and assigns. Without limiting the generality of the foregoing, any Noteholder may assign or otherwise transfer any Senior Note held by it to any other Person as permitted in the Note Purchase Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent herein or otherwise.

22. TERMINATION. At such time as the Debt has been irrevocably paid in full, and the Note Purchase Agreement terminated and not replaced by any other similar agreement with the Noteholders, this Agreement shall terminate and, upon written request of Pledgor, the Collateral Agent shall promptly execute and deliver to Pledgor appropriate termination statements. This Agreement and the security interest herein created in the Collateral shall terminate only if (a) Pledgor delivers a written request for termination to the Collateral Agent and the Noteholders, (b) the Debt shall have been paid in full at the time such written termination is received by the Collateral Agent and the Noteholders, and (c) the Collateral Agent executes an appropriate termination statement; provided that the Collateral Agent shall release its Liens in all or a part of the Collateral that is transferred (as defined in the Note Purchase Agreement) in accordance with the terms and conditions of the Note Purchase Agreement and the Collateral Agent shall have received at least 10 Business days prior to the proposed effective date of any such release (in sufficient copies for all the Noteholders) documentation and other information satisfactory to the Collateral Agent that such transfer is executed in compliance with the terms and conditions of the Note Purchase Agreement.

23. ENTIRE AGREEMENT. This Agreement, together with the other Security Documents to which Pledgor is party, integrates all of the terms and conditions as to Liens in and to the Collateral granted by Pledgor and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

24. DESIGNATED SENIOR INDEBTEDNESS. THE INDEBTEDNESS EVIDENCED BY THIS AGREEMENT, THE NOTE PURCHASE AGREEMENT, EACH OF THE SENIOR NOTES, AND EACH OTHER SENIOR NOTES DOCUMENT IS AND SHALL AT ALL TIMES CONSTITUTE "DESIGNATED SENIOR INDEBTEDNESS" UNDER THE PROVISIONS OF THAT CERTAIN INDENTURE, DATED AS OF FEBRUARY 1, 1999, AS AMENDED, AMONG OGLEBAY NORTON COMPANY, THE GUARANTORS NAMED THEREIN AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE.

25. JURY TRIAL WAIVER. PLEDGOR AND THE COLLATERAL AGENT WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PLEDGOR, THE COLLATERAL AGENT AND THE NOTEHOLDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

26.  WAIVER; AMENDMENT.

     26.1 None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Pledgor and the

Collateral Agent (and such other percentage of the Noteholders as may be required by the Note Purchase Agreement). Notwithstanding the foregoing, this Agreement shall be amended (solely to the extent of replacing 1818 Mezzanine as the Collateral Agent) by a written notice delivered to Pledgor by the Collateral Agent and acknowledged in writing by a successor collateral agent, provided that such acknowledgement shall have the effect of binding such successor collateral agent to the terms of this Agreement and such successor Collateral Agent shall be, in its individual capacity, a Noteholder.

     26.2 Upon the execution and delivery by Pledgor of a Security Agreement Supplement in substantially the form of Exhibit A hereto, Schedules A, B and C attached to such Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules A, B, C and D, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

27. OBLIGATIONS ABSOLUTE. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Oglebay, Pledgor or any Guarantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Senior Notes Document; or (c) any amendment to or modification of any Senior Notes Document or any security for any of the Debt whether or not Pledgor shall have notice or knowledge of any of the foregoing.

28. LIEN Subordination. The security interest and Liens granted hereunder, and the rights and remedies of the Collateral Agent and the Noteholders under this Agreement, are subject to the terms of the Intercreditor Agreement. Without limiting, and in furtherance of, the foregoing, the Collateral Agent shall not exercise its rights under Sections 13(a) and 15.2 of this Agreement for so long as the Intercreditor Agreement is in effect, except as expressly permitted hereby, thereby or otherwise expressly permitted in writing by the Banks' Agent. In the event of any conflict between the terms and provisions of this Agreement and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern and control.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the Pledgor and the Collateral Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           ((Pledgor)), as Pledgor

                                           _______________________________

                                           By:    Rochelle F. Walk
                                           Title: Vice President and Secretary

                                           Address:

                                           Prior to January 1, 2003:
                                           -------------------------

                                           1100 Superior Avenue
                                           Cleveland, Ohio  44114
                                           Telecopy No.: (216) 861-2399

                                           From January 1, 2003:
                                           ---------------------

                                           1001 Lakeside Avenue
                                           15th Floor
                                           Cleveland, Ohio  44115
                                           Telecopy No.: (216) 861-2399

                                           THE 1818 MEZZANINE FUND II,
                                           L.P. as Collateral Agent

                                           By:  Brown Brothers Harriman &
                                                Co., General Partner

                                           By:______________________________

                                           Name:  Robert R. Gould
                                           Title: Partner

                                           Address:

                                           59 Wall Street, 7/th/ Floor
                                           New York, NY
                                           Telecopy No.:  (212) 493-8488

                                                                       EXHIBIT C
                            Form of Pledge Agreement


PLEDGE AGREEMENT dated as of October __, 2002 by ((Company)) ("Pledgor") and THE 1818 MEZZANINE FUND II, L.P. ("1818 Mezzanine"), as agent (the "Collateral Agent") for itself and the other Noteholders (as hereinafter defined).

                                    RECITALS:

         Pledgor is a party to that certain Senior Secured Note Purchase Agreement dated as of October __, 2002 (as amended and in effect from time to time, the "Note Purchase Agreement"), among Oglebay Norton Company, an Ohio corporation ("Oglebay"), the Guarantors listed on the signature pages thereto, 1818 Mezzanine and the other Purchasers party thereto. Pursuant to the Note Purchase Agreement, the Purchasers have agreed to purchase the Senior Notes (as defined in the Note Purchase Agreement). It is a condition precedent to the Purchasers purchasing the Senior Notes that Pledgor execute and deliver to the Collateral Agent this Pledge Agreement for the benefit of the Noteholders and the Collateral Agent.

         Terms defined in the Note Purchase Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Note Purchase Agreement. Terms that are defined in Articles 8 and 9 of the UCC (as defined below) and not otherwise defined herein are used herein as therein defined.

         NOW,THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

         "Banks' Agent" shall mean KeyBank National Association as Agent for the Banks under the Intercreditor Agreement.

         "Collateral" shall mean, collectively, the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, the certificates representing the Pledged Securities, and all dividends (whether made in cash or in kind), cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Securities, and all proceeds of any of the foregoing, including, without limitation, cash.

         "Debt" shall mean, collectively, (a) the Senior Notes Obligations (including, without limitation, the Guaranteed Obligations); (b) each renewal, exchange, extension, consolidation or refinancing of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all structuring and financing and other fees pursuant to the Note Purchase Agreement; (d) all other amounts payable by Oglebay or any Guarantor to the

Collateral Agent or any Noteholder pursuant to the Note Purchase Agreement or any other Senior Notes Documents; and (f) all Related Expenses (as defined in the Security Agreement).

         "Event of Default" shall mean an event or condition that constitutes an event of default pursuant to Section 9 hereof.

         "Guaranteed Obligations" shall have the meaning ascribed to such term in the Note Purchase Agreement.

         "Intercreditor Agreement" means the Intercreditor Agreement, dated as of October ___, 2002, among Oglebay, KeyBank National Association, as Agent, and the Noteholders, as amended, supplemented and otherwise modified from time to time in accordance with its terms.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Pledged Securities" shall mean all of the shares of capital stock (or other equity interests) issued by of each Subsidiary of Pledgor owned by Pledgor, listed, and represented by the stock certificate numbers set forth on, Exhibit A hereto (the "Initial Pledged Securities"), and all additional shares of capital stock (or other equity interests) of each Subsidiary of Pledgor owned by Pledgor from time to time or acquired by Pledgor in any manner.

         "Security Agreement" shall mean the security agreement dated as of October __, 2002, executed by Pledgor in favor of the Collateral Agent, as collateral agent thereunder on its own behalf and on behalf of the other Noteholders, as amended, supplemented and otherwise modified from time to time in accordance with its terms.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" means the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions; provided, further, that, if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement to the extent such amendment would limit or eliminate any property or asset of a debtor from being Collateral.

Terms used in this Agreement without definition have the meanings ascribed to such terms in the Note Purchase Agreement. Terms that are defined in Articles 8 and 9 of the UCC and not otherwise defined herein are used herein as therein defined.

2. Security Interest. (a) Pledgor hereby pledges and grants to the Collateral Agent, for its benefit and the ratable benefit of the Noteholders (including 1818 Mezzanine in its capacity as a Noteholder), a security interest in the Collateral as security for the Debt. (b) Pledgor authorizes the Collateral Agent, upon the occurrence or during the continuance of an Event of Default, to transfer to or to register in the name of the Collateral Agent or the Collateral Agent's nominee any or all of the Collateral, but the Collateral Agent shall be under no duty to do so. In addition, the Collateral Agent shall have the right upon written notice to Pledgor, to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. Notwithstanding any provision or inference herein or elsewhere to the contrary, the Collateral Agent shall have no right to vote the Pledged Securities at any time unless and until there shall have occurred an Event of Default. (c) Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or part of the Collateral without the signature of Pledgor where permitted by law.

3. Pledgor's Representations and Warranties. Pledgor represents and warrants to the Collateral Agent and each Noteholder as follows:

         3.1 Exhibit A hereto completely and accurately sets forth all securities constituting the Initial Pledged Securities. Except as indicated on Exhibit A, each Initial Pledged Security is a "certificated security" (as defined in the UCC). Pledgor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant, or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing the Collateral Agent and the Noteholders and the security interests granted by Pledgor under any syndicated Facility Document in favor of the Banks' Agent and Banks or as otherwise expressly permitted under the Note Purchase Agreement.

         3.2 All of the Pledged Securities are duly authorized and validly issued, and are fully paid and non-assessable.

         3.3 Pledgor has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

         3.4 No consent, license, permit, approval or authorization, filing or declaration with any governmental authority, domestic or foreign, and no consent of any other party, is required to be obtained by Pledgor in connection with the pledge of the Pledged Securities hereunder, which has not been obtained or made, and is not in full force and effect.

         3.5 Upon the filing of Form UCC-1 financing statements identifying the Pledged Securities, the Collateral Agent shall have a valid and perfected Lien on and security interest in the Pledged Securities, securing payment of the Debt, subject only to the prior security interest of the Banks' Agent in the Collateral. As of the date hereof, Pledgor has delivered such certificates evidencing the Pledged Securities (together with transfer powers, in the form of Exhibit B hereto, executed in blank) to the Banks' Agent and original transfer powers executed in blank to the Collateral Agent. Pledgor shall, immediately upon termination of the Syndicated Credit Agreement, Syndicated Loan Agreement and any pledges constituting Syndicated Facility Documents, deliver to the Collateral Agent the certificates evidencing the Pledged Securities and any other securities then pledged, together with transfer powers duly executed in blank, whereupon the Collateral Agent shall have a valid and perfected first priority security interest in such Pledged Shares, free of any adverse claim, securing the Debt. Pledgor hereby consents to and authorizes each delivery of Pledged Securities by the Banks' Agent to the Collateral Agent made in accordance or in connection with the Intercreditor Agreement. Pledgor has delivered to the Collateral Agent a transaction statement in the form of Exhibit C hereto executed by each Subsidiary of Pledgor that has issued "uncertificated securities" (as defined in the UCC) to Pledgor, together with an original copy of Pledgor's instruction to register the pledge made hereunder of such Pledged Securities in the books and records of such Subsidiary.

         3.6 The Pledged Securities constitute one hundred percent (100%) of the outstanding capital stock (or other equity interests) of each Subsidiary of Pledgor.

         3.7 Pledgor fully anticipates that the Debt will be repaid without the necessity of selling the Pledged Securities.


         3.8 After adjustments are made for intercompany advances in the ordinary course of business, Pledgor is Solvent and Pledgor will not cease to be Solvent as a result of the execution and delivery of (and incurrence of the obligations under) this Agreement and the other Senior Notes Documents to the Collateral Agent.

         3.9 If the Pledged Securities are "restricted" within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel for the Collateral Agent, Pledgor further represents and warrants that (a) Pledgor has been the beneficial owner of the Pledged Securities for a period of at least three years prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least three years prior to the date hereof, and (c) Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

4. Event of Default. If an Event of Default shall occur hereunder, the Collateral Agent, on its own behalf and on behalf of the Noteholders, may, in the Collateral Agent's discretion and upon such terms and in such manner as the Collateral Agent shall deem advisable, sell, assign, transfer and deliver or otherwise liquidate and dispose of the Collateral, or any part thereof, and, in each case, the Collateral Agent shall apply the net proceeds of the sale thereof to the Debt, whether or not due, by such allocation as to item and maturity as the Collateral Agent, in the Collateral Agent's discretion, may deem advisable. Any sale or disposition, subject to the provisions of applicable law, may be made at private or public proceedings. No prior notice need be given to Pledgor or any other Person in the case of any sale of Collateral that the Collateral Agent determines in good faith to be declining speedily in value or that is customarily sold at any securities exchange or in the over-the-counter market or in any other recognized market; but, in any other case, the Collateral Agent shall give Pledgor not fewer than five Business Days' prior notice of either the date after which any intended private sale may be made or the time and place of any intended public sale. Pledgor waives advertisement of sale and, except to the extent required by the preceding sentence, waives notice of any kind in respect of any sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any public sale, the Collateral Agent or any of the Noteholders may purchase the Collateral, or any part thereof, free from any right of redemption, which rights are hereby waived and released. Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of all or part of the Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Collateral Agent has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral to register such Collateral for public sale under the Securities Act.

5. Term of Agreement. Irrespective of any action, omission or course of dealing whatever by the Collateral Agent or the Noteholders, this Agreement shall remain in full force and effect until the Debt shall have been paid in full. Without limiting the generality of the foregoing, Pledgor (a) agrees that neither the Collateral Agent nor any Noteholder shall have any duty to make any presentment or collection, or to preserve any right of any kind, with reference to the Collateral, and (b) agrees that the Collateral Agent and the Noteholders shall at all times have the right to grant any indulgence to Oglebay and to deal in any other manner with Oglebay, including the granting of any extension, renewal or increase of the Debt or any part thereof, the increase or decrease of any rate of interest, the forbearance from exercising any right, power, or privilege, including any right to demand security, the release of, or forbearance from proceeding against, any security or any obligor, the effecting of any other release, compromise or settlement, the substitution of security (even if of a different character or value), and (c) waives notice of the creation of any Debt, of any default under any Note or other instrument evidencing the Debt or any part thereof, of any act, omission, or course of dealing by the Collateral Agent and the Noteholders, and any other notice to which Pledgor might be entitled to but for the within waiver. This Agreement and the security interest herein created in the Collateral shall terminate only if
(a) Pledgor delivers a written request for termination to the Collateral Agent and the Noteholders, (b) the Debt shall have been paid in full at the time such written termination is received by the Collateral Agent and the Noteholders, and
(c) the Collateral Agent executes an appropriate termination statement; provided that the Collateral Agent shall release its Liens in all or a part of the Collateral that is transferred (as defined in the Note Purchase Agreement) in accordance with the terms and conditions of the Note Purchase Agreement and the Collateral Agent shall have received [at least 10 Business days prior to the proposed effective date of any such release] (in sufficient copies for all the Noteholders) documentation and other information satisfactory to the Collateral Agent that such transfer is executed in compliance with the terms and conditions of the Note Purchase Agreement.

6.       Additional Covenants of Pledgor.

         6.1 Pledgor covenants and agrees to defend the right, title and security interest of the Collateral Agent and the Noteholders in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

         6.2 Subject to the terms of the Intercreditor Agreement and the Note Purchase Agreement, including, without limitation, Section 7.5.2 thereof, Pledgor covenants and agrees not to sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only the Collateral Agent and the Noteholders.

         6.3 Pledgor covenants and agrees (a) to cooperate, in good faith, with the Collateral Agent and the Noteholders and to do or cause to be done all such other acts as may be necessary to enforce the rights of the Collateral Agent and the Noteholders under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of the Collateral Agent and the Noteholders in the Collateral and hereunder, (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Pledgor's expense, and (d) (i) after the occurrence of an Event of Default, if requested by the Collateral Agent, to deliver promptly upon such request to the Collateral Agent (i) a supplement hereto, duly executed by Pledgor, in substantially the form of Exhibit D hereto (each a "Pledge Agreement Supplement"), in respect of such additional Pledged Securities, and
(ii) in any and all cases, either (a) with respect to any certificated securities, the certificates evidencing any additional Pledged Securities purchased or acquired by Pledgor after the date hereof, together with transfer powers thereto duly endorsed in blank, but only to the extent that the delivery of such certificates and transfer powers is required by Section 3.5 above, or
(b) (1) in the case of any uncertificated securities not maintained in a securities account, a transaction statement in the form of Exhibit C hereto executed by the issuer of such uncertificated securities, together with an original copy of Pledgor's instruction to register the pledge of such Pledged Securities and (2) for any other investment property, a control agreement in form and substance reasonably acceptable to the Collateral Agent with respect to such additional Pledged Securities.

7. Events of Default. An "Event of Default" shall exist hereunder if (a) the Debt, or any portion thereof, shall not be paid in full when due and payable, whether due by lapse of time or acceleration of maturity or otherwise,
(b) an Event of Default, as defined in the Note Purchase Agreement, shall exist under the Note Purchase Agreement, (c) Pledgor shall fail to fully perform or omit to perform in any material respect any agreement or other provision contained or referred to in this Agreement, or (d) any representation, warranty or statement made in or pursuant to this Agreement, shall be false or erroneous in any material respect.

8. Attorney-in-Fact. Pledgor hereby authorizes and empowers the Collateral Agent, on its own behalf and on behalf of the Noteholders, to make, constitute and appoint any officer or agent of the Collateral Agent as the Collateral Agent may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse Pledgor's name on all applications, documents, papers and instruments necessary for the Collateral Agent to take actions with respect to the Collateral after the occurrence of an Event of Default, including, without limitation, actions necessary for the Collateral Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Pledgor ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

9. Limitation on Duty of the Collateral Agent with Respect to the Collateral.


The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty with respect to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but the Collateral Agent may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

10.      Maximum Liability of Pledgor.

         10.1 Limitation of Liability. If, in any action to enforce this Agreement or any proceeding to allow or adjudicate a claim under this Agreement, a court of competent jurisdiction determines that enforcement of this Agreement against Pledgor for the full amount of the Debt is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of Pledgor under this Agreement shall be limited to the maximum amount lawful and not subject to avoidance under such law.

         10.2 Debt May Exceed Pledgor's Maximum Liability. Pledgor agrees that the Debt may at any time and from time to time exceed the maximum amount of the Debt secured by this Agreement without impairing this Agreement or affecting the rights and remedies of the Collateral Agent or the Noteholders hereunder.

         10.3 Pledgor's Liability Not Reduced by Payments by Others. No payment or payments made by Oglebay, Pledgor or any other Person or received or collected by the Collateral Agent or the Noteholders from Oglebay, Pledgor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debt shall be deemed to modify, reduce, release or otherwise affect the amount of the Debt secured by this Agreement and this Agreement shall, notwithstanding any such payment or payments (other than payments made to the Collateral Agent or the Noteholders by Pledgor or payments received or collected by the Collateral Agent or the Noteholders from Pledgor), secure the Debt up to the maximum amount of the Debt secured by this Agreement as set forth above until the Debt is indefeasibly paid in full in cash.

11. Costs and Expenses. If Pledgor fails to comply with any of its obligations hereunder, the Collateral Agent may do so in Pledgor's name or in the Collateral Agent's name, but at Pledgor's expense, and Pledgor hereby agrees to reimburse in full the Collateral Agent and the Noteholders all costs and expenses, including reasonable attorneys' fees, incurred by the Collateral Agent and the Noteholders in connection with protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor on demand by the Collateral Agent.

12. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to the Collateral Agent or a Noteholder, mailed or delivered to it, addressed to the address of the Collateral Agent specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

13. No Subrogation. Pledgor shall have no rights against Oglebay with respect to this Agreement or the Collateral and shall have no right of subrogation and hereby waives any right to enforce any remedy which the Collateral Agent or the Noteholders now has or may hereafter have against Oglebay, any endorser or any other guarantor of all or any part of the Debt, and Pledgor hereby waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement. Pledgor further waives all notices of the existence, creation or incurring of any new or additional indebtedness arising either in connection with additional notes issued by Pledgor or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Debt is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Debt, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Collateral Agent or any Noteholder to secure payment of the Debt.

14. Interpretation. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that the Collateral Agent and the Noteholders (or any of them) may have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Collateral Agent and the Noteholders shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised by the Collateral Agent and the Noteholders either independently or concurrently with other rights, powers and privileges and as often and in such order as the Collateral Agent and the Noteholders may deem expedient. No waiver, consent or other agreement granted by the Collateral Agent (on its own behalf or on behalf of the Noteholders) in respect of this Agreement shall be binding upon the Collateral Agent or the Noteholders unless specifically granted in writing, which writing shall be strictly construed.

15. Assignment and Successors. This Agreement shall not be assigned by Pledgor without the prior written consent of the Collateral Agent. This Agreement shall bind the successors and permitted assigns of Pledgor and shall benefit the respective successors and assigns of the Collateral Agent and the Noteholders. Without limiting the generality of the foregoing, any Noteholder may assign or otherwise transfer any Senior Note held by it to any other Person as permitted in the Note Purchase Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent herein or otherwise.

16. Governing Law. The provisions of this Agreement, and the respective rights and duties of Pledgor, the Collateral Agent and the Noteholders hereunder, shall be governed by the laws of the State of New York, without regard to principles of conflict of laws.

17. Severability. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

18. DESIGNATED SENIOR INDEBTEDNESS. THE INDEBTEDNESS EVIDENCED BY THIS AGREEMENT, THE NOTE PURCHASE AGREEMENT, EACH OF THE SENIOR NOTES, AND EACH OTHER SENIOR NOTES DOCUMENT IS AND SHALL AT ALL TIMES CONSTITUTE "DESIGNATED SENIOR INDEBTEDNESS" UNDER THE PROVISIONS OF THAT CERTAIN INDENTURE, DATED AS OF FEBRUARY 1, 1999, AS AMENDED, AMONG OGLEBAY NORTON COMPANY, THE GUARANTORS NAMED THEREIN AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE.

19. JURY TRIAL WAIVER. PLEDGOR WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG PLEDGOR, COLLATERAL AGENT AND THE NOTEHOLDERS, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

20.      Waiver; Amendment.

         20.1 None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Pledgor and the Collateral Agent (and such other percentage of the Noteholders as may be required by the Note Purchase Agreement). Notwithstanding the foregoing, this Agreement shall be amended (solely to the extent of replacing 1818 Mezzanine as the Collateral Agent) by a written notice delivered to Pledgor by the Collateral Agent and acknowledged in writing by a successor collateral agent; provided that such acknowledgement shall have the effect of binding such successor collateral agent to the terms of this Agreement and such successor Collateral Agent shall be, in its individual capacity, a Noteholder.)

         20.2 Upon the execution and delivery by Pledgor of a Pledge Agreement Supplement, Exhibit A attached to such Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Exhibit A hereto, and the Collateral Agent may attach such supplemental exhibit to such Exhibit A; and each reference to such Exhibit shall mean and be a reference to such Exhibits as supplemented pursuant to each Pledge Agreement Supplement.

21. Obligations Absolute. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Oglebay, Pledgor or any Guarantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Senior Notes Document; or (c) any amendment to or modification of any Senior Notes Document or any security for any of the Debt whether or not Pledgor shall have notice or knowledge of any of the foregoing.

22.      Lien Subordination

The pledge made and the security interest and Liens granted hereunder, and the rights and remedies of the Collateral Agent hereunder are subject to the terms of the Intercreditor Agreement. Without limiting, and in furtherance of the foregoing, the Collateral Agent shall not exercise its rights under Sections 2(b) and 4 hereof so long as the Intercreditor Agreement is in effect, except as expressly permitted thereby or otherwise expressly permitted in writing by the Banks' Agent. In the event of any conflict between the terms and provisions of this Agreement and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern and control.

         IN WITNESS WHEREOF, each of Pledgor and the Collateral Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           ((Pledgor)), as Pledgor

                                           By:___________________________


                                           By: Rochelle F. Walk
                                           Title: Vice President and Secretary

                                           Address:

                                           Prior to January 1, 2003:

                                           1100 Superior Avenue
                                           Cleveland, Ohio 44114
                                           Telecopy No.: (216)861-2399

                                           From January 1, 2003:

                                           1001 Lakeside Avenue
                                           15th Floor
                                           Cleveland, Ohio 44115
                                           Telecopy No.: (216) 861-2399

                                           THE 1818 MEZZANINE FUND II, L.P.,
                                           as Collateral Agent


                                           By: Brown Brothers Harriman & Co.,
                                               General Partner

                                           By:___________________________


                                           Name: Robert R. Gould
                                           Title: Partner

                                           Address:


                                           59 Wall Street, 7/th/ floor
                                           New York, NY
                                           Telecopy No.: (212) 493-8488

                                                                       EXHIBIT D

              Form of Collateral Assignment and Security Agreement


         COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT dated as of October __, 2002 by ((Company)) ("Pledgor"), and THE 1818 MEZZANINE FUND II, L.P. ("1818 Mezzanine"), as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent") for itself and the other Noteholders (as hereinafter defined).

                                    RECITALS:


         Pledgor is a party to that certain Senior Secured Note Purchase Agreement dated as of October __, 2002 (as amended and in effect from time to time, the "Note Purchase Agreement"), among Oglebay Norton Company, an Ohio corporation ("Oglebay"), the Guarantors listed on the signature pages thereto, 1818 Mezzanine and the other Purchasers party thereto. Pursuant to the Note Purchase Agreement, the Purchasers have agreed to purchase the Senior Notes (as defined in the Note Purchase Agreement). It is a condition precedent to the Purchasers purchasing the Senior Notes that Pledgor execute and deliver to the Collateral Agent this Collateral Assignment and Security Agreement for the benefit of the Noteholders and the Collateral Agent.

         Terms defined in the Note Purchase Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Note Purchase Agreement. Terms that are defined in Articles 8 and 9 of the UCC (as defined below) and not otherwise defined herein are used herein as therein defined.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Security Interest. To secure the Debt, as hereinafter defined, Pledgor hereby grants to the Collateral Agent, for itself in its capacity as the Collateral Agent hereunder and for the ratable benefit of the Noteholders (including 1818 Mezzanine in its capacity as a Noteholder), subject to Section 9 hereof, a security interest in and to all of Pledgor's right title and interest in and to the following (the "Collateral"):

            (a) The United States patents, patent application, and patent licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Appendix A hereto (an "Collateral Assignment and Security Agreement Supplement"), executed and delivered by Pledgor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Listed Patents");

            (b) The United States trademark and service mark registrations, applications, and licenses set forth in Schedule B hereto (as such Schedule B may be supplemented from time to time by Collateral Assignment and Security Agreement Supplements executed and delivered by Pledgor to the Collateral Agent from time to time), and all goodwill associated therewith (the "Listed Marks");

            (c) The copyrights, United States copyright registrations and applications and copyright licenses set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time by Collateral Assignment and Security Agreement Supplements executed and delivered by Pledgor to the Collateral Agent from time to time) (the "Listed Copyrights");

            (d) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Listed Patents, Listed Trademarks and Listed Copyrights, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

            (e) any and all proceeds of the foregoing.

         2. Obligations Secured.

            (a) The obligations secured by this Agreement (collectively, the "Debt") are the payment and performance of, collectively, collectively, (a) the Senior Notes Obligations (including, without limitation, the Guaranteed Obligations); (b) each renewal, exchange, extension, consolidation or refinancing of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all structuring and financing and other fees pursuant to the Note Purchase Agreement; (d) all other amounts payable by Oglebay or any Guarantor to the Collateral Agent or any Noteholder pursuant to the Note Purchase Agreement or any other Senior Notes Documents; and
(f) all Related Expenses (as defined in that certain Security Agreement made by Pledgor to the Collateral Agent dated as of October __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement").

         3. Warranties and Representations. Pledgor represents and warrants to the Collateral Agent and the Noteholders that each of the following statements is true and complete:

            (a) Pledgor owns the Collateral and, whether the same are registered or unregistered, no such Collateral has been adjudged invalid or unenforceable. The Listed Marks constitute all the marks and applications for marks registered in the United States Patent and Trademark Office that Pledgor presently owns or uses in connection with its business. The Listed Patents constitute all the patents and applications for patents that Pledgor owns or uses in connection with its business, and the Listed Copyrights constitute all registrations of copyrights and applications for copyright registrations that Pledgor owns or uses in connection with its business.

            (b) The Collateral is valid and enforceable.

            (c) Pledgor has no knowledge of any claim that the use of any of the Collateral does or may violate the rights of any third person.

            (d) Except for the liens granted in this Agreement or permitted by the Intercreditor Agreement and the Note Purchase Agreement, Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Collateral, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Pledgor not to sue third persons.

            (e) Pledgor has full power, authority and legal right to pledge the Collateral and enter into this Agreement and perform its terms.

            (f) Pledgor has used, and will continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of the Collateral, except where the failure to do so will not have a material adverse effect.

         4. Right to Use. Pledgor hereby grants to the Collateral Agent a royalty free license to use any Marks, Patents, Copyrights, for purposes of manufacturing, selling and otherwise liquidating Collateral, subject to the condition that the Collateral Agent shall not exercise such license except after an Event of Default (as that term is defined in Section 9 of this Agreement). Pledgor shall not enter into any agreement which is inconsistent with Pledgor's obligations under this Agreement and shall not otherwise sell or assign its interest in, or grant any license or sublicense in respect of, the Collateral without the Collateral Agent's prior written consent. Absent such prior written consent, any attempted sale or license is null and void.

         5. Right to Inspect. Pledgor hereby grants to the Collateral Agent and its employees and agents the right to visit and inspect Pledgor's properties and records and to otherwise exercise all rights and privileges of the Noteholders set forth and as provided in Section 6.9 of the Note Purchase Agreement, at Pledgor's expense.

         6. Standard Patent and Trademark Use.

         Pledgor shall not use the Collateral in any manner that would jeopardize the validity or legal status thereof. Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. (S)287. Pledgor shall further conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols (r), (TM), and (SM) where appropriate.

         7. [INTENTIONALLY OMITTED]

         8. Event of Default.

            (a) The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

                (i) If an Event of Default, as defined in the Note Purchase Agreement, shall occur under the Note Purchase Agreement; or

                (ii) If Pledgor shall fail to perform any obligation of Pledgor to be performed under this Agreement and the same shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Pledgor by the Collateral Agent.

              (b) If any Event of Default shall have occurred, Pledgor irrevocably grants to the Collateral Agent, on behalf of the Noteholders, to exercise such rights and remedies as allowed by law. Without limiting the generality of the foregoing, the Collateral Agent may take any or all of the following actions: (i) declare the entire right, title and interest of Pledgor in and to the Collateral, together with all patent, copyright and trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Noteholders, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Noteholders, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 13 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; and (ii) immediately sell at public or private sale, in a commercially reasonable manner, or otherwise realize upon all or, from time to time, any of the Collateral together with the associated goodwill, or any interest which Pledgor may have therein, and, after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for attorneys' and brokers' fees and other legal services), the Collateral Agent shall apply the residue of such proceeds against payment of the Debt for the benefit of the Noteholders. Any remainder of the proceeds, after payment in full of the Debt and to the extent permitted by law, shall be paid to Pledgor, and the obligors of the Debt shall remain liable for any deficiency. Notice of any sale or other disposition of the Collateral shall be given to Pledgor at least five (5) business days before the time of any intended public or private sale or other disposition of the Collateral is to be made, which Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, the Collateral Agent or any Noteholder may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

         9. Termination. At such time as the Debt has been irrevocably paid in full, and the Note Purchase Agreement terminated and not replaced by any other similar agreement with the Noteholders, this Agreement shall terminate and the Collateral Agent shall execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to release the Collateral Agent's security interest in and assignment of the Collateral and to re-vest in Pledgor full title to the Collateral, subject to any disposition thereof which may have been made by the Collateral Agent pursuant hereto. This Agreement and the security interest herein created in the Collateral shall terminate only if
(a) Pledgor delivers a written request for termination to the Collateral Agent and the Noteholders, (b) the Debt shall have been paid in full at the time such written termination is received by the Collateral Agent and the Noteholders, and
(c) the Collateral Agent executes an appropriate termination statement; provided that the Collateral Agent shall release its Liens in all or a part of the Collateral that is transferred (as defined in the Note Purchase Agreement) in accordance with the terms and conditions of the Note Purchase Agreement and the Collateral Agent shall have received at least 10 Business days prior to the proposed effective date of any such release (in sufficient copies for all the Noteholders) documentation and other information satisfactory to the Collateral Agent that such transfer is executed in compliance with the terms and conditions of the Note Purchase Agreement.

         10. Maintaining Collateral, Attorneys' Fees, Costs and Expenses. Pledgor shall have the obligation and duty to perform all acts necessary to maintain or preserve the Collateral, provided that Pledgor shall not be obligated to maintain any Collateral in the event Pledgor determines, in the reasonable business judgment of Pledgor, that the maintenance of such

Collateral is no longer necessary in Pledgor's business. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including, without limitation, the attorneys' fees and legal expenses incurred by the Collateral Agent and the Noteholders in connection with the amendment and enforcement of this Agreement, all renewals, required affidavits and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor, upon demand by the Collateral Agent, and, until so paid, shall be added to the principal amount of the Debt.

         11. Pledgor's Obligations to Prosecute. Except as otherwise agreed to by the Collateral Agent in writing, Pledgor shall have the duty to prosecute diligently any patent application or trademark application pending as of the date of this Agreement or thereafter until the Debt shall have been paid in full, to file and prosecute opposition and cancellation proceedings and to do any and all acts which are necessary or desirable to preserve and maintain all rights in the Collateral, including, but not limited to, payment of any maintenance fees. Any expenses incurred in connection with the Collateral shall be borne by Pledgor. Pledgor shall not abandon any Collateral without the prior written consent of the Collateral Agent, unless such abandonment will not have a material adverse effect on Pledgor and the conduct of Oglebay's and Pledgor's business.

         12. The Collateral Agent's Rights to Enforce. Pledgor shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect the Collateral. The Collateral Agent and the Noteholders shall have the right, but shall have no obligation, to join in any such action. Pledgor shall promptly, upon demand, reimburse and indemnify the Collateral Agent and the Noteholders for all damages, costs and expenses, including attorneys' fees incurred by the Collateral Agent in connection with the provisions of this Section 12, in the event the Collateral Agent and the Noteholders elect to join in any such action commenced by Pledgor.

         13. Power of Attorney. Pledgor hereby authorizes and empowers the Collateral Agent, on behalf of the Noteholders, to make, constitute and appoint any officer or agent of the Collateral Agent as the Collateral Agent may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse, after the occurrence of an Event of Default, Pledgor's name on all applications, documents, papers and instruments necessary for the Collateral Agent to use the Collateral, or to grant or issue any exclusive or non exclusive license under the Collateral to any third party, or necessary for the Collateral Agent to assign, pledge, convey or otherwise effect an absolute assignment of all right, title and interest in each Mark, Patent and Copyright, together with associated goodwill, to the Collateral Agent or to a third party or parties, and to record the same with the United States Patent and Trademark Office or the United States Copyright Office. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

      14. The Collateral Agent's Right to Perform Obligations. If Pledgor fails to comply with any of its obligations under this Agreement, the Collateral Agent, on behalf of the Noteholders, may, but is not obligated to, do so in Pledgor's name or in the Collateral Agent's name, but at Pledgor's expense, and Pledgor hereby agrees to reimburse the Collateral Agent on demand in full for all expenses, including reasonable attorneys' fees, incurred by the Collateral Agent in protecting, defending and maintaining the Collateral.

      15. Additional Documents. Pledgor shall, upon written request of the Collateral Agent, enter into such additional documents or instruments as may be required by the Collateral Agent in order to effectuate, evidence or perfect the Collateral Agent's interests in the Collateral as evidenced by this Agreement.

      16. New Collateral. If, before the Debt shall have been satisfied in full, Pledgor shall obtain rights to any new Collateral, the provisions of
Section 1 shall automatically apply thereto as if the same were identified on Schedules A, B and C (as applicable) as of the date hereof and Pledgor shall give the Collateral Agent prompt written notice thereof in the form of a Collateral Assignment and Security Agreement Supplement.

      17. Modification for New Collateral. Pledgor hereby authorizes the Collateral Agent to modify this Agreement by amending Schedules A, B and C (as applicable) to include any future Collateral as contemplated by Sections 1 and 16 hereof and, at the Collateral Agent's request, Pledgor shall execute any documents or instruments required by the Collateral Agent in order to modify this Agreement as provided in this Section 17, provided that any such modification to Schedules A, B and C shall be effective without the signature of Pledgor.

      18. No Waiver. No course of dealing between Pledgor and the Collateral Agent and the Noteholders, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or the Noteholders, any right, power or privilege hereunder, under any of the Loan Documents, or any other document executed in connection with any of the foregoing ("Documents") shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      19. Limitation on Duty of the Collateral Agent with Respect to the Collateral.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty with respect to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed that the Collateral Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral, but the Collateral Agent may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

      20.  Maximum Liability of Pledgor.

           (a) Limitation of Liability. If, in any action to enforce this Agreement or any proceeding to allow or adjudicate a claim under this Agreement, a court of competent jurisdiction determines that enforcement of this Agreement against Pledgor for the full amount of the Debt is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of Pledgor under this Agreement shall be limited to the maximum amount lawful and not subject to avoidance under such law.

           (b) Debt May Exceed Pledgor's Maximum Liability. Pledgor agrees that the Debt may at any time and from time to time exceed the maximum amount of the Debt secured by this Agreement without impairing this Agreement or affecting the rights and remedies of the Collateral Agent or the Noteholders hereunder.

           (c) Pledgor's Liability Not Reduced by Payments by Others. No payment or payments made by Oglebay, Pledgor or any other Person or received or collected by the Collateral Agent or the Noteholders from Oglebay, Pledgor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to tine in reduction of or in payment of the Debt shall be deemed to modify, reduce, release or otherwise affect the amount of the Debt secured by this Agreement and this Agreement shall, notwithstanding any such payment or payments (other than payments made to the Collateral Agent or the Noteholders by Pledgor or payments received or collected by the Collateral Agent or the Noteholders from Pledgor), secure the Debt up to the maximum amount of the Debt secured by this Agreement as set forth above until the Debt is indefeasibly paid in full in cash.

      21. Remedies Cumulative. All of the rights and remedies of the Collateral Agent and the Noteholders with respect to the Collateral, whether established hereby or by other Senior Notes Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

      22. Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      23. DESIGNATED SENIOR INDEBTEDNESS. THE INDEBTEDNESS EVIDENCED BY THIS AGREEMENT, THE NOTE PURCHASE AGREEMENT, EACH OF THE SENIOR NOTES, AND EACH OTHER SENIOR NOTES DOCUMENT IS AND SHALL AT ALL TIMES CONSTITUTE "DESIGNATED SENIOR INDEBTEDNESS" UNDER THE PROVISIONS OF THAT CERTAIN INDENTURE, DATED AS OF FEBRUARY 1, 1999, AS AMENDED, AMONG OGLEBAY NORTON COMPANY, THE GUARANTORS NAMED THEREIN AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE.

      24. Waiver; Amendment. Except as provided in Section 17 above, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Pledgor and the Collateral Agent (and such other percentage of the Noteholders as may be required by the Note Purchase Agreement). Notwithstanding the foregoing, this Agreement shall be amended (solely to the extent of replacing 1818 Mezzanine as the Collateral Agent) by a written notice delivered to Pledgor by the Collateral Agent and acknowledged in writing by a successor collateral agent; provided that such acknowledgement shall have the effect of binding such successor collateral agent to the terms of this Agreement and such successor Collateral Agent shall be, in its individual capacity, a Noteholder.)

           (b) Upon the execution and delivery by Pledgor of a Collateral Assignment and Security Agreement Supplement, Schedules A, B and C thereto (as applicable) shall be incorporated into and become a part of and supplement Schedules A, B and C hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules A, B and C; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Collateral Assignment and Security Agreement Supplement.

      25. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, except that Pledgor may not assign any of its rights or duties hereunder without the prior written consent of the Collateral Agent. Any attempted assignment or transfer without the prior written consent of the Collateral Agent shall be null and void. . Without limiting the generality of the foregoing, any Noteholder may assign or otherwise transfer any Senior Note held by it to any other Person as permitted in the Note Purchase Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent herein or otherwise.

      26. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page to this Agreement, if to the Collateral Agent or a Noteholder, mailed or delivered to it, addressed to the address of the Collateral Agent or such Noteholder specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

      27. Governing Law/Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to principles of conflicts of law. Pledgor hereby consents to the personal jurisdiction of the state and federal courts of the State of New York in connection with any controversy related to this Agreement, waives any argument that venue in such forums is not convenient and agrees that any litigation initiated by Pledgor against the Collateral Agent or any Noteholder shall be venued in the State or Federal District Courts of New York.

      28. Jury Trial Waiver. Pledgor, the Collateral Agent and the Noteholders, to the extent permitted by law, each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, among the Collateral Agent, the Noteholders and Pledgor, or any of them, arising out of, in connection with, related to, or incidental to the relationship established between them in connection with this Agreement or any note or other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto.

         29. Obligations Absolute. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by,
(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Oglebay, Pledgor or any Guarantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Senior Notes Document; or (c) any amendment to or modification of any Senior Notes Document or any security for any of the Debt whether or not Pledgor shall have notice or knowledge of any of the foregoing.

         30. Lien Subordination

The liens and security interest granted hereunder, and the rights and remedies of the Collateral Agent hereunder are subject to the terms of the Intercreditor Agreement (as such term is defined in the Note Purchase Agreement). Without limiting, and in furtherance of the foregoing, the Collateral Agent shall not exercise its rights under Sections 4 and 8(b) hereof so long as the Intercreditor Agreement is in effect, except as expressly permitted thereby or otherwise expressly permitted in writing by Key Bank National Association, as Agent for the Banks under the Intercreditor Agreement. In the event of any conflict between the terms and provisions of this Agreement and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern and control.

         IN WITNESS WHEREOF, each of the Pledgor and the Collateral Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      ((Pledgor)), as  Pledgor

                                      By:___________________________



                                      Name:  Rochelle F. Walk
                                      Title: Vice President and Secretary

                                      Address:

                                      Prior to January 1, 2003:
                                      ------------------------

                                      1100 Superior Avenue
                                      Cleveland, Ohio 44114
                                      Telecopy No.: (216) 861-2399


                                      From January 1, 2003:
                                      --------------------

                                      1001 Lakeside Avenue
                                      15th Floor
                                      Cleveland, Ohio 44115
                                      Telecopy No.: (216) 861-2399

                                 THE 1818 MEZZANINE FUND II, L.P.,
                                 as Collateral Agent


                                 By:   Brown Brothers Harriman & Co.,
                                       General Partner

                                 By:___________________________


                                 Name:  Robert R. Gould
                                 Title: Partner

                                 Address:

                                 59 Wall Street, 7/th/ Floor
                                 New York, NY
                                 Telecopy No.: (212) 493-8488

                                                                     EXHIBIT 2.1

                               Form of Senior Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES AND BLUE SKY LAWS AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH NOTE WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF THIS NOTE AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

                             OGLEBAY NORTON COMPANY

                               SENIOR SECURED NOTE

                                                               PPN NO. 677007A@5
Initial Principal: [$________]                                       _____, 2002

FOR VALUE RECEIVED, Oglebay Norton Company, an Ohio corporation (the "Maker"), hereby promises to pay to the order of [_______________] or its registered assign and transferee (collectively, the "Payee") the principal sum of _______________ Dollars ($___________), plus the aggregate amount of accrued interest from time to time capitalized thereon, less the aggregate amount of principal prepaid or repaid from time to time, in each case, pursuant to the terms and conditions of the Purchase Agreement (as defined herein).

     1. Notes. This Note is one of the Senior Notes issued pursuant to and is subject to the terms and entitled to the benefits of the Senior Secured Note Purchase Agreement dated as of _____, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Purchase Agreement"), among the Maker, the Payee hereof and the other Purchasers referred to therein. Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     Commencing on the date of issuance, this Note shall accrue interest on the unpaid principal amount thereof at an interest rate of 18% per annum (the "Interest Rate"), consisting of 13% in cash interest and 5% either, at the Company's option, in cash interest or to be added automatically to the unpaid principal amount of this Note ("PIK Interest") on each March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date"). Interest on this Note shall be computed based on a 360-day year of twelve 30-day months and all PIK Interest on this Note will be compounded quarterly on each Interest Payment Date, commencing on December 31, 2002. Cash interest on this Note shall be payable quarterly in arrears on each Interest Payment Date commencing on December 31, 2002 by wire transfer of immediately available funds to one or more accounts designated by the holder of this Note. On each Interest Payment Date, the Maker shall deliver a copy of Schedule I to this Note to the holder of this Note, which Schedule I shall detail the outstanding principal balance of this Note as of such date, including all PIK Interest previously added to the principal amount thereof.

     2. Remedies on Default, Etc. Reference is made to Article 9 of the Purchase Agreement for the remedies available to the Payee upon the occurrence of an Event of Default as described in the Purchase Agreement. The Maker hereby agrees to pay on demand all reasonable costs and expenses, including without limitation reasonable attorneys' fees and costs of collection, incurred or paid by the holder of this Note in enforcing this Note in accordance with the Purchase Agreement.

     3. PRIORITY. THIS NOTE, AND THE OBLIGATIONS OF THE MAKER HEREUNDER, SHALL RANK PARI PASSU IN RIGHT OF PAYMENT WITH THE SENIOR INDEBTEDNESS OF MAKER AND EACH OF THE GUARANTORS AND SENIOR IN RIGHT OF PAYMENT TO ALL SUBORDINATED DEBT AND ANY OTHER SUBORDINATED INDEBTEDNESS OF THE MAKER AND EACH OF THE GUARANTORS ON THE TERMS AND CONDITIONS SET FORTH IN SECTION 2.11 OF THE PURCHASE AGREEMENT, WHICH SECTION 2.11 IS HEREIN INCORPORATED BY REFERENCE AND MADE A PART HEREOF AS IF SET FORTH HEREIN IN ITS ENTIRETY. WITHOUT LIMITING THE FOREGOING, THE LIENS GRANTED BY THE MAKER AND THE GUARANTORS TO THE NOTEHOLDERS UNDER THE SECURITY DOCUMENTS SHALL RANK JUNIOR TO THE LIENS GRANTED BY THE MAKER AND THE GUARANTORS TO THE AGENT AND THE BANKS ON THE TERMS AND CONDITIONS OF, AND AS OTHERWISE PROVIDED IN, THE INTERCREDITOR AGREEMENT DATED AS OF OCTOBER __, 2002 AMONG KEYBANK NATIONAL ASSOCIATION, AS AGENT, THE 1818 MEZZANINE FUND II, L.P., AS COLLATERAL AGENT, AND THE NOTEHOLDERS.

     4. No Impairment. No provision of the Purchase Agreement or this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the coin or currency provided.

     5. Waivers; Amendments. The Maker hereby waives presentment, demand, protest and notice of any kind. No failure or delay on the part of the Maker or the Payee or holder hereof in exercising any right, power, privilege or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to the Maker or the Payee at law or in equity or otherwise. This Note may not be amended and the provisions hereof may not be waived, except in accordance with the terms of the Purchase Agreement.

     6. Lost Notes, etc. If this Note is mutilated, destroyed, lost or stolen, upon receipt of evidence satisfactory to the Maker of such loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note the Maker shall issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of this Note; provided, however, if Payee, its nominee, or any of its partners or members is the holder of this Note and this
Note is lost, stolen or destroyed, the affidavit of an authorized partner, member or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Maker of a new Note in replacement of this Note other than the holder's written agreement to indemnify the Maker.

     7. Governing Law. This Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of the State of New York.

     8. Acknowledgment and Agreement. By its acceptance of this Note, the Payee or holder hereof acknowledges and agrees to be bound by the terms and conditions of the Agency Agreement dated as of October __, 2002, a copy of which the Payee or holder has received.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of the Maker.

                                             OGLEBAY NORTON COMPANY



                                             By:_______________________________
                                                Name:
                                                Title:

                                                                  EXHIBIT 6.4(d)

                         Form of Compliance Certificate

                             Oglebay Norton Company

___________, 200__

The 1818 Mezzanine Fund II, L.P.
c/o Brown Brothers Harriman & Co.
140 Broadway
16th Floor
New York, NY  10005
Attention:  Mr. Charles H. Schreiber

Re: Senior Secured Note Purchase Agreement dated as of October __, 2002, among Oglebay Norton Company (the "Company"), the Guarantors listed on the signature pages thereto and The 1818 Mezzanine Fund II, L.P. and the other Purchasers party thereto (the "Agreement")

Ladies and Gentlemen:

Pursuant to the provisions of Section [6.4(a)] [6.4(b)] of the Agreement, the undersigned, in her capacity as the Chief Financial Officer of the Company, hereby certifies solely in such capacity and not individually, on behalf of the Company and each of the Guarantors as follows:

(A) (1) The representations and warranties made by or on behalf of the Company and each its Subsidiaries in the Agreement, the Security Documents to which it is a party and the other Senior Notes Documents to which it is a party are true and correct in all material respects on and as of the date hereof, with the same effect as if made at and as of the date hereof; except to the extent such representations and warranties are specifically made as of a particular date or as of the date of the applicable Senior Notes Document (in which case such representations and warranties are true and correct as of such date);

     (2) since the Reference Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Company and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Company as at [________], or the consolidated statements of income and cash flows for the period then ended, other than changes in the ordinary course of business that have not had a Material Adverse Effect. Since the Reference Balance Sheet Date, the Company has not made any Distributions, except in accordance with the terms of the Agreement;

     (3) there has been no change (i) in the Organizational Documents of the Company or any of its Subsidiaries from the form heretofore certified to the Purchasers or (ii) except as set forth in the certificates attached hereto and except as heretofore disclosed to the Purchasers in a previous Compliance Certificate, in the incumbency of the officers of the Company or any of its Subsidiaries whose signatures have heretofore been certified to the Purchasers;

     (4) the financial statements attached hereto as Schedule 1 are in compliance with the applicable provisions of Section [6.4(a)] [6.4(b)] of the Agreement;

     (5) the undersigned has reviewed the provisions of the Agreement, and has caused the provisions of the Agreement to be reviewed, and, to her knowledge, there is no Default or Event of Default thereunder, and no condition which the undersigned reasonably anticipates to give rise to a Default thereunder, other than as set forth on Schedule 2 attached hereto.

(B) Attached hereto as Schedule 3 are calculations demonstrating that, based upon the financial statements of the Company and its Subsidiaries attached hereto as Schedule 1, the Company and its Subsidiaries are in compliance with all financial restrictions set forth in the Agreement.

(C) [Fiscal Year End Only] Attached hereto as Exhibit A is a true, correct and complete copy of the annual accountant's management letter related to the financial statements attached hereto as Schedule 1.

     Terms defined in the Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Agreement.

                            [Signature Page Follows]

     In witness whereof, the undersigned has caused an authorized officer to execute this Certificate on this _____ day of ____________, 200_.

                                              OGLEBAY NORTON COMPANY



                                              By: ______________________________
                                              Name:  Julie A. Boland
                                              Title: Chief Financial Officer

                                                                    EXHIBIT 6.14

                        Form of Confidentiality Agreement


                                     [Date]

[Proposed Noteholder]
[Address]

Attn:

Ladies and Gentlemen:

In connection with your proposed purchase (the "Proposed Purchase") of Senior Notes due 2008 issued by Oglebay Norton Company ("Oglebay") pursuant to the Senior Secured Note Purchase Agreement, dated as of October __, 2002 (as amended, supplemented and otherwise modified from time to time, the "Note Purchase Agreement"), among Oglebay, the Guarantors named therein and the initial Purchasers named therein, you have received and will receive information concerning Oglebay and its subsidiaries (collectively, the "Company"). It is a condition to your receipt of such information that you execute and deliver this confidentiality agreement to Oglebay. Capitalized terms used herein and not defined herein are used herein as defined in the Note Purchase Agreement.

You agree that you and any of your representatives (it being understood that they shall be informed by you of the confidential nature of such information and that they are bound by the terms of this confidentiality agreement) shall hold in strict confidence (except as otherwise required by law) any confidential or proprietary information obtained from the Company (or any Noteholder) (such information, "Company Confidential Information"). Information disclosed to or generally known in the industry or obtained or developed by you or your representatives based on information received from Persons who had a right to disclose the same to you or such representatives shall not be (and shall not be deemed to be) confidential or proprietary information or Company Confidential Information. You agree that you will use Company Confidential Information solely for the purposes contemplated by the Note Purchase Agreement.

You agree to hold all Company Confidential Information obtained by you in contemplation of the Proposed Purchase or otherwise pursuant to the requirements of the Note Purchase Agreement, a copy of the relevant provision of which is attached hereto as Annex A; provided, however, that you may disclose such Company Confidential Information (a) to your examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any other Noteholder or to any prospective holder of Senior Notes that has executed a confidentiality agreement substantially similar to this agreement, and (c) as required or requested by any governmental authority or representative thereof or pursuant to legal process; provided, further that unless specifically prohibited by applicable law or court order, you will use your best efforts prior to disclosure thereof, to notify Oglebay of the applicable request, (A) by a governmental authority or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental authority) or (B) pursuant to legal process, for disclosure of such Company Confidential Information as far in advance of its disclosure as is practicable and, upon Oglebay's request and at its expense, use your best efforts to obtain assurances that confidential treatment will be accorded such information.

Except as may be required by applicable law, you hereby agree that you shall not issue a publicity release or announcement or otherwise make any public disclosure concerning the Note Purchase Agreement, the transactions contemplated thereby or the Proposed Purchase, without prior approval by the Noteholders and Oglebay. If any announcement is required by law to be made by you, prior to making such announcement you shall deliver a draft of such announcement to the Noteholders and Oglebay and shall give the Noteholders and Oglebay an opportunity to comment thereon.

You understand that wrongful use of material, non-public information in the purchase or sale of securities constitutes a violation of the federal securities laws.

Upon your receipt of the written request of Oglebay, you agree to redeliver to Oglebay or destroy promptly the Company Confidential Information delivered to you by the Company of any Noteholder. You further agree to use commercially reasonable efforts to destroy all written, electronically-stored and magnetically-stored memoranda, notes, extractions, abstracts, compilations and other records prepared by you or your representatives based on the Company Confidential Information in accordance with your customary procedures for destroying confidential information. Notwithstanding the foregoing, if the Proposed Purchase is consummated, in no event shall you be obligated to return any materials furnished by the Company other than those instruments in your possession evidencing Senior Notes Obligations once the Senior Notes Obligations (including the Guaranteed Obligations) have been paid in full in cash and the Note Purchase Agreement has been terminated in accordance with its terms.

This confidentiality agreement shall be amended automatically without any further action on the part of any party hereto or otherwise upon your delivery of an effective joinder agreement in the form of Exhibit A to the Note Purchase Agreement, whereupon your obligations with respect to all Company Confidential Information other than Company Confidential Information provided to you under
Section 6.14 of the Note Purchase Agreement (including, without limitation, any such Company Confidential Information received by the Representative and then provided to you by the Representative) shall be governed by the terms of the Note Purchase Agreement. For the avoidance of doubt any Company Confidential Information that the Company or any of its Subsidiaries is required to provide (or cause to be provided or made available) to the Noteholders (or the Collateral Agent as such term is defined in the Security Documents referenced in the Note Purchase Agreement) under any provision of the Note Purchase Agreement other than Section 6.14 thereof shall be deemed to be provided under such other provision of the Note Purchase Agreement (and not Section 6.14 of the Note Purchase Agreement) for all purposes hereunder.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter agreement to Oglebay (Attention: Rochelle F. Walk, Vice President, General Counsel and Secretary).

                                          Very truly yours,

                                          OGLEBAY NORTON COMPANY

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________




CONFIRMED AND AGREED
AS OF THE ___ DAY OF _________ 200_:

[PROPOSED NOTEHOLDER]


By: ________________________________
Name: ______________________________
Title: _____________________________